Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of February 3, 2023

among

BORROWERS

as defined herein,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as CS Cayman Lender,

CITIBANK, N.A.,

as Citi Lender,

and

CITIBANK, N.A.

as Payment Agent

i

SCHEDULES/EXHIBITS

SCHEDULE I – BORROWERS

SCHEDULE II – [RESERVED]

SCHEDULE III – REAL ESTATE DILIGENCE

SCHEDULE 3.1(C) – PERFECTION MATTERS

EXHIBIT A – FORM OF NOTICE OF BORROWING

EXHIBIT B – [RESERVED]

EXHIBIT C – [RESERVED]

EXHIBIT D – FORM OF PROPERTY ADDITION NOTICE

EXHIBIT E – [RESERVED]

EXHIBIT F – FORM OF JOINDER AGREEMENT

EXHIBIT G – FORM OF NOTE

EXHIBIT H – FORM OF SOLVENCY CERTIFICATE

EXHIBIT I – FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT J – WIRE INSTRUCTIONS

EXECUTION VERSION

THIS CREDIT AGREEMENT, dated as of February 3, 2023 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among THE BORROWERS SET FORTH ON SCHEDULE I HERETO, (collectively “Borrowers” and each a “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as administrative agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as a lender (in such capacity, “CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013, as a lender (“Citi Lender”, and together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as payment agent (in such capacity, the “Payment Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to Master Loan Agreements (as defined herein), STORE Capital (as defined herein) made loans (the “Initial Loans”) evidenced by Primary Notes (as defined herein) to each of the Borrowers in connection with the acquisition of the Properties (as defined herein) by the Borrowers;

WHEREAS, the Initial Loans and Primary Notes are secured by mortgages, deeds of trust, assignments of leases and rents and similar security agreements (collectively, the “Mortgages”) in favor of the Collateral Agent, not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the “Noteholders” in accordance with the Collateral Agency Agreement (as defined herein);

WHEREAS, Company (as defined herein) intends to acquire (the “Acquisition” and together with the facility contemplated hereby (the “Facility”) and the transactions contemplated hereby and by the Acquisition Agreement (as defined herein), the “Transactions”) STORE Capital through a merger of STORE Capital with and into the Company (as defined herein), with the Company as the surviving entity, pursuant to the Acquisition Agreement;

WHEREAS, Company desires to finance the Acquisition in part with a loan from the Lenders to the Borrowers secured by the Financed Properties and the other Collateral (as defined herein);

WHEREAS, pursuant to an Assignment and Consolidation Agreement, dated as of the date hereof (the “Consolidation Agreement”), among STORE Capital, the Administrative Agent and the Borrowers, substantially concurrently with the closing of the Acquisition, STORE Capital assigned the Initial Loans and the Primary Notes to the Administrative Agent, and such Initial Loans and Primary Notes were amended, restated and reissued as the Notes hereunder to evidence the Loan (as defined herein) to be made by the Lenders to the Borrowers on the Closing Date (as defined herein), subject to and in accordance with this Agreement and the other Loan Documents (as defined herein); and

WHEREAS, the parties intend and agree that (i) this Agreement does and shall constitute a “Loan Agreement” as defined in and secured by the Mortgages, (ii) the Loan does and shall constitute a “Loan” as defined in and secured by the Mortgages, (iii) the Notes do and shall constitute “Notes” as defined in and secured by the Mortgages and (iv) the Obligations (as defined herein) hereunder and under the other Loan Documents do and shall constitute “Outstanding Obligations” as defined in and secured by the Mortgages;

NOW THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

GRANTING CLAUSE

Each of the Borrowers hereby grants to the Administrative Agent for the benefit of the Secured Parties, all of such Borrower’s right, title and interest in and to, the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Personalty Collateral” and, together with the Mortgage Collateral, the “Collateral”): all “accounts,” all “deposit accounts,” all “chattel paper,” all “payment intangibles,” all “commercial tort claims,” all “supporting obligations,” all “promissory notes,” all “letter-of-credit rights,” all “documents,” all “goods,” all “fixtures,” all “general intangibles,” all “instruments,” all “inventory,” all “equipment,” all “investment property,” and all “proceeds” of the foregoing (as each of the foregoing terms is defined in the New York UCC), and to the extent not included above, (1) all of such Borrower’s right, title and interest in all fixtures and reserves and all indemnity and escrow agreements, if any, related to the Financed Properties, (2) the Collection Account, the Release Account, the Payment Account, each sub-account of the Collection Account, the Release Account and the Payment Account and any other deposit accounts established under the Loan Documents for purposes of holding or disbursing collections or other Borrower funds, making payments to the Secured Parties or for making distributions to any Credit Party, and all funds and permitted investments as may from time to time be deposited therein, (3) each of the Mortgage Loan components of the Hybrid Leases and all payments thereunder, (4) all of such Borrower’s rights under any Hedge Agreement, (5) all of such Borrower’s rights (but none of its obligations) under the Collateral Agency Agreement, (6) any Additional Credit Support, (7) all present and future claims, demands and causes of action in respect of the foregoing and (8) all proceeds of the foregoing of every kind and nature whatsoever.

The Borrowers and the Administrative Agent agree that a Notice of Assignment and Notice of Designation designating the Administrative Agent as “Noteholder” under the Collateral Agency Agreement with respect to the Financed Properties, will be executed and delivered on the Closing Date.

Notwithstanding anything to the contrary contained herein, the security interest created by this Agreement shall not attach to, and the term “Collateral” shall not include, any Excluded Assets.

The foregoing grant is made to secure the Obligations (as defined herein). The parties hereto agree that the Obligations constitute “Obligations” as defined in each Mortgage and are ratably secured pursuant to each such Mortgage subject to Section 2.11.4.

ARTICLE I—DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“3-Month Average DSCR” shall mean, with respect to any Determination Date, the average of the Monthly DSCRs for such Determination Date and the two (2) immediately preceding Determination Dates; provided, that the first 3-Month Average DSCR shall be calculated on the Determination Date that falls in April 2023 and shall be based on the Monthly DSCRs calculated for the Determination Dates in April, March and February 2023.

“Acceptable Counterparty” shall mean (a) Credit Suisse AG, New York Branch, Credit Suisse AG, Cayman Islands Branch, Credit Suisse AG, Cayman Islands Branch, Column Financial, Inc. or any Affiliate thereof or (b) any other entity that (i) on the date of entering into any Hedge Agreement (x) is an interest rate swap dealer that has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed) or (y) has (1) a long term senior unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s, and (2) a short term senior unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s; and (ii) in the Hedge Agreement to which it is a party, (x) consents to the assignment of the Borrower’s rights under such Hedge Agreement to the Administrative Agent and (y) agrees that in the event that Moody’s or S&P, as applicable, shall reduce or withdraw its long term or short term senior unsecured debt rating described in clause (b)(i)(y) above, within thirty (30) days of such downgrade or withdrawal, it shall either (1) transfer its rights and obligations under each Hedge Agreement to another entity that meets the requirements provided in clauses (b)(i) and (ii) hereof and which has entered into a Hedge Agreement with the Borrower on or prior to the date of such transfer or (2) or obtain an unconditional and irrevocable guarantee from a guarantor that meets the requirements in clause (a) or clause (b)(i) hereof as principal debtor rather than as surety, that is directly enforceable by the Administrative Agent and that is governed by New York law.

“Access Laws” shall mean as defined in Section 5.23.1.

“Account Bank” shall mean KeyBank or any successor or permitted assignee thereof.

“Acquisition” shall have the meaning set forth in the recitals hereto.

“Acquisition Agreement” shall mean that Agreement and Plan of Merger, dated as of September 15, 2022, among the Parent, the Company and STORE Capital (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the Commitment Letter, and together with all exhibits, schedules, annexes and other attachments thereto).

“Additional Credit Support” shall have the meaning set forth in Section 2.12.

“Additional Financed Properties” shall mean any Properties identified in writing by the Borrowers to the Administrative Agent following the Closing Date as “Additional Financed Properties” and which are added to the Collateral as New Properties in accordance with Section 3.3.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph.

“Advance Rate” shall mean, (i) on the Closing Date, 51.50% and, (ii) as of any other date of determination, a quotient (expressed as a percentage) equal to (1) the outstanding Loan Amount, divided by (2) the aggregate Collateral Value (provided that during the Advance Rate Adjustment Process, the Collateral Value of any additional Unencumbered Real Property that has been added as Collateral by the Borrower in connection with the Advance Rate Adjustment Process pursuant to Section 2.12 and is the subject of diligence during the Initial Post-Closing Diligence Period or the Second Post-Closing Diligence Period shall be calculated as if such additional property was an Eligible Property); provided further that the Collateral Value of any Additional Financed Property shall not be included in the calculation of the Advance Rate.

“Advance Rate Adjustment Process” shall have the meaning set forth in Section 2.12(b).

“Advance Rate Reduction Payment” shall have the meaning set forth in Section 2.12.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.

“Aggregate 4-Wall FCCR” shall mean a unit’s (or units’ with respect to a master Lease) fixed charge coverage ratio before taking into account indirect corporate overhead or general and administrative costs, equal to the ratio of (1) the sum of the unit’s (or units’ with respect to a master Lease) EBITDAR, less all non-recurring income, to (2) the unit’s (or units’ with respect to a master Lease) Fixed Charges payable in respect of the unit, in each case for the period of time as to which such figure is presented.

“Aggregate Allocated Loan Amount” shall mean the Allocated Loan Amount for all Financed Properties.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Allocated Loan Amount” shall mean, with respect to each Financed Property (other than an Additional Financed Property), the product of (i) the outstanding Loan Amount at such time and (ii) a fraction, the numerator of which is the Collateral Value of such Financed Property at such time and the denominator of which is the aggregate Collateral Value of all Financed Properties at such time. The Allocated Loan Amounts of the Financed Properties as of the Closing Date are set forth in Schedule IV to the Disclosure Letter.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Expense Cap” shall mean, with respect to each one year period beginning on the Closing Date, an aggregate annual cap of $200,000, which shall be apportioned in accordance with the Annual Subcap Amount; provided, that if a claim for any amounts is presented by a Deal Party that, when combined with the aggregate amount of prior claims paid during the related annual period, would exceed the Annual Expense Cap, then only the portion of such claim shall be paid up to such Annual Expense Cap.

“Annual Subcap Amount” shall mean, with respect to each annual period to which the Annual Expense Cap applies, an amount of expenses and indemnities owed to a Deal Party not to exceed (i) $150,000, in the case of the Collateral Agent, (ii) $50,000, in the case of the Custodian and (iii) $50,000, in the case of the Payment Agent.

“Anti-Corruption Laws” shall mean the applicable anti-bribery or anti-corruption laws of the United States, including the Foreign Corrupt Practices Act of 1977, as amended.

“Appraisal” shall mean, with respect to a Financed Property or proposed substitute Financed Property, an appraisal obtained by the Administrative Agent on behalf of the Lenders and prepared substantially in accordance with the Uniform Standards of Professional Appraisal Practice and FIRREA by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and USPAP and is engaged by an Approved Appraisal Firm.

“Appraised Value” shall mean the fair market value of a Financed Property or proposed substitute Financed Property set forth in an Appraisal of such Property, and which excludes the value of equipment and tangible personal property.

“Approved Appraisal Firm” shall mean National Valuation Consultants, Cushman & Wakefield, Colliers, CBRE, Kroll (formerly Duff & Phelps), Newmark Knight or any other appraisal firm selected by the Administrative Agent and approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed).

“Approved Maximum Property Concentration Modification” shall have the meaning set forth in Section 3.3.7.

“Approved Title Company” shall mean First American Title Insurance Company, Chicago Title Insurance Company, Stewart Title Insurance Company, Fidelity National Title Insurance Company, Commonwealth Land Title Insurance Company, or any other national title insurance company.

“Assignment of Leases” shall mean, with respect to each Property any applicable assignment of leases and rents or similar agreement from the applicable Property Owner, as assignor, to Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties), as assignee, assigning to Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) all of such Property Owner’s interest in and to the Leases and Rents of such Property as security for all amounts due under the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Available Amounts” shall mean, as of any Payment Date, the amount equal to the sum of, without duplication, (i) all amounts received in respect of the Collateral during the related Collection Period, (ii) all amounts on deposit in the Payment Account as of the related Payment Date, including amounts earned, if any, on the investment of funds on deposit in the Collection Account during the related Collection Period, (iii) Unscheduled Proceeds, (iv) amounts received on account of payments under any Lease Guaranties, (v) amounts received on account of payments under the Limited Guaranty, (vi) amounts received in connection with a Voluntary Prepayment or Mandatory Prepayment, (vii) all amounts received in respect of the Mortgage Loan components of the Hybrid Leases, (viii) all Hedge Receipts and (ix) any other amounts remitted to the Payment Agent by or on behalf of the Borrowers for distribution on such Payment Date in accordance with this Agreement. The Available Amount shall exclude certain amounts permitted or required to be withdrawn from the Collection Account pursuant to the Property Management Agreement.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.3.3.

“Back-Up Fee” shall have the meaning set forth in the Property Management Agreement.

“Back-Up Manager” shall mean KeyBank or any successor back-up manager appointed pursuant to the Property Management Agreement.

“Bankruptcy Action” shall mean with respect to any Person (a) a Voluntary Bankruptcy Action with respect to such Person, (b) the filing of an involuntary petition or the commencement of any other involuntary application, proceedings or other action against such Person under the Bankruptcy Code or any other bankruptcy law, and such application, proceeding or other action continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding or other action or (c) the appointment of a custodian, receiver, interim receiver, receiver and manager, trustee, conservator, monitor or examiner for such Person or any portion of the Collateral.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder or any other United States Federal or state bankruptcy or insolvency law.

“Base Rate” shall mean for any day, with respect to the outstanding Loan Amount, a rate per annum equal to the greatest of (i) the Floor, (ii) the Prime Rate in effect on such day and (iii) the Federal Funds Effective Rate in effect on such day plus 0.50% (or if such day is not a Business Day, the immediately preceding Business Day) plus the Loan Spread. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Benchmark” shall mean Term SOFR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.3.3; and provided further that if the Benchmark would be less than the Floor, the Benchmark will be deemed to be the Floor.

“Benchmark Adjustment” shall mean, with respect to any Benchmark:

(1) for purposes of determining the Interest Rate prior to the occurrence of any Benchmark Transition Event, a percentage equal to 0.00% per annum;

(2) for purposes of clauses (1), (2) and (3) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor;

(3) for purposes of clause (4) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in its reasonable discretion, in consultation with the Borrowers, for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for asset-backed lending transactions substantially similar hereto; provided that, in the case of clause (ii) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrowers.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below for the applicable Benchmark Replacement Date:

(1) if a Term SOFR Transition Event has occurred, the sum of: (a) Term SOFR and (b) the related Benchmark Adjustment;

(2) if a Compounded SOFR Transition Event has occurred, the sum of: (a) Compounded SOFR and (b) the related Benchmark Adjustment;

(3) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Adjustment;

(4) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in its sole discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for asset-backed lending transactions substantially similar hereto at such time and (b) the related Benchmark Adjustment;

provided that, in each case, following consultation with the Borrower:

(i) if the Benchmark is Term SOFR and (x) Term SOFR ceases to be available, (y) the Administrative Agent determines in its reasonable discretion that the use of Term SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its reasonable discretion that Term SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (2), (3) or (4) above, as applicable;

(ii) if the Benchmark is Compounded SOFR and (x) Compounded SOFR ceases to be available, (y) the Administrative Agent determines in its reasonable discretion that the use of Compounded SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its reasonable discretion that Compounded SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (1), (3) or (4) above, as applicable;

(iii) if the Benchmark is Daily Simple SOFR and (x) Daily Simple SOFR ceases to be available, (y) the Administrative Agent determines in its reasonable discretion that the use of Daily Simple SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its reasonable discretion that Daily Simple SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (1), (2) or (4) above, as applicable; and

(iv) the Administrative Agent shall have the right to make any Benchmark Replacement Conforming Change that the Administrative Agent deems appropriate in its reasonable discretion.

“Benchmark Replacement Conforming Change” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational change (including any change to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, is reasonably necessary in connection with the administration of this Agreement or any other Loan Document).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event that is not covered by clauses (1) or (2) above, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.3.3(c); and

(4) in the case of a Compounded SOFR Transition Event that is not covered by clauses (1) or (2) above, the date that is thirty (30) days after the date a Compounded SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.3.3(c).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative;

(4) a Term SOFR Transition Event; or

(5) a Compounded SOFR Transition Event.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred for purposes of clauses (1), (2), and (3) above with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3.3 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and in accordance with Section 2.3.3.

“Beneficial Owner Certification” shall mean a “Certification regarding Beneficial Owners” in the form provided by the Lenders and containing the information required pursuant to 31 C.F.R. 1010.230 with respect to each of the Credit Parties.

“Borrower” shall mean each entity listed as a Borrower on Schedule I attached hereto, unless and until any such Person is removed as a Borrower in accordance with Section 2.10, and any other entity added as a Borrower pursuant to a Joinder.

“Borrower Expense Cap” shall mean with respect to the period beginning (i) on the Closing Date and ending on (and including) the day immediately prior to the date that is the first anniversary of the Closing Date, an aggregate annual cap of $2,000,000, (ii) on the date that is the first anniversary of the Closing Date and ending on (and including) the day immediately prior to the date that is the second anniversary of the Closing Date, an aggregate annual cap of $1,000,000 and (iii) on the date that is the second anniversary of the Closing Date and ending on (and including) the day immediately prior to the date that is the third anniversary of the Closing Date, an aggregate annual cap of $325,000.

“Borrower Expenses” shall mean, with respect to the Collateral, the costs and expenses relating to the Collateral for (i) general liability insurance policies maintained by the applicable Borrowers as owners of the Financed Properties, or such Borrowers’ respective proportionate shares of premiums with respect to general liability insurance policies maintained by Affiliates of such Borrowers and (ii) casualty insurance policies maintained by the applicable Borrowers, or such Borrowers’ respective proportionate shares of premiums with respect to casualty insurance policies maintained by Affiliates of such Borrowers, to insure casualties not otherwise insured by any related Tenant due to a default by such Tenant under the insurance covenants of its Lease or because any related Tenant permitted to self-insure fails to pay for casualty losses.

“Breakage Costs” shall have the meaning set forth in Section 2.3.3(j).

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which national banks in New York, New York, or any other city in which the principal office of the Borrowers, the primary servicing office of the Property Manager or the principal office of the Administrative Agent is located are not open for business.

“Capitalization Rate” shall mean, with respect to each Financed Property as of any date of determination, a percentage represented as a fraction, the numerator of which is the current annualized Monthly Lease Payment (excluding any Percentage Rent) due under the related Lease and the denominator of which is the Collateral Value with respect to such Financed Property as of such date.

“Citi” shall mean Citibank, N.A. and its successors and assigns.

“Citi Fee Letter” shall mean that certain fee letter, dated as of September 30, 2022, between Citi and the Parent.

“Change of Control” shall mean, after giving effect to the Acquisition, (a) any Borrower shall cease to be directly wholly owned and Controlled by the Equity Owner, (b) the Equity Owner shall cease to be wholly owned and Controlled, directly or indirectly, by the Company, or (c)(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests of the Company representing more than 50% of the total outstanding Equity Interests of the Company, (ii) occupation of a majority of the seats on the board of directors (or similar governing body) of the Company by persons other than Persons appointed by one or more Permitted Holders or (iii) any transfer of all or substantially all of the Company’s assets (determined on a consolidated basis and excluding internal reorganizations).

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto.

“Collateral” shall have the meaning set forth in the Granting Clause. The properties identified as “Lender Approved Release Properties” on Schedule IV to the Disclosure Letter shall not constitute Collateral hereunder.

“Collateral Agency Agreement” shall mean that certain collateral agency agreement, dated as of the date hereof, by and among the Collateral Agent, the Company (as successor in interest to STORE Capital) and the other “Lenders” from time to time party thereto, the Borrowers and other “Issuers” from time to time party thereto and each “Joining Party Issuer” from time to time party thereto, and each other party from time to time party thereto, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall mean, Citibank, N.A., and its successors and assigns.

“Collateral Defect” shall have the meaning set forth in Section 2.5.4.

“Collateral Pool Expenses” shall have the meaning set forth in Section 2.11.4(a).

“Collateral Transfer” shall mean any voluntary or involuntary sale, transfer, exchange, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of Law or otherwise, and whether or not for consideration or of record), including but not limited to: (i) an installments sales agreement wherein a Borrower agrees to sell a related Financed Property or any part thereof for a price to be paid in installments or (ii) an agreement by a Borrower leasing all or a substantial part of a related Financed Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, such Borrower’s right, title and interest in and to any Leases or any Rents.

“Collateral Value” shall mean, the lesser of (i) the “collateral value” of each Financed Property set forth on Schedule IV to the Disclosure Letter and (ii) (a) with respect to each Financed Property not relating to a Hybrid Lease, the Appraised Value of each such Financed Property or (b) with respect to a Financed Property relating to a Hybrid Lease, the sum of (1) the Appraised Value of the land or Ground Lease interest in the land comprising such Financed Property and (2) the lesser of (x) the Appraised Value of the Improvements located on such Financed Property and (y) the outstanding principal balance of the loan secured by a mortgage or deed of trust, as applicable, on the Improvements located on such Financed Property, or with respect to any substitute Financed Property added after the Closing Date, the Appraised Value; provided that the Collateral Value of any Ineligible Property will be $0 (it being understood that, in the case of a master Lease, only the Collateral Value of any specific unit that becomes an Ineligible Property will be $0, not the Collateral Value of the master Lease itself or any other unit under the master Lease that is an Eligible Property and continues to meet the FCCR Test).

“Collection Account” shall have the meaning set forth in the Property Management Agreement.

“Collection Period” shall mean (a) with respect to any Payment Date other than the initial Payment Date, the period commencing on the day after the Determination Date related to the immediately preceding Payment Date and ending on, and including, the Determination Date related to such Payment Date, and (b) with respect to the initial Payment Date, the period commencing on and including February 1, 2023 and ending on, and including, the initial Determination Date related to such initial Payment Date.

“Committed Portion” shall mean (i) with respect to the CS Cayman Lender, 75% of the Loan Amount and (ii) with respect to the Citi Lender, 25% of the Loan Amount.

“Commitment Letter” shall mean that certain Amended and Restated Project Ivory Warehouse Facility Commitment Letter, dated as of September 30, 2022, among the CS Cayman Lender, Citigroup Global Markets Inc. and the Parent, as amended prior to the date hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” shall mean Ivory REIT, LLC, a Delaware limited liability company, and its successors and assigns. After giving effect to the Acquisition, Ivory REIT, LLC shall be renamed STORE Capital LLC.

“Company Material Adverse Effect” shall have the meaning set forth in the Acquisition Agreement.

“Compounded SOFR” shall mean, with respect to any U.S. Government Securities Business Day:

(1) the applicable compounded average of SOFR for the Corresponding Tenor as published on the SOFR Administrator’s Website on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published on the SOFR Administrator’s Website in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the SOFR Administrator’s Website.

“Compounded SOFR Notice” shall mean a written notification by the Administrative Agent to the Lenders, the Borrower and the Collateral Agent of the occurrence of a Compounded SOFR Transition Event.

“Compounded SOFR Transition Event” shall mean the election by the Administrative Agent and the Borrowers following the determination by the Administrative Agent in its reasonable discretion that Compounded SOFR (a) has been (x) applied in five (5) or more asset-backed lending transactions substantially similar hereto where the Administrative Agent or one of its affiliates is a lender or (y) generally adopted by market participants for use in asset-backed lending transactions substantially similar hereto, and (b) is operationally, administratively and technically feasible for the Administrative Agent.

“Condemnation” shall have the meaning set forth in the Property Management Agreement.

“Condemnation Proceeds” shall mean all net cash proceeds received in connection with the Condemnation of any Financed Property, other than any net cash proceeds applied to the restoration or repair of the related Financed Property or released to the Tenant in accordance with the related Lease.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings. A Person shall not be deemed to Control another Person solely by reason of having the right to participate in, or veto, certain material or major decisions of the other Person.

“Corporate FCCR” shall mean, with respect to any Person, the ratio of (a) such Person’s EBITDAR to (b) the sum of its Fixed Charges.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Parties” shall mean, collectively, the Loan Parties and the Limited Guarantor.

“CS Cayman” shall mean Credit Suisse AG, Cayman Islands Branch.

“CS Fee Letter” shall mean that certain amended and restated fee letter, dated as of September 30, 2022 between Column Financial, Inc. and the Parent.

“Custodian” shall mean U.S. Bank National Association, and its successors and assigns.

“Custody Agreement” shall mean that certain Custody Agreement, dated as of the Closing Date, among the Administrative Agent, the Borrowers and the Custodian, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Daily Simple SOFR” shall mean, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with the Borrowers.

“Deal Party”: Each of the Collateral Agent, the Custodian and the Payment Agent.

“Deal Year”: The period from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary thereafter during which this Agreement remains in effect.

“Debt” shall mean, without duplication, the outstanding Loan Amount, as set forth in and evidenced by, this Agreement and each Note, together with all interest accrued and unpaid thereon and all other sums (including, but not limited to, any fees, expenses and indemnities) due to Lenders in respect of the Loan under any Note, this Agreement, the Mortgages or any other Loan Document.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the Interest Rate calculated pursuant to clause (c) of the definition thereof.

“Defaulted Asset” shall mean any Financed Property (a) with respect to which a Monthly Lease Payment is overdue for more than thirty (30) consecutive days (without taking into account the required giving of notices under such Lease or Mortgage Loan), or (b) if the Tenant under the Lease relating to such Financed Property is otherwise in default (other than any default that the Property Manager reasonably believes will not lead to a monetary default or otherwise have a material adverse effect on the Borrower or the interests of the Lenders and is in the process of being cured by the applicable Tenant) beyond any applicable notice, grace or cure period including “going dark” of the Tenant so long as the default is continuing (excluding any Ongoing Improvement Eligible Properties and any Eligible Dark Properties).

“Deposit Account Control Agreement” shall mean, with respect to the Collection Account, a deposit account control agreement among the Account Bank, the Borrowers and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Determination Date” shall mean, as to any Payment Date, the eleventh (11th) day of each calendar month (or the following Business Day if any such day is not a Business Day).

“Determination Date Report” shall mean a report in electronic format, reflecting as of the close of business on the last day of the related Collection Period, the information required for purposes of making the payments required by Section 2.11.4, substantially in the form of Exhibit A to the Disclosure Letter.

“Disclosure Letter” means that certain Disclosure Letter, dated as of the Closing Date, delivered by the Borrowers to the Administrative Agent.

“Disqualified Party” shall mean any of (a) Persons identified on the list delivered to the Administrative Agent on or before the Closing Date, (b) any Person that is a competitor engaged in the same or a similar line of business as the Company or its subsidiaries that is separately identified in writing by the Company or the Borrowers, (c) any Affiliate of any Person identified in clause (a) or (b) that is (1) identified in writing by the Company or the Borrowers from time to time or (2) clearly identifiable as an Affiliate solely on the basis of the similarity of its name (other than bona fide debt funds that purchase, hold or otherwise invest in commercial loans, bonds and similar extensions of credit in the ordinary course of business, other than such debt funds excluded pursuant to clause (a) or (b) of this paragraph) or (d) any Affiliates of the Lenders that are engaged as principals (but not as asset managers) primarily in private equity, mezzanine financing or venture capital.

“Early Amortization Period” shall mean the period that commences as of any Determination Date on which: (A) the 3-Month Average DSCR as of such Determination Date is less than or equal to 1.20x; and such Early Amortization Period under this clause (A) shall continue until the Determination Date on which the 3-Month Average DSCR is greater than 1.20x for three (3) consecutive Determination Dates or (B) an Event of Default, after giving effect to any grace period, shall have occurred and shall not have been waived by the Lenders in accordance with the terms hereof; and such Early Amortization Period under this clause (B) shall continue in effect until the applicable Event of Default shall have been waived by the Lenders in accordance with the terms hereof.

“EBITDAR” shall mean, with respect to a unit (or units with respect to a master Lease), an amount equal to the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees and (vi) all operating lease and rent expense.

“Eligible Property” shall mean a Property that complies with all representations and warranties set forth in Article IV herein and is not otherwise an Ineligible Property.

“Eligible Dark Property” shall mean a Financed Property that has either (a) gone “dark” and that (i) is included in an existing master lease, (ii) represents less than 25% of the related Collateral Value of such master lease, (iii) the Property Manager reasonably believes is not at risk of becoming a Defaulted Asset and (iv) is subject to a Lease that expressly permits such Financed Property to operate as “dark” property; or (b) gone “dark” due to a casualty event at such Financed Property, which casualty event is fully insured and the Property Manager reasonably expects to be resolved such that Financed Property will be reopened within four months of such event and where the related Tenant is currently paying rent pursuant to the terms of the Lease; provided, at no time shall the aggregate Collateral Value of Eligible Dark Properties included as Collateral exceed the lesser of (A) $50,000,000 or (B) 2.5% of the aggregate Collateral Value of all Financed Properties; provided, however, that any Property identified as both a “Closing Exception Property” and “Dark Property” as set forth on Schedule IV to the Disclosure Letter shall not be deemed to be an Eligible Dark Property.

“Environmental Laws” shall have the meaning set forth in Section 5.24.1.

“Environmental Reports” shall mean the written environmental site assessments or environmental desktop reports, as applicable (including those set forth as Phase I (and Phase II as needed) reports in Schedule III), prepared by independent qualified environmental professionals of each Financed Property, each of which assessments shall be in form and substance customarily requested by Lenders for facilities similar to the Loan. The environmental desktop reports shall include the same content, in all material respects, as the environmental site assessments (other than a site visit or interviews with relevant personnel).

“Equity Interests” shall mean shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership, membership or limited liability company interests, participations or other equivalents (regardless of how designated, including, without limitation, any subordinated debt, zero coupon debt or payment-in-kind or similar debt instrument) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non- voting, and any warrant or other option to purchase any of the above (but in any case, expressly excluding any preferred interests or shares issued in order for any Person to qualify as a REIT).

“Equity Owner” shall mean STORE Capital Acquisitions, LLC.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean with respect to any Person, any corporation or trade or business that is along with such Person a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, or (ii) described in Section 414(m) or (o) of the Code, except that this clause (ii) shall apply solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“Excluded Asset” shall have the meaning set forth in the Property Management Agreement.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of the Obligations, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Exit Fee” shall mean an amount equal to the Exit Fee Percentage (as set forth in the Facility Fee Letter) of the principal amount of the Loan repaid in connection with the removal of any Properties, the reduction of the outstanding Loan Amount or termination of the Loan; provided, that no Exit Fee shall be due or payable in connection with (i) the removal of Properties from the Collateral pursuant to a Third Party Purchase Option, (ii) the removal of Lender Approved Release Properties identified in Schedule IV to the Disclosure Letter, or (iii) the substitution of Collateral as permitted pursuant to the terms of this Agreement.

“Exit Fee Side Letter” shall mean that certain letter agreement, dated as of the date hereof, among the Company, the Lenders and the Administrative Agent.

“Extension Effective Date” shall have the meaning set forth in Section 2.13.

“Extension Fee” shall have the meaning set forth in the Facility Fee Letter.

“Extension Option” shall have the meaning set forth in Section 2.13.

“Extraordinary Expense Cap” shall mean, with respect to the period beginning (i) on the Closing Date and ending on (and including) the day immediately prior to the date that is the first anniversary of the Closing Date, an amount equal to 0.07% of the outstanding Loan Amount on the Closing Date (and 1/12 of such amount per month during such period), (ii) on the date that is the first anniversary the Closing Date and ending on (and including) the day immediately prior to the date that is the second anniversary of the Closing Date, an amount equal to 0.07% of the outstanding Loan Amount on the first anniversary of the Closing Date (and 1/12 of such amount per month during such period) and (iii) on the date that is the second anniversary of the Closing Date and ending on (and including) the day immediately prior to the date that is the third anniversary of the Closing Date, an amount equal to 0.07% of the outstanding Loan Amount on the second anniversary of the Closing Date (and 1/12 of such amount per month during such period).

“Extraordinary Expenses” shall mean unanticipated expenses required to be borne by the applicable Borrowers that consist of, among other things: (i) amounts to be paid in connection with the transfer of the Lease Files and other administrative expenses incurred in connection with the sale or transfer of the Leases by such Borrowers; (ii) payments to the Property Manager, the Special Servicer, the Back-Up Manager, the Administrative Agent, the Collateral Agent or any of their respective directors, officers, employees and agents for certain expenses and liabilities as specified in this Agreement, each Note, the Property Management Agreement; (iii) payments for the advice of counsel and the cost of certain opinions of counsel required with respect to such party’s management of the Financed Properties; (iv) costs and expenses incurred in connection with environmental remediation with respect to any Financed Property; and (v) certain indemnities that the Limited Guarantor is obligated to pay but fails to pay under the Limited Guaranty.

“Facility” shall have the meaning set forth in the recitals hereto.

“Facility Fee Letter” shall mean that certain amended and restated facility fee letter, dated as of September 30, 2022, among Column Financial, Inc., Citigroup Global Markets Inc. and the Parent.

“Facility Termination Date” shall mean the earlier of (i) the Scheduled Termination Date or (ii) the date upon which the Loan becomes due and payable pursuant to Section 8.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCCR” shall mean the fixed charge coverage ratio equal to the ratio of (1) EBITDAR to (2) Fixed Charges.

“Federal Funds Effective Rate” shall mean for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be such rate reasonable determined by the Administrative Agent; provided, however, that such Federal Funds Effective Rate shall not be less than 0.50%.

“Financed Property” shall mean each of the Properties set forth on Schedule IV to the Disclosure Letter (the “Original Financed Property”) as the same shall be updated to reflect the release of any such Property in accordance with Section 2.8 or Section 2.9 or the addition of any New Property, including any Excluded Assets used as Qualified Substitute Properties in connection with the cure of a Collateral Defect or the sale/transfer of an Original Financed Property.

“Financial Covenants” shall mean the financial covenants relating to the Limited Guarantor set forth in the Limited Guaranty.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc. and its successors.

“Fixed Charges” shall mean, with respect to a unit, an amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense, and (iii) scheduled principal payments on indebtedness payable in respect of such unit, in each case for the period of time as to which such figure is presented.

“Floor” shall mean 1.00%.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to ERISA or other U.S. law, maintained or sponsored by a Loan Party.

“G Investor” means GIC (Realty) Private Limited or any Person wholly-owned and Controlled (directly and/or indirectly) by GIC (Realty) Private Limited.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, State, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Leases” shall have the meaning set forth in the Property Management Agreement.

“Hazardous Substances” shall mean those substances or wastes that are defined, listed or regulated as hazardous or toxic (or words of similar regulatory intent) under applicable Environmental Law, including, but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, polychlorinated biphenyls, asbestos or asbestos-containing material, flammable or explosive substances, pesticides, per- and polyfluoroalkyl substances, and chemicals defined by the United States Environmental Protection Agency as “GenX” chemicals.

“Hedge Agreement” shall mean an interest rate cap or swap confirmation (together with the ISDA Master Agreement and schedule relating thereto) reasonably acceptable to Administrative Agent, between an Acceptable Counterparty and Borrowers obtained by Borrowers in accordance with Section 2.3.8 hereof, including any Pre-Trigger Hedge Agreement. After delivery of a Replacement Hedge Agreement to Administrative Agent, the term “Hedge Agreement” shall be deemed to mean such Replacement Hedge Agreement and such Replacement Hedge Agreement shall be subject to all requirements applicable to the Hedge Agreement.

“Hedge Notional Amount” shall mean, as of any time, an amount equal to 100% of the outstanding Loan Amount at such time.

“Hedge Payment Amount” shall mean, with respect to any Payment Date, all amounts due and payable by the Borrowers to the Acceptable Counterparty under the Hedge Agreement as of such date, including any termination payments.

“Hedge Receipts” shall mean, on each Determination Date, all amounts received by the Borrowers under a Hedge Agreement, including any termination payment.

“Hedging Trigger Event” shall mean, as of any Determination Date, Term SOFR or the Benchmark Replacement then in effect is greater than or equal to 6.00%.

“Hybrid Lease” shall mean a transaction pursuant to which the related Borrower acquires fee title to or a Ground Lease interest in the underlying land (and excluding the improvements located on the land) and (i) as ground lessor, enters into a Ground Lease with respect to a Property and, simultaneously, (ii) as lender, makes a loan to the entity that is the ground lessee under such Ground Lease, or an affiliate thereof, secured by a Mortgage Loan on such ground lessee’s fee or leasehold interest in the Improvements located on the related Property and leasehold interest in the real property subject to such Ground Lease. As used herein with respect to each Hybrid Lease, (i) references to the term “Lease” include the Ground Lease and any sublease related to a Hybrid Lease and the loan secured by a Mortgage on the Improvements on the Property subject to such Ground Lease and (ii) any reference to the term “Property” shall refer to the land subject to the Ground Lease or sublease related to a Hybrid Lease (excluding the improvements located on such land).

“Hybrid Lease FCCR” shall mean the aggregate FCCR for all Financed Properties under a Hybrid Lease, which includes the sum of all cash flows for all of such Financed Properties and related Hybrid Leases and loan components under such Hybrid Lease. Only one Hybrid Lease FCCR is reported for each Hybrid Lease that is included in the Collateral.

“Improvement” shall have the meaning set forth in the Property Management Agreement.

“Indebtedness” of a Person, as of any date of determination, shall mean the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations for the deferred purchase price of property or services (including trade obligations) that are due more than 90 days after taking delivery of such property, except any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor, in each case, accrued in the ordinary course of business; (d) all obligations under letters of credit (without duplication of obligations under reimbursement agreements in respect thereof); (e) all obligations under acceptance facilities; (f) all guaranties (other than by endorsement of negotiable instruments for collection in the ordinary course of business) of the obligations (of a type referred to in the other clauses of this definition) of a third Person; (g) all obligations secured by any Liens on any asset of such Person, whether or not the obligations have been assumed (other than the Permitted Encumbrances); and (h) the net amount of such Person’s obligations under any forward contract, futures contract, swap, option or other financing agreement or arrangement, the value of which is dependent upon movements in interest rates, currency exchange rates, commodities or other indices (each, a “Derivative Contract”), including any Hedge Agreement (provided that, on such date of determination, the amount of Indebtedness represented by any such Derivative Contract shall be the maximum amount of any termination, unwind or loss payment required to be paid by such Person if such Derivative Contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred), in each case, as of such date.

“Indemnified Person” shall have the meaning set forth in Section 10.14.1.

“Independent Member” shall have the meaning set forth in Section 5.19.

“Industry Group” shall mean, with respect to each Tenant, the industry group in which such group is classified under the NAICS.

“Ineligible Property” shall mean any Property, other than an Excluded Asset that has not been added as a Financed Property: (i) that is vacant or “dark” (except for Eligible Dark Properties); (ii) for which the Tenant is currently subject to a Bankruptcy Action; (iii) that has an Aggregate 4-Wall FCCR of less than 1.00x and, if applicable, a Corporate FCCR less than 1.00x (subject to the related Tenant having a Lease Guaranty from such entity) (the “FCCR Test”); (iv) for which the remaining term to maturity of the related Lease is less than one (1) year; (v) for which the Property Manager, in accordance with the applicable Servicing Standard, determines that there is a known risk of non-renewal of such Lease; (vi) that is under construction (except for Ongoing Improvement Eligible Properties); or (vii) that is a Defaulted Asset; provided, however, that (x) the Properties identified as “Closing Exception Properties” as set forth on Schedule IV to the Disclosure Letter shall not be deemed to be Ineligible Properties if they fail to meet the requirements of (i)-(vii) above for the reason set forth on Schedule IV to the Disclosure Letter and (y) if any unit within a master Lease becomes an Ineligible Property, the other units under such master Lease shall not be deemed to become Ineligible Properties unless every unit of the master Lease fails the FCCR Test.

“Initial Cure Period” shall have the meaning set forth in Section 2.12.

“Initial Loans” shall have the meaning set forth in the recitals hereto.

“Initial Post-Closing Diligence Period” shall have the meaning set forth in Section 2.12.

“Insurance Proceeds” shall mean all net cash proceeds received in connection with an insurance policy (including any environmental insurance policy) related to a Financed Property, other than the net cash proceeds applied to the restoration or repair of the related Financed Property or released to the Tenant in accordance with the related Lease.

“Insurance Rating Requirements” shall have the meaning set forth in Section 4.1.41(k).

“Insurance Requirements” shall have the meaning set forth in the Property Management Agreement.

“Interest Payment Amount” shall mean, with respect to any Payment Date, the aggregate amount obtained by the daily application of (a) the Interest Rate for each day of the related Interest Period to (b) the outstanding Loan Amount on each such day, such amount to be calculated as set forth in Section 2.3.2, together with interest at the Interest Rate on any unpaid Interest Payment Amount from any prior Payment Date.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the first day of the prior calendar month and ending on the last day of such prior calendar month; provided, however, (i) the first Interest Period shall be the period commencing on February 2, 2023 and ending on the last day of the calendar month in which the Closing Date occurs and (ii) the Interest Period for the final Payment Date shall be the period commencing on the first day of the prior calendar month and ending on such Facility Termination Date. Notwithstanding the foregoing, Administrative Agent shall have the right to change the Interest Period subject to the mutual written agreement of the Lenders and Borrowers.

“Interest Rate” shall mean, as of any day, a per annum rate equal to: (a) if an Early Amortization Event has not occurred or is not continuing, the sum of (i) the Benchmark plus (ii) the Loan Spread; (b) if an Early Amortization Event (but not an Event of Default) has occurred and is continuing, the sum of (i) the amount computed pursuant to clause (a) of this definition plus (ii) one percent (1%); and (c) if an Event of Default has occurred and is continuing, the sum of (i) the amount computed pursuant to clause (a) of this definition plus (ii) two percent (2%).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“ISDA Definitions” shall mean the 2006 ISDA Definitions or the 2021 ISDA Interest Rate Derivatives Definitions, in each case published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joinder” shall mean a joinder agreement in substantially the form of Exhibit F attached hereto (or such other form agreed by the Administrative Agent and the Borrowers) acknowledged by the Administrative Agent.

“Law” shall mean any law, statute, treaty, rule, by-law, order or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property (including, with respect to the Borrower, any Property) or to which such Person or any of its property is subject.

“Land and Building Lease” shall mean a lease pursuant to which land, buildings and other Improvements are leased by a Tenant from the related land and building lessor.

“Lease” shall have the meaning set forth in the Property Management Agreement.

“Lease File” shall have the meaning set forth in the Property Management Agreement.

“Lease Guarantor” shall mean any guarantor under any Lease Guaranty.

“Lease Guaranty” shall mean, with respect to any Lease, the guaranty related to such Lease executed by an Affiliate or parent of the Tenant in favor of the related Property Owner.

“Legal Requirements” shall mean, with respect to each Property, all Laws affecting such Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.

“Lender” shall mean each Person listed on the signature pages hereto identified as any type or class of lender, and each other Person that may from time to time become party hereto as any type or class of lender or to any assignment in the capacity of any type or class of lender, in each case in accordance with the terms of this Agreement (other than each Person that ceases to be a Lender in accordance with the terms of this Agreement).

“Lender Approved Release Properties” shall mean the properties identified as “Lender Approved Release Properties” on Schedule IV to the Disclosure Letter.

“Licenses” shall have the meaning set forth in Section 4.1.26.

“Lien” shall mean, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Collateral, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Limited Conditionality Provision” shall have the meaning set forth in the Amended and Restated Commitment Letter, dated as of September 30, 2022, among Column Financial, Inc., Citi and Parent.

“Limited Guarantor” shall mean (a) the Company or (b) following closing and from time to time, any replacement or supplemental limited guarantor(s) that has assumed the obligations of the Limited Guarantor under and in accordance with the terms of the Limited Guaranty.

“Limited Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrowers, dated as of the date hereof, executed and delivered by the Limited Guarantor in connection with the Loan in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Liquidation Proceeds” shall mean all net proceeds received in connection with the disposition of a Defaulted Asset.

“Loan” or “Loans” shall mean the loan made to the Borrowers on the Closing Date under this Agreement and pursuant to the terms hereof in an amount equal to the Loan Amount.

“Loan Amount” shall mean, (a) on the Closing Date, $2,000,000,000 and (b) thereafter, the outstanding unpaid principal balance of the Loan.

“Loan Documents” shall mean, collectively, this Agreement, each Note, the Mortgages, the Assignments of Leases, the Collateral Agency Agreement, the Notice of Assignment and Notice of Designation, the Consolidation Agreement, the Purchase and Sale Agreements, the Property Management Agreement, the Custody Agreement, the Limited Guaranty, the Exit Fee Side Letter, the Deposit Account Control Agreement, any Hedge Agreements and any assignments thereof, and any other documents designated as a “Loan Document” in writing by the Borrowers and the Administrative Agent.

“Loan Parties” shall mean the Borrowers.

“Loan Spread” shall mean 2.75%; provided that if the outstanding Loan Amount on the date that is three (3) months following the Closing Date is greater than 75% of the Loan Amount on the Closing Date, the Loan Spread shall automatically increase to 3.00%.

“MAI” shall mean a Member of the Appraisal Institute.

“Majority Lenders” shall mean the Lender or Lenders holding a majority of the Pro Rata Share of the Loan held by all Lenders.

“Master Loan Agreements” shall mean, collectively, that certain (i) Master Loan Agreement dated April 29, 2015 between STORE Capital, as lender, and STORE Master Funding VIII, LLC, as borrower; (ii) Master Loan Agreement dated December 1, 2015 between STORE Capital, as lender, and STORE Master Funding IX, LLC, as borrower; (iii) Master Loan Agreement dated April 4, 2016 between STORE Capital, as lender, and STORE Master Funding XI, LLC, as borrower; (iv) Master Loan Agreement dated October 21, 2016 between STORE

Capital, as lender, and STORE Master Funding XIII, LLC, as borrower; (v) Master Loan Agreement dated August 18, 2017 between STORE Capital, as lender, and STORE Master Funding XVI, LLC, as borrower; (vi) Master Loan Agreement dated August 2, 2019 between STORE Capital, as lender, and STORE Master Funding XVII, LLC, as borrower; (vii) Master Loan Agreement dated August 2, 2019 between STORE Capital, as lender, and STORE Master Funding XVIII, LLC, as borrower; (viii) Master Loan Agreement dated November 16, 2020 between STORE Capital, as lender, and STORE Master Funding XXI, LLC, as borrower; (ix) Master Loan Agreement dated April 9, 2021 between STORE Capital, as lender, and STORE Master Funding XXII, LLC, as borrower; (x) Master Loan Agreement dated August 18, 2021 between STORE Capital, as lender, and STORE Master Funding XXIII, LLC, as borrower; (xii) Master Loan Agreement dated October 8, 2021 between STORE Capital, as lender, and STORE Master Funding XXIV, LLC, as borrower; (xii) Master Loan Agreement dated October 8, 2021 between STORE Capital, as lender, and STORE Master Funding XXV, LLC, as borrower; (xiii) Master Loan Agreement dated February 9, 2022 between STORE Capital, as lender, and STORE Master Funding XXVI, LLC, as borrower; and (xiv) Master Loan Agreement dated February 9, 2022 between STORE Capital, as lender, and STORE Master Funding XXVII, LLC, as borrower.

“Material Adverse Change” shall mean any material adverse change in (i) the business operations, economic performance, assets or financial condition of the Borrowers, taken as a whole, or, with respect to Section 4.1.32 and as such term is used in the Limited Guaranty, the Credit Parties, taken as a whole, (ii) the ability of the Borrowers, taken as a whole, or, with respect to Section 4.1.32 and as such term is used in the Limited Guaranty, the Credit Parties, taken as a whole, to perform, in all material respects, their obligations under each of the Loan Documents, or (iii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the remedies of Lenders under any Loan Document, in each case in any material respect.

“Material Variation of the Payment Due” shall mean the portion of any Monthly Lease Payment or Monthly Loan Payment that the Company receives in respect of any Lease or Mortgage Loan that exceeds 105% of the amount reasonably determined by the Company to be actually due for such month under the terms of such Lease or Mortgage Loan.

“Maximum Advance Rate” shall mean, initially, 51.50% and, following a Take-Out Transaction, a percentage equal to the lesser of: (a) (1) the quotient (expressed as a percentage) of (x) the outstanding Loan Amount immediately after the most recent Take-Out Transaction, divided by (y) the aggregate Collateral Value immediately after the most recent Take-Out Transaction, plus (2) 1.50%, and (b) 51.50%.

“Maximum Ineligible Property Value” shall have the meaning set forth in Section 2.5.4.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Debt and as provided for herein or in the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Maximum Property Concentrations” shall mean, with respect to any substitution of a New Property and any concentration set forth below, a percentage equivalent to a fraction calculated by dividing the Aggregate Allocated Loan Amounts in such concentration by the Aggregate Allocated Loan Amounts of all Financed Properties, no greater than the specified percentages set forth below, in each case as of the applicable Determination Date, (A) if the aggregate Collateral Value of the Financed Properties is greater than seventy percent (70%) of the aggregate Collateral Value of the Financed Properties (measured by the Collateral Value of the Financed Properties as of the Closing Date): (i) with respect to each industry group from the North American Industry Classification System, a percentage no greater than 15.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof), a percentage no greater than 5.5% of the Aggregate Allocated Loan Amount of all Financed Properties and (b) in the case of the five (5) largest Tenants (including affiliates thereof), an aggregate percentage no greater than 20.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (iii) with respect to Properties located in (a) Texas, a percentage no greater than 15.0% of the Aggregate Allocated Loan Amount of all Financed Properties and (b) any other State, a percentage no greater than 12.5% of the Aggregate Allocated Loan Amount of all Financed Properties; (iv) with respect to Ground Leases, a percentage no greater than 5.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (v) with respect to Tenants which pay Percentage Rent only, a percentage no greater than 5.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (vi) with respect to Financed Properties with less than twelve (12) months of operating history at such location, a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties; and (vii) with respect to Hybrid Leases, a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties or (B) if the aggregate Collateral Value of the Financed Properties is less than or equal to seventy percent (70%) of the aggregate Collateral Value of the Financed Properties (measured by the Collateral Value of the Financed Properties as of the Closing Date): (i)(a) with respect to the two (2) largest industry groups from the North American Industry Classification System, a percentage no greater than 15.0% of the Aggregate Allocated Loan Amount of all Financed Properties and (b) with respect to any other industry group, a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (ii) with respect to (a) USLBM (including affiliates thereof), a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties, (b) the largest Tenant (including affiliates thereof) other than USLBM, a percentage no greater than 7.5% of the Aggregate Allocated Loan Amount of all Financed Properties, (c) any other Tenant (including affiliates thereof), a percentage no greater than 5.0% of the Aggregate Allocated Loan Amount of all Financed Properties and (d) the five (5) largest Tenants (including affiliates thereof), an aggregate percentage no greater than 20.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (iii)(a) with respect to Financed Properties located in Texas, a percentage no greater than 17.0% of the Aggregate Allocated Loan Amount of all Financed Properties and (b) with respect to any other State, a percentage no greater than 15.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (iv) with respect to Ground Leases, a percentage no greater than 8.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (v) with respect to Tenants which pay Percentage Rent only, a percentage no greater than 5.0% of the Aggregate Allocated Loan Amount of all Financed Properties; (vi) with respect to Properties with less than twelve (12) months of operating history at such location, a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties; and (vii) with respect to Hybrid Leases, a percentage no greater than 10.0% of the Aggregate Allocated Loan Amount of all Financed Properties; provided, however, that any such requirements may be waived by the Administrative Agent at the direction of the Lenders.

“Money Laundering Laws” shall mean the applicable financial recordkeeping and reporting requirements of the United States, including of the Currency and Foreign Transactions Reporting Act of 1970 (the Bank Secrecy Act), as amended, the USA PATRIOT Act, as amended.

“Monthly DSCR” shall mean, with respect to any Determination Date, (a) the sum of (x) all Monthly Lease Payments and Monthly Loan Payments scheduled to be due and actually received during the related Collection Period (excluding, for the avoidance of doubt, any payments on Tenant notes), with the exception of (i) any Monthly Lease Payment or Monthly Loan Payment collected for a prior months’ delinquency, (ii) any Monthly Lease Payment or Monthly Loan Payment collected as a duplicative payment, or (iii) any Monthly Lease Payment or Monthly Loan Payment collected and deemed to be a Material Variation of the Payment Due, and (y) any income earned from the investment of funds on deposit in the Collection Account, divided by (ii) the Total Debt Service for the related Payment Date, as such figure may be adjusted to reflect any Monthly Lease Payments or Monthly Loan Payments that were due during the related Collection Period but actually received thereafter. For purposes of determining the Monthly DSCR, the Total Debt Service will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Monthly Lease Payments” shall mean, with respect to any Lease, the fixed or “base” rent monthly payment that is actually payable by the related Tenant from time to time under the terms of such Lease (excluding any Percentage Rent), after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages (including based on increases in the Consumer Price Index).

“Monthly Loan Payments” shall have the meaning set forth in the Property Management Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean any mortgage, deed of trust, deed to secure debt or other security instrument (i) in the form currently on record with respect to each Financed Property as of the Closing Date, including any jurisdiction-specific variations, or (ii) such other form agreed by the Administrative Agent and the Borrowers, in each case, given by the related Property Owner to the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) that creates a Lien on a Property (or leasehold interest thereon) to secure amounts due under the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Collateral” shall mean, with respect to each Financed Property, all of the “Mortgaged Property” or “Trust Estate”, as applicable, as defined in the applicable Mortgage.

“Mortgage Loan” shall mean, with respect to the related component of a Hybrid Lease, each fixed- and adjustable-rate, monthly pay, first lien, commercial mortgage loan, as listed on the Mortgage Loan Schedule included in the Collateral pool.

“Mortgage Loan Borrower” shall mean, with respect to each Mortgage Loan component of a Hybrid Lease, the obligor or obligors on a Mortgage Note, including any Person that has acquired the related Collateral and assumed the obligations of the original obligor under the Mortgage Note.

“Mortgage Loan Documents” shall mean, with respect to each Mortgage Loan component of a Hybrid Lease, the related loan agreement, if any, and Mortgage Note, and any related Mortgage, Ground Lease or Land and Building Lease, as applicable, Mortgage Loan Guaranty or other agreement or instrument, to the extent made for the benefit of the related lender or holder of the Mortgage Note.

“Mortgage Loan File” shall mean, with respect to each Mortgage Loan component of a Hybrid Lease, the following documentation:

(i) the original Mortgage Note endorsed, without recourse, to the order of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) or in blank and bearing all intervening endorsements;

(ii) the original of the Mortgage and, if applicable, the originals of any intervening recorded assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof, if any, in each case with evidence of recording indicated thereof or, if any such original Mortgage or assignment has not been returned from the applicable public recording office, a copy thereof as a true and complete copy of the original thereof submitted for recording (which delivery shall be deemed to be a certification by such Originator and the related Borrower that such copy is a true and complete copy of the original submitted for recording);

(iii) originals or copies of any other documents related to the Mortgage Loan (other than the Mortgage Note and Mortgage described in clauses (i) and (ii) above) and copies of any related UCC Financing Statements filed under the UCC as in effect in any jurisdiction, if any, together with originals or copies of any intervening assignments of such other Mortgage Loan Documents and UCC Financing Statements, with evidence of filing indicated on each such UCC Financing Statement and assignment thereof;

(iv) original letters of credit, if any;

(v) an original assignment of the related Mortgage, in favor of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Secured Parties) and in recordable form, to the extent applicable;

(vi) an original omnibus assignment of the documents related to the Mortgage Loan (other than the Mortgage described in clause (v) above) in favor of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) (or in blank), together with original assignments of any related UCC Financing Statements in favor of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) and in a form suitable for filing;

(vii) originals or copies of all assumption, modification and substitution agreements in those instances where the terms of any related Mortgage Loan Documents have been modified or the Mortgage Loan has been assumed, together with any evidence of recording thereon or that such document has been submitted for recording, when appropriate;

(viii) originals or copies of all Ground Leases, if any, the related Ground Lease estoppels and amendments thereof;

(ix) the original or a copy of the lender’s title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the related Property or, with respect to each Mortgage Loan as to which a title insurance policy has not yet been issued, a policy meeting the foregoing description as evidenced by a commitment for title insurance “marked up” together with a closing instruction letter setting forth such requirements of the lender’s title insurance policy (or by “pro-forma” otherwise agreed to by the title company) as of the closing date of the Mortgage Loan;

(x) a copy of any tenant or borrower estoppel certificate, if available;

(xi) a copy of the appraisal (whether in hard copy, electronic copy or CD-ROM format) containing the appraisal information for the related Property;

(xii) copies of Environmental Reports, if applicable;

(xiii) a copy of any environmental insurance policy, if applicable, together with the original assignment thereof to the Administrative Agent;

(xiv) evidence of insurance showing the applicable Mortgage Loan Borrower or its Affiliate as the insured or an additional insured party under certain casualty insurance policies, if any;

(xv) the executed original of any Mortgage Loan Guaranty and any amendment, modification, waiver agreement or instrument related thereto to the extent in the possession of the related Borrower or a copy thereof certified to be true, correct and complete by such Borrower; and

(xvi) a checklist of the foregoing documents;

provided, that (x) no assignment of any of the foregoing documents in favor of the Administrative Agent shall be considered to be effective until the Closing Date, notwithstanding any earlier date on any such assignment and (y) whenever the term “Mortgage Loan File” is used to refer to documents actually received by the Custodian pursuant to this Agreement or the Custody Agreement, such term shall not be deemed to include such documents required to be included therein unless they are actually so received.

“Mortgage Loan Guarantor” shall mean, with respect to any Mortgage Loan component of a Hybrid Lease, any guarantor under a Mortgage Loan Guaranty.

“Mortgage Loan Guaranty” shall mean, with respect to any Mortgage Loan component of a Hybrid Lease, the guaranty related to such Mortgage Loan executed by an Affiliate or parent of the Borrower in favor of a Borrower.

“Mortgage Loan Schedule” shall have the meaning set forth in the Property Management Agreement.

“Mortgage Note” shall mean, with respect to the Mortgage Loan component of a Hybrid Lease, the original executed note evidencing the indebtedness of a Mortgage Loan Borrower, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to ERISA to which any Loan Party or ERISA Affiliate thereof, contributes or has any liability.

“NAICS” shall mean the North American Industry Classification System standard used by federal statistical agencies in classifying business establishments for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy as set forth on https://www.census.gov/eos/www/naics/.

“New Property” shall have the meaning set forth in Section 3.3 hereof.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Nonrecoverable Advances” shall have the meaning set forth in the Property Management Agreement.

“Note” shall mean any promissory note executed by each of the Borrowers and payable to any Lender (or its registered assigns) in substantially the form of Exhibit G attached hereto (or such other form agreed by the Administrative Agent and the Borrowers).

“Notice of Borrowing” shall have the meaning set forth in Section 3.2 hereof.

“Notice of Assignment and Notice of Designation” shall mean that “Notice of Assignment and Notice of Designation” executed by STORE Capital (and acknowledged by the Company as successor in interest to STORE Capital) and delivered to the Collateral Agent designating the Administrative Agent as “Noteholder” with respect to the Financed Properties under the Collateral Agency Agreement.

“Obligations” shall mean all of the obligations of the Borrowers to the Administrative Agent, the Lenders and the other Secured Parties from time to time under this Agreement or any other Loan Document, in each case, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Borrower, would have accrued on any Obligation, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, whether now existing or arising in the future, direct or indirect, fixed or contingent, joint, several or joint and several, including any extensions or changes in the form thereof that are made in accordance with the terms of the Loan Documents; provided that, notwithstanding anything to the contrary herein or in any other Loan Document, “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate delivered to the Administrative Agent by the applicable Borrower which is signed by a Responsible Officer of the applicable Borrower.

“Ongoing Improvement Eligible Property” shall mean a Financed Property that is paying rent, open and fully operational with an Improvement being made to an existing structure (i.e. no ground-up construction), where (a) the cost of such Improvement does not exceed fifty percent (50%) of the Collateral Value of such Financed Property and (b) such Improvement is expressly permitted pursuant to the terms of the related Lease; provided, at no time shall the aggregate Collateral Value of Ongoing Improvement Eligible Properties included in the Collateral exceed the lesser of (A) $100,000,000 or (B) 5% of the aggregate Collateral Value of all Financed Properties; provided, however, that any Property identified as both a “Closing Exception Property” and an “Ongoing Improvement Property” as set forth on Schedule IV to the Disclosure Letter shall not be deemed to be an Ongoing Improvement Eligible Property.

“Originator” shall mean any of STORE Capital Acquisitions, LLC or another Affiliate of STORE Capital or the Company that originated a Mortgage Loan.

“OS Investor” means (a) Blue Owl Capital, Inc. or any successor thereto, together with any investment fund or vehicle, parallel partnerships or alternative investment vehicles and any co-investment or managed vehicles Controlled or managed by Blue Owl Capital, Inc. or its Affiliate(s), (b) Oak Street Real Estate Capital, LLC or any successor thereto, together with any investment fund or vehicle, parallel partnerships or alternative investment vehicles and any co-investment or managed vehicles Controlled or managed by Oak Street Real Estate Capital, LLC or its Affiliate(s), (c) any entity comprising any other real estate investment fund or vehicle Controlled or managed by Blue Owl Capital, Inc. or Oak Street Real Estate Capital, LLC or their respective Affiliate(s) and/or (d) Oak Street Net Lease Trust, or any successor thereto, together with any investment fund or vehicle, parallel partnerships or alternative investment vehicles and any co-investment or managed vehicles Controlled or managed by Oak Street Net Lease Trust or its Affiliate(s).

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against such Property or any part thereof.

“Other Plan Law” shall mean Law substantially similar to Section 406 of ERISA or Section 4975 of the Code that would be violated by the transactions contemplated by the Loan Documents.

“Parent” shall mean Ivory Parent, LLC and its successors and assigns.

“Pay-off Amount” means, with respect to any Financed Property with a Collateral Defect, an amount equal to (i) the greater of the Allocated Loan Amount (without giving effect to $0 Collateral Value for being an Ineligible Property) and the Appraised Value of such Financed Property, plus (ii) any unpaid Monthly Lease Payments then due, and any unreimbursed Property Protection Advances, fees and expenses (including fees and expenses incurred in connection with such release) (in each case, plus interest thereon as applicable), related to the Financed Property or the related Lease.

“Payment Account” shall have the meaning set forth in Section 2.11.1 hereof.

“Payment Agent” shall have the meaning set forth in the preamble to this Agreement.

“Payment Date” shall mean the twenty-third (23rd) day of every calendar month during the term of the Loan commencing on the twenty-third (23rd) day of the first full calendar month following the Closing Date and continuing throughout the term of the Loan, including the Scheduled Termination Date and Facility Termination Date or, if such day is not a Business Day, the immediately following Business Day.

“Payment Date Invoice” shall mean, for any Payment Date, the invoice prepared by each Lender reflecting the Total Debt Service, fees, costs, expenses and indemnities payable to such Lender hereunder on such Payment Date, which invoice shall be provided by such Lender to the Property Manager and included by the Property Manager in the Determination Date Report.

“Payment Transfer Date” shall mean each of the seventh (7th) day of every calendar month and the day immediately following the Determination Date (or in the case of each of the foregoing, the following Business Day if any such day is not a Business Day) during the term of the Loan commencing each such day of the first full calendar month following the Closing Date and continuing throughout the term of the Loan.

“Percentage Rent” shall have the meaning set forth in the Property Management Agreement.

“Pension Plan” shall mean means any “employee pension plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA or the funding rules under Section 412 of the Code which is sponsored, maintained or contributed to by, or required to be contributed by a Loan Party or any of their ERISA Affiliates.

“Periodic Term SOFR Determination Day” shall have the meaning assigned to it in the definition of “Term SOFR.”

“Permitted Encumbrances” shall mean, (a) the Liens in favor of the Administrative Agent and the Secured Parties created under the Loan Documents, (b) the Liens in favor of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) created under the Mortgages and the Collateral Agency Agreement, (c) customary Liens (not securing Indebtedness) in favor of a bank or a securities intermediary holding any account that arise in the ordinary course of business as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (not securing Indebtedness) in the ordinary course of business (including the right of set-off) with respect to such account, (d) Liens, if any, for Taxes imposed by any Governmental Authority not yet due and payable or due but not yet delinquent, (e) the Leases, (f) such other title and survey exceptions as are required, caused by or permitted under the Lease for the relevant Financed Property, (g) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, that, in the aggregate, do not materially adversely affect the use and operation, the value or the marketability of title of such Financed Property or the Borrowers’ ability to repay the Loan in a timely manner, (h) Liens arising by operation of law or agreement in favor of landlords, warehousemen, carriers, mechanics or materialmen, custodians or depository banks incurred in the ordinary course of business and (i) such other Liens as Administrative Agent has approved or may approve in writing.

“Permitted Holders” means (i) each G Investor and (ii) each OS Investor.

“Permitted Materials” shall mean Hazardous Substances used or generated by any Tenant or Borrower in the ordinary course of business and used, handled, stored, managed, transported, and disposed of in accordance with applicable Environmental Laws.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Post-Closing Readjustment Event” shall have the meaning set forth in Section 2.12.

“Primary Notes” shall have the meaning set forth in the Master Loan Agreements.

“Pre-Trigger Hedge Agreement” shall mean any Hedge Agreement entered into in accordance with Section 2.3.8(g).

“Prime Rate” shall mean the rate of interest determined by the Administrative Agent as the “Prime Rate” as in effect from time to time; provided, however, that such Prime Rate shall not be less than 1.00%. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent and any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Rata Share” shall mean, as of any date of determination, for any Lender, the percentage equivalent of a fraction the numerator of which is the portion of the outstanding Loan Amount on such date with respect to such Lender and the denominator of which is equal to the total outstanding Loan Amount with respect to all Lenders.

“Property” shall mean each parcel of land (including interests in land pursuant to a Ground Lease) and the Improvements thereon and together with all personal property owned by the related Property Owner secured by a Mortgage, together with all rights pertaining to such land and Improvements, as more particularly described in each Mortgage. Notwithstanding the foregoing, the term “Property” when used with respect to a Hybrid Lease in this Agreement or any other Loan Document means the land subject to the Ground Lease or sublease related to such Hybrid Lease (excluding the Improvements located on such land).

“Property Addition Notice” shall mean a written request by the Borrowers to add New Properties, including Qualified Substitute Properties, as Financed Properties or to designate Properties as Excluded Assets or Additional Financed Properties, substantially in the form of Exhibit D attached hereto (or such other form agreed by the Administrative Agent and the Borrowers).

“Property Management Agreement” shall mean the Property Management and Servicing Agreement, dated as of the date hereof, among the Borrowers, the Property Manager, the Administrative Agent and the Back-Up Manager, as the same may be amended, supplemented or otherwise modified from time to time.

“Property Management Fee” shall have the meaning set forth in the Property Management Agreement.

“Property Manager” shall mean the Company and its successors and assigns.

“Property Owner” shall mean each owner of a Property.

“Property Protection Advances” shall have the meaning set forth in the Property Management Agreement.

“Property Taxes” shall mean all real estate taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof.

“Purchase and Sale Agreements” shall mean the Loan Purchase Agreements between the applicable Originator and the applicable Borrower, pursuant to which such Borrower acquires Mortgage Loan components of Hybrid Leases from the applicable Originator, as amended, restated, supplemented or otherwise modified from time to time.

“Qualified Substitute Property” shall have the meaning set forth in the Property Management Agreement.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS Morningstar, or any other nationally recognized statistical rating agency which has been approved by Administrative Agent.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the SOFR Determination Time, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning set forth in Section 6.2 hereof.

“Reimbursement Rate” shall have the meaning set forth in the Property Management Agreement.

“Release Account” shall have the meaning set forth in the Property Management Agreement.

“Release Price” shall mean an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount of any Financed Property sold to a third party, the Company or an Affiliate or otherwise released hereunder, provided that the Release Price with respect to any Financed Property with an Allocated Loan Amount of $0 (i.e., Excluded Assets, Ineligible Properties and Additional Financed Properties) shall be (a) in the case of Excluded Assets, $0, (b) in the case of Ineligible Properties, the fair market value of such Property determined by an Appraisal (for purposes of this definition, completed on or prior to the Closing Date or in connection with such Property becoming a Financed Property) and (c) in the case of Additional Financed Properties, an amount equal to one hundred twenty-five percent (125%) of the product of the Advance Rate at the time of such release and the Collateral Value of such Additional Financed Property.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor of any of the foregoing.

“Remedial Work” shall have the meaning set forth in the Property Management Agreement.

“Rents” shall mean, with respect to each Property, all rents (including Percentage Rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and all other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent by a Tenant under any Lease with a Borrower or other agreement with a Borrower relating to the use of the Properties, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Property Taxes, operating expenses or other reimbursables payable to the applicable Property Owner (or to the Property Manager for the account of such Property Owner) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the applicable Property Owner or its agents or employees from any and all sources arising from or attributable to the Property.

“Replacement Hedge Agreement” shall mean, collectively, one or more hedge agreements, reasonably acceptable to Administrative Agent, from an Acceptable Counterparty with terms satisfying the criteria included in Section 2.3.8.

“Responsible Officer” with respect to any Credit Party, shall mean the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Executive Vice President or any other authorized officer of such Credit Party, and with respect to any other Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person, or any other authorized officer of such Credit Party or of the member of such Credit Party.

“S&P” shall mean S&P Global Ratings.

“Sanctioned Country” shall mean, at any time, any country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic).

“Sanctioned Person” shall mean any Person that is the target of Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (ii) any Person located, organized, or resident in a Sanctioned Territory, or (iii) any Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (i) and (ii).

“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including, but those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State.

“Scheduled Properties” shall mean the Properties set forth on Schedule 2.12(d).

“Scheduled Termination Date” shall mean February 3, 2025, or such later date to which the Scheduled Termination Date may be extended pursuant to Section 2.13.

“Secured Parties” shall mean, collectively or individually, as the context may require, each of the Lenders, the Administrative Agent, the Payment Agent, any Acceptable Counterparty under a Hedge Agreement and each Indemnified Person.

“Securities” shall mean any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

“Security Deposit” shall mean any security deposit or other similar amount provided by Tenant or its affiliate or any Lease Guarantor to a Borrower or its affiliate in connection with entering into a Lease.

“Servicer Replacement Event” shall have the meaning set forth in the Property Management Agreement.

“Servicing Standard” shall mean to provide property management services for the Financed Properties and to service the Mortgage Loans and the Leases (a) in the same manner in which, and with the same care, skill, prudence and diligence with which the Company, the Property Manager or the Special Servicer, as the case may be, services and administers similar leases and properties and loans, including, without limitation, the granting of Permitted Encumbrances, for its own account and the account of its Affiliates or any third party portfolios, to the extent applicable, or (b) in a manner normally associated with the prudent management and operation of similar properties, whichever standard is higher, and in each such case, in material compliance with all applicable Laws, but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an Affiliate of the Property Manager or Special Servicer, may have with any Borrower, any Tenant, any Mortgage Loan Borrower, any of their respective Affiliates or any other party to the Loan Documents; (ii) the ownership of any Note by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Property Protection Advances or to incur servicing expenses with respect to the Leases, Financed Properties or Mortgage Loans; (iii) the Property Manager’s or Special Servicer’s right to receive compensation for its services; (iv) the ownership, or servicing or management for others, by the Property Manager or Special Servicer of any other leases, commercial real properties or loans; (v) the release, transfer or indemnification obligations of the Property Manager or Special Servicer; or (vi) the existence of any loans made to a Tenant by the Property Manager or Special Servicer or any Affiliate thereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2.3 hereof.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate for such Business Day as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C.

“SOFR Determination Time” shall mean 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Compounded SOFR or Term SOFR, as applicable, is published on the Federal Reserve Bank of New York’s Website.

“Solvent” shall mean, with respect to any Person as of the date of determination,) (a) the sum of such Person’s liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as then contemplated and (c) such Person has not incurred debts and liabilities (including contingent liabilities) beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Special Purpose Entity Requirements” shall mean the covenants set forth in Section 5.4.1 and Section 5.4.2.

“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by STORE Capital in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent or its Affiliates shall have the right (taking into account any cure provisions) to terminate their respective obligations under the Acquisition Agreement or otherwise decline to close the Acquisition as a result of a breach of any such representations and warranties or any such representations and warranties not being accurate.

“Special Servicer” shall have the meaning set forth in the Property Management Agreement.

“Specified Representations” shall mean the representations and warranties set forth in Sections 4.1.1 to 4.1.8, 4.1.9(b) and Section 4.1.10, Sections 2.1 to 2.7 of the Limited Guaranty.

“State” shall mean, with respect to a Property, the State or Commonwealth in the United States of America in which such Property or any part thereof is located.

“STORE Capital” shall mean STORE Capital Corporation, a Maryland corporation.

“Strike Price” shall mean, with respect to any Hedge Agreement, 6.25%.

“Survey” shall mean a survey of the Property in question prepared by a surveyor licensed in the State and reasonably satisfactory to the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor.

“Swap Obligation” shall mean, with respect to any guarantor of the Obligations, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Take-Out Transaction” means, on any day, a transaction resulting in the payment of the Release Price with respect to the release of $300 million (by Collateral Value) or greater of Eligible Properties from the Collateral.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Benefit” shall have the meaning set forth in Section 2.3.5 hereof.

“Tenant” shall mean the tenant under a Lease with respect to a Property and any successor or assign thereof.

“Tenant Concept”: With respect to each Tenant, the concept in which such Tenant or Tenant’s business is classified under the NAICS.

“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the SOFR Administrator on CBA’s Market Data Platform (or other commercially available source of the applicable SOFR Administrator providing such quotations as may be selected by the Administrative Agent in its reasonable discretion from time to time) at approximately 6:00 a.m. (New York City time) on such Periodic Term SOFR Determination Day; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Notice” shall mean a written notification by the Administrative Agent to the Lenders, the Borrower and the Collateral Agent of the occurrence of a Term SOFR Transition Event.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Term SOFR Transition Event” shall mean, to the extent Term SOFR is no longer the Benchmark, the election by the Administrative Agent following the determination by the Administrative Agent, in its reasonable discretion and in consultation with the Borrowers, that Term SOFR (a) has been (x) recommended by the Relevant Governmental Body for use in asset-backed lending transactions substantially similar hereto, (y) applied in five (5) or more asset-backed lending transactions substantially similar hereto where the Administrative Agent or one of its affiliates is a lender, or (z) generally adopted by market participants for use in asset-backed lending transactions substantially similar hereto, and (b) is operationally, administratively and technically feasible for the Administrative Agent.

“Third Party Option Price” shall mean, with respect to a Property, the cash price set forth in the related Lease for exercise of a Third Party Purchase Option.

“Third Party Purchase Option” shall mean the option under a Lease, whether conditional or otherwise, for the related Tenant or another third party to purchase the related Financed Property before or at the expiration of the term of the Lease for the Third Party Option Price.

“Ticking Fees” shall have the meaning set forth in the Facility Fee Letter.

“Title Insurance Policy” shall mean, with respect to each Property, an ALTA mortgagee title insurance policy from an Approved Title Company issued with respect to such Property and insuring the lien of the Mortgage encumbering such Property, as the same may be modified, by endorsement or otherwise, pursuant to the terms of this Agreement.

“Total Debt Service” means, with respect to any Determination Date, the sum of (a) the accrued interest with respect to the outstanding Loan Amount for the related Interest Period and (b) fees owed to the Property Manager, Back-up Manager, Account Bank and Collateral Agent, each as accrued during the Collection Period ending on such Determination Date.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which a Property Owner is incorporated, organized or established.

“UCC Financing Statement” shall mean any UCC-1 financing statement which perfects a Lien on the personal property of the related Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be continued, amended, restated, replaced, supplemented or otherwise modified from time to time.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Adjustment.

“Unencumbered Real Properties” shall mean unencumbered fee owned triple net leased real estate assets owned by the Company or any of its Affiliates.

“United States Dollars” and the sign “US$” shall mean the lawful money of the United States of America.

“Unscheduled Proceeds” shall mean, collectively, without duplication, (i) Liquidation Proceeds, (ii) Insurance Proceeds and Condemnation Proceeds not applied to the restoration or repair of the related Financed Property or released to the applicable Tenant in accordance with the related Lease or held in the Casualty and Condemnation Proceeds Account (as defined in the Property Management Agreement) to be used for restoration or repair of the related Financed Property or released to the applicable Tenant in accordance with the related Lease, (iii) any Third Party Option Price received as a result of the exercise of a Third Party Purchase Option unless a Qualified Substitution Property has been substituted in or such Third Party Option Price is held in the Release Account in anticipation of a substitution to be completed within 15 days of the closing of the transaction resulting from such Third Party Purchase Option, (iv) amounts received pursuant to clause (i) of the definition of Pay-off Amounts, (v) any Advance Rate Reduction Payment, (vi) any termination payments under a Hedge Agreement and (vii) any Release Price received associated with the release of any Financed Property unless a Qualified Substitution Property has been substituted in or such Third Party Option Price is held in the Release Account in anticipation of a substitution to be completed within 15 days of the closing of the transaction resulting from such Third Party Purchase Option.

“Upfront Fee” shall mean the “Funding Fee” as set forth in the Citi Fee Letter.

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Lender” means any Lender that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended.

“USLBM” shall mean US LBM Holdings, LLC or any successor thereto.

“Voluntary Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or otherwise voluntarily commencing or instituting any application, proceeding or other action under any bankruptcy law seeking to have an order for relief or an order adjudicating it as bankrupt or insolvent made with respect to it; (b) the filing of an involuntary petition or the commencement of any other involuntary application, proceedings or other action against such Person under the Bankruptcy Code or any other bankruptcy law, in which such Person colludes with, or otherwise assists such Person, or causes to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed, or other involuntary application, proceedings or action commenced against it, by any other Person under the Bankruptcy Code or any other bankruptcy law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, interim receiver, receiver and manager, trustee, conservator, monitor or examiner for such Person or any portion of any Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Voluntary Prepayment” shall have the meaning set forth in Section 2.5.1.

Section 1.2 Principles of Construction. Unless the context of this Agreement otherwise requires: (a) words of either gender include the other gender; (b) words using the singular or plural also include the plural or singular, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Article, Section, Clause, Exhibit, Appendix or Schedule or any other subdivision of this Agreement; (d) references to “Article,” “Section,” “Clause,” “Exhibit,” “Appendix” or “Schedule” are to the Articles, Sections, Clauses, Exhibits, Appendices and Schedules, respectively, of this Agreement; (e) the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (f) unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, and (g) references to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any Exhibits, Appendices, Attachments and Schedules thereto, as amended, restated, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document that amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. An Event of Default exists until it has been waived in writing in accordance with the provisions of this Agreement. A reference to any time means New York City time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as in effect on the date hereof. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. Reference in any Loan Document to the Administrative Agent’s or any Lender’s discretion shall mean, unless otherwise expressly stated herein or therein, the Administrative Agent’s or such Lender’s sole discretion, respectively, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, except where a different standard is specified, in any Loan Document whenever the Administrative Agent or any Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Administrative Agent or such Lender, respectively, the decision of the Administrative Agent or each Lender, respectively, with respect thereto shall be in the sole discretion of the Administrative Agent or each Lender, respectively, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of good faith, discretion or judgment by the Administrative Agent or any Lender shall not be construed to require the Administrative Agent or any Lender to request or await receipt of information or documentation not immediately available from or with respect to the Borrowers or the Properties. A reference to a document includes an agreement in writing or a certificate, notice, instrument, document and any of the foregoing stored in electronic format; provided that for purposes of the Granting Clause and the definition of Collateral, “documents” shall have the meaning set forth in the New York UCC. The Loan Documents are the result of negotiations between or among the applicable parties to each Loan Document, have been reviewed by counsel to each applicable party, and are the product of all of the applicable parties to each respective Loan Document. No rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of the Loan Documents or the Loan Documents themselves.

ARTICLE II—THE CREDIT FACILITY

Section 2.1 The Loan. Subject solely to the satisfaction (or waiver in writing by the Lenders) of the conditions precedent set forth in Section 3.1, on the Closing Date, each of the Lenders shall fund its Committed Portion of the Loan as directed by the Borrowers. The Loan shall be funded in a single advance on the Closing Date with no further borrowings thereafter.

(a) The Loan may be voluntarily prepaid pursuant to Section 2.5.1 hereof, and, subject to the other provisions of this Agreement, any amounts so prepaid shall cease to be outstanding (and the corresponding outstanding principal amount of the Loan will be proportionately reduced). The outstanding Loan Amount shall be due and payable on the Facility Termination Date, without further action on the part of Administrative Agent or any Lender.

(b) The portion of the Loan held by each Lender shall be evidenced by a Note, which Note shall constitute a “Note” as defined in the Mortgages and the Collateral Agency Agreement and shall be secured by the Collateral.

Section 2.2 Disbursement of Funds. Loan proceeds shall be disbursed in accordance with the wire instructions set forth in the Notice of Borrowing, which shall direct funds to be paid to American Stock Transfer & Trust Company, LLC, as paying agent in connection with the Acquisition, which funds shall be disbursed by such paying agent in accordance with the closing steps and funds flow memorandum in connection with the Acquisition.

Section 2.3 Interest Rate.

2.3.1 Interest Rate. Borrowers shall pay interest in respect of the unpaid principal amount of the Loan from the Closing Date until the Loan shall be repaid in full, at a rate per annum which shall be equal to the applicable Interest Rate in effect from time to time.

2.3.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the Interest Period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year.

2.3.3 Determination of Interest Rate; Inability to Determine Applicable Interest Rate; Applicable Interest Rate Succeeded.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.3.3, if prior to the first day of any calendar month:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Benchmark (including because any screen rate necessary to determine such rate is not available or published on a current basis), for such Interest Period (or for such day); provided that no Benchmark Transition Event shall have occurred at such time with respect to such Benchmark; or

(ii) the Administrative Agent is advised by any Lender(s) that the applicable Benchmark for such Interest Period (or for such day) will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loan(s) for such Interest Period (or for such day);

then the Administrative Agent shall give written notice thereof to the Borrowers and the Lenders, which may be by electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to Loans that would otherwise be funded or maintained based on the applicable Benchmark shall be the Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1), (2), or (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (4) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrowers without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Majority Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event or a Compounded SOFR Transition Event and, in any such case, its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to (but subject to prior consultation with the Borrower), this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice or a Compounded SOFR Notice, as the case may be.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrowers and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period, provided that any failure by the Administrative Agent to so notify the Borrowers and any Lender shall not affect the Administrative Agent’s right to take or refrain from taking any action permitted under this Section 2.3.3. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3.3 or any definition used in this Section 2.3.3.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Loan that would otherwise be funded or maintained based on the relevant Benchmark shall during such Benchmark Unavailability Period instead be funded or maintained based on the Base Rate.

(h) All payments made by any Credit Party hereunder shall be made free and clear of, and without deduction or withholding for or on account of, Taxes unless such deduction or withholding is required by Law. If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or a Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes, other than those listed below under clauses (i) through (iv) below) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder; provided, however, that no such additional amounts shall be payable in respect of (i) any Taxes imposed on or measured by net income (however denominated), branch profits Taxes and franchise Taxes (imposed in lieu of net income Taxes), in each case, (A) imposed as a result of the Administrative Agent or a Lender being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax or any political subdivision thereof or therein, or (B) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction of the taxing authority imposing such Tax (other than any such connection arising solely from the Administrative Agent’s or the Lender’s having executed, delivered or performed its obligations or received a payment under, or received or perfected a security interest under, or engaged in any transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document), (ii) in the case of any Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender pursuant to a Law in effect at the time such Lender (x) acquires an interest in an Loan or (y) changes its lending office, except in each case to the extent that additional amounts were payable by the Borrower to such Lender’s assignor (if any) or such Lender (immediately before it changed its lending office) with respect to such Taxes pursuant to this paragraph (h), (iii) Taxes attributable to the Administrative Agent’s or any Lender’s failure to comply with Section 2.3.4, or (iv) any U.S. federal withholding Taxes imposed under FATCA.

(i) In the event that any change in any Law or in the interpretation or application thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of a Lender which is not otherwise included in the determination of the Benchmark hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by any amount deemed by such Lender to be material; or

(iii) shall hereafter impose on a Lender any other condition and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrowers shall promptly pay the Administrative Agent or such Lender, in accordance with the immediately succeeding sentence, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender in its reasonable discretion. If a Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3.3(i), such Lender shall provide Borrowers with not less than thirty (30) days prior written demand for such payment specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount (and calculation thereof) required to fully compensate such Lender for such additional cost or reduced amount; provided that such Lender shall provide the Borrowers with a written certification that such Lender is generally charging other borrowers or account parties for such additional costs incurred or reductions suffered on loans to companies similarly situated to the Borrowers in connection with syndicated credit facilities as reasonably determined by such Lender acting in good faith. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by a Lender to Borrowers shall be conclusive in the absence of manifest error. This provision shall survive payment of the Loan and the satisfaction of all other Obligations. Notwithstanding the foregoing, no Lender shall be entitled to receive additional amounts pursuant to this clause (i) for periods occurring prior to the 180th day before the giving of such notice, and if the change in law giving rise to such increased costs, reductions or amounts is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive affect thereof.

(j) Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which a Lender sustains or incurs as a consequence of (i) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrowers did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by a Lender to lenders of funds obtained by it in order to maintain the Loan hereunder and (ii) the conversion pursuant to the terms hereof of the Loan to any other rate on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by a Lender to lenders of funds obtained by it in order to maintain the Loan hereunder (the amounts referred to in clauses (i) and (ii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrowers shall not indemnify Lenders from any loss or expense arising from Lenders’ willful misconduct, bad faith, gross negligence or material breach of this Agreement or any other Loan Document.

(k) The Collateral Agent shall have no (i) responsibility for, or liability in connection with, the selection or determination of a successor or replacement reference rate and shall be entitled to fully rely upon any designation of such a rate without any obligation to verify, confirm or otherwise review such rate or (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a rate or a failure or delay in the selection or determination of a successor or replacement reference rate.

2.3.4 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) of this Section 2.3.4) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any U.S. Lender shall deliver to the Borrowers and the Administrative Agent on or about the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such U.S. Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent in such number of copies as shall be requested by the recipient on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or prior to the Closing Date, the Administrative Agent shall deliver to the Borrowers executed copies of (i) IRS Form W-9 (if it is a U.S. Person), or (ii) Internal Revenue Service Form W-8IMY (or any applicable successor forms) (if it is not a U.S. Person) properly completed and duly executed to treat the Administrative Agent as a U.S. person (as described in Section 1.1441-1(e)(3)(v) of the United States Treasury Regulations).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

2.3.5 Tax Benefit. If any Lender or Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received a payment of additional amounts pursuant to Section 2.3.3 (any such refund, a “Tax Benefit”), it shall pay to the Borrowers an amount equal to such Tax Benefit (but only to the extent of payments made under Section 2.3.3 with respect to the Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including Taxes) of such Lender or Administrative Agent and without interest (other than any interest paid by the relevant taxing authority with respect to such Tax Benefit). The Borrowers, promptly upon the written request of such Lender or Administrative Agent, shall repay to such Lender or Administrative Agent the amount paid over pursuant to this Section 2.3.5 (plus any penalties, interest or other charges imposed by the relevant taxing authority) in the event that such Lender or Administrative Agent is required to repay such Tax Benefit to such taxing authority. Notwithstanding anything to the contrary in this Section 2.3.5, in no event will a Lender or Administrative Agent be required to pay any amount to the Borrowers pursuant to this Section 2.3.5 the payment of which would place such Lender or Administrative Agent in a less favorable net after-Tax position than such Lender or Administrative Agent would have been in if the Tax for which additional amounts were been paid had not been deducted, withheld or otherwise imposed and the payment of additional amounts giving rise to such Tax Benefit had never been paid. This paragraph shall not be construed to require any Lender or Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

2.3.6 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, subject to applicable cure periods, the outstanding Loan Amount and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest, without duplication, at the Default Rate, calculated from the date such Event of Default occurred.

2.3.7 Usury Savings. This Agreement, each Note and the other Loan Documents are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Administrative Agent or the Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.3.8 Hedge Agreement.

(a) Within twenty (20) Business Days following the occurrence of a Hedging Trigger Event, Borrowers shall enter into and maintain one or more Hedge Agreements with one or more Acceptable Counterparties with an aggregate notional amount for all such Hedge Agreements equal to the Hedge Notional Amount and, in the case of an interest rate cap, with cap rate equal to the Strike Price; provided that if any Pre-Trigger Hedge Agreements are outstanding upon the occurrence and during the continuation of a Hedging Trigger Event, the required Hedge Notional Amount will be reduced by the aggregate notional amount of all such Pre-Trigger Hedge Agreements for so long as such Pre-Trigger Hedge Agreements are outstanding. Any such Hedge Agreements shall be required to meet the criteria set forth in this Section 2.3.8.

(b) Each Hedge Agreement shall, unless otherwise agreed in writing between the Administrative Agent and the applicable Borrower, (i) be at all times an interest rate cap or swap agreement in a form and substance reasonably acceptable to Administrative Agent, (ii) be with an Acceptable Counterparty, (iii) direct such Acceptable Counterparty to deposit directly into the

Collection Account any amounts due to Borrowers under such Hedge Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist with respect to a Property if such Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) be for a period at least equal to the term of the Loan and (v) be collaterally assigned to the Administrative Agent.

(c) Each Borrower shall comply with all of its obligations under the terms and provisions of any Hedge Agreements. All amounts paid by each Acceptable Counterparty under each Hedge Agreement to Borrowers, Administrative Agent or Lenders shall be deposited immediately into the Collection Account. Borrowers shall take all actions reasonably requested by Administrative Agent to enforce Lenders’ rights under each Hedge Agreement in the event of a default by the related Acceptable Counterparty and shall not, without the prior written consent of the Administrative Agent, waive, amend or otherwise modify any of their rights thereunder, other than waivers, amendments and modifications that do not pertain to the economic terms of such Hedge Agreement and would not materially impact the rights of the Administrative Agent or the Lenders hereunder. Any amendment or modification to any Hedge Agreement shall require ten (10) Business Days’ prior written notice to the Administrative Agent, and any change in the termination date, events of defaults or termination events in any Hedge Agreement shall be deemed to materially impact the rights of the Administrative Agent and the Lenders hereunder.

(d) In the event the Hedge Agreement counterparty ceases to qualify as an Acceptable Counterparty, and the Hedging Trigger Event is then continuing, Borrowers shall within thirty (30) days either (i) cause such counterparty to assign its obligations under the related Hedge Agreement to a new Acceptable Counterparty or obtain a guarantor (with such form of guarantee meeting S&P’s then current criteria) that meets the definition of Acceptable Counterparty, or (ii) enter into a Replacement Hedge Agreement with an Acceptable Counterparty meeting the requirements of this Section 2.3.8.

(e) In the event that Borrowers fail to purchase and deliver to Administrative Agent any Hedge Agreement or fail to maintain any Hedge Agreement in accordance with the terms and provisions of this Agreement following notice and cure periods set forth in this Agreement, and the Hedging Trigger Event is then continuing, the Administrative Agent may purchase such Hedge Agreement and the cost incurred by the Administrative Agent in purchasing such Hedge Agreement shall be paid by Borrowers to Lenders with interest thereon at the Default Rate from the date such cost was incurred by Administrative Agent until such cost is reimbursed by Borrowers to Administrative Agent. In the event the Administrative Agent purchases a Hedge Agreement pursuant to the immediately preceding sentence, the Administrative Agent shall notify Borrowers of such purchase.

(f) In connection with each Hedge Agreement, Borrowers shall (a) obtain and deliver to Administrative Agent a resolution, incumbency certificate, consent or other evidence of the Acceptable Counterparty’s authorization of the delivery of the Hedge Agreement, in each case in a form reasonably acceptable to Administrative Agent and (b) upon request, reasonably cooperate with the Administrative Agent’s efforts to obtain an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty, upon which Administrative Agent and its successors and assigns may rely in form and substance reasonably acceptable to the Administrative Agent.

(g) At any time on or after the Closing Date and prior to a Hedging Trigger Event, one or more Borrowers, on behalf of all Borrowers, may enter into one or more Pre-Trigger Hedge Agreements, which in each case, shall be collaterally assigned to the Administrative Agent in accordance with the terms hereof and shall be secured by the Collateral and paid in accordance with the priority of payments set forth in Section 2.11.4. Borrowers shall comply with the covenants and requirements set forth in this Section 2.3.8 with respect to each such Pre-Trigger Hedge Agreement.

Section 2.4 Loan Payment.

2.4.1 Payment of Principal and Interest. Each of the Borrowers, jointly and severally, unconditionally promises to pay to the Lenders all of the Debt due to Lenders under this Agreement as provided herein.

(a) Unless the Loan and all accrued and unpaid interest on the Loan become due and payable earlier in accordance with the terms herein, the Loan and all accrued and unpaid interest, fees, expenses and indemnities accrued under (and to the extent payable under) this Agreement shall be due and payable in full on the Facility Termination Date.

(b) Interest accrued and unpaid hereunder shall be due and payable (i) on each Payment Date, (ii) on the Facility Termination Date and (iii) otherwise as provided herein.

2.4.2 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately following Business Day. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever, except as otherwise permitted by Section 10.20.

2.4.3 Payment on Facility Termination Date. Borrowers shall pay to the Lenders on the Facility Termination Date the outstanding principal balance of the Loan, all accrued and unpaid interest through the end of the related Interest Period and all other amounts due hereunder and under the Notes and the other Loan Documents.

2.4.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Loan shall be made by the Payment Agent to the Lenders, in accordance with the wire instructions provided in Exhibit J, not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the applicable Lender’s offices or as otherwise directed by a Lender or the Administrative Agent, and any funds received by a Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

2.4.5 Erroneous Payments. In the event that any payments or prepayments made to the parties hereunder are not properly allocated in accordance with Section 2.11.4, or were otherwise made in error, the party that received such payment or prepayment shall be obligated to promptly correct or cause to be corrected any such error.

Section 2.5 Prepayments. On the same day of any such release or prepayment as set forth in this Section 2.5, the Borrower shall repay the applicable principal portion of the Loan with respect to such released Financed Property, which shall be applied to reduce the outstanding Loan Amount.

2.5.1 Voluntary Prepayments. Borrowers shall have the right to prepay the Loan at any time, in whole or in part, from time to time (each, a “Voluntary Prepayment”), on the following terms and conditions: (i) Borrower gives Administrative Agent written notice of its intent to prepay all or a portion of the Loan (“Prepayment Notice”), (A) at least eight (8) Business Days prior to the intended prepayment date if the amount being prepaid is greater than $200,000,000 or (B) at least five (5) Business Days prior to the intended prepayment date if the amount being prepaid is less than or equal to $200,000,000, in each case such notice to specify the amount of the prepayment and the specific Financed Properties, if any, that Borrowers seek to have released from the Collateral; (ii) Borrowers shall deposit or shall cause to be deposited into the Payment Account, in addition to the outstanding principal amount of the Loan to be prepaid, (A) all accrued and unpaid interest on the amount of the Loan to be paid through and including the date such prepayment occurs; (B) all Breakage Costs, if any, to the extent that Borrowers have written notice thereof from Lenders; (C) all other sums then due and payable under this Agreement, the Notes, and the other Loan Documents; (D) any termination payments due from a Borrower in connection with the reduction of the Hedge Notional Amount or the notional amount under any Pre-Trigger Hedge Agreement, in each case, as a result of such Voluntary Prepayment; and (E) any applicable Exit Fee; (iii) after giving effect to such Voluntary Prepayment, the Hedge Notional Amount shall not exceed the Loan Amount, or if a Hedging Trigger Event has not occurred, the aggregate notional amount under all Pre-Trigger Hedge Agreements shall not exceed the Loan Amount; and (iv) Borrowers may not make more than two (2) Voluntary Prepayments in any calendar month. The amount designated for prepayment and all other sums required under this Section 2.5.1 shall be due and payable on the prepayment date set forth in the Prepayment Notice; provided that Borrowers shall have the right to revoke, without premium or penalty, other than applicable Breakage Costs, the Prepayment Notice by written notice of such revocation delivered to the Administrative Agent and each Lender at least three (3) Business Days prior to the intended prepayment date set forth in the Prepayment Notice. Upon deposit into the Payment Account of the amount of such prepayment, together with any Breakage Costs required in connection therewith, after receipt of the Borrower’s notice referred to above, the Payment Agent shall pay to each Lender its Pro Rata Share of the amount deposited by or on behalf of the Borrowers into the Payment Account for such purpose.

The Exit Fee shall be due and payable at the time of such prepayment (including on the Facility Termination Date), provided, that notwithstanding anything herein or in any other Loan Document to the contrary, no Exit Fee shall be due or payable in connection with (i) the removal of Properties from the Collateral pursuant to a Third Party Purchase Option or (ii) the removal of Lender Approved Release Properties identified in Schedule IV to the Disclosure Letter.

2.5.2 Mandatory Prepayments; Substitution. On the Payment Date immediately following receipt of any Unscheduled Proceeds, the Borrowers shall be required to pay as a mandatory principal prepayment an amount equal to any Unscheduled Proceeds received during the Collection Period preceding such Payment Date (such amounts “Mandatory Prepayments”). Any Mandatory Prepayments shall be applied to the mandatory repayment of principal of the Loan in accordance with Section 2.11.4, together with (i) accrued interest through the immediately following Payment Date on the amount being prepaid, (ii) any applicable Breakage Costs on such prepayment, if any, and (iii) any other sums due in connection with such prepayment.

2.5.3 Payments After Event of Default. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by or on behalf of Lenders, such tender or recovery shall (a) in accordance with Section 2.3.6, include accrued and unpaid interest at the Default Rate on the outstanding principal amount of the Loan from the date such Event of Default occurred through and including the day such tender or recovery occurs and (b) be deemed a Voluntary Prepayment by Borrowers (without the requirement to comply with any prior notice requirements in respect thereof) and shall in all instances include (i) an amount equal to any applicable Exit Fee, (ii) any applicable Breakage Costs and (iii) any due and unpaid fees under this Agreement, if applicable. On the immediately following Payment Date, the Payment Agent shall apply all amounts so tendered or recovered in accordance with Section 2.11.4.

2.5.4 Collateral Defect. If at any time other than during the Initial Cure Period: (a) either (x) the Advance Rate (calculated taking into account $0 Collateral Value for Ineligible Properties unless otherwise waived by the Administrative Agent in writing or identified as an Eligible Property in Schedule IV to the Disclosure Letter) is greater than the Maximum Advance Rate or (y) the value of the Ineligible Properties (as set forth on Schedule IV to the Disclosure Letter, or if such property has been added after the Closing Date, the Appraised Value of such Property at the time it is added to the Collateral as a New Property in accordance with Section 3.3) exceeds an amount equal to the lesser of (i)(A) $78 million plus (B) the Collateral Value of any Additional Financed Properties added to Collateral as a New Property in accordance with Section 3.3 (measured by the Appraised Value of such Additional Financed Property at the time it is added to Collateral as a New Property in accordance with Section 3.3) and (ii) $100 million (the “Maximum Ineligible Property Value”), without regard to whether the Advance Rate exceeds the Maximum Advance Rate, and (b) (x) any Financed Property no longer qualifies as an Eligible Property or (y) the Borrowers, the Property Manager, or the Administrative Agent determines that any Financed Property that has been represented to be an Eligible Property is an Ineligible Property and, if such ineligibility is based on a breach of a representation and warranty, such ineligibility materially and adversely affects the value of the related Financed Property or Lease or the interests of the related Borrower or the Administrative Agent (each in the case of (x) and (y), a “Collateral Defect”), the related Borrower shall within fifteen (15) days, or three (3) Business Days in the case of a Defaulted Asset, of the earlier of knowledge or notice of such Collateral Defect, at its option: (i) cure the failure of such Financed Property to constitute an Eligible Property, (ii) qualify and deliver to the Administrative Agent additional Eligible Properties as Financed Properties or Additional Financed Properties in accordance with Section 3.3, it being agreed that any Excluded Asset that, in either case, qualifies as an Eligible Property and a Qualified Substitute Property may, at the election of any Borrower, be added as a New Property pursuant to Section 3.3 to satisfy one or more Collateral Defects, and that such electing Borrower, upon substituting a Qualified Substitute Property for an Ineligible Property to satisfy a Collateral Defect, may further elect to designate such substituted Ineligible Property as an Excluded Asset, or (iii) pay the required Pay-off Amount (each of the options set forth in items (i), (ii) and (iii), a “Collateral Defect Cure” and collectively the “Collateral Defect Cures”). To the extent an Additional Financed Property no longer qualifies as an Eligible Property, the Borrowers shall either substitute a Qualified Substitute Property for such Additional Financed Property or the Maximum Ineligible Property Value shall be reduced by the Appraised Value (as of the time such Additional Financed Property was at added to Collateral) of such Property.

Notwithstanding the foregoing or any other provision to the contrary in this Agreement or any other Loan Document, if, during any of the Initial Cure Period, the Initial Post-Closing Diligence Period or the Second Post-Closing Diligence Period, any Unencumbered Real Properties that were provided as a result of the Post-Closing Readjustment Event are determined to be Ineligible Properties and either (x) the Advance Rate would not exceed the Maximum Advance Rate after giving effect to such removal or (y) such Ineligible Properties are replaced with additional Unencumbered Real Properties and the Second Post-Closing Diligence Period has commenced with respect to such additional Unencumbered Real Properties, then in the case of clause (x) or (y) above, such Ineligible Properties may be removed from the Collateral securing the Loan without any requirement to pay any Release Price, Exit Fee, or any prepayment or other amount in connection with such removal.

Section 2.6 Early Amortization Period; Ability to Cure Early Amortization Period. While an Early Amortization Period is in effect, but prior to the occurrence of an Event of Default (if applicable), all amounts on deposit in the Payment Account shall be applied in accordance with Section 2.11.4 on the related Payment Date.

Section 2.7 Ticking Fees. The Borrowers shall pay or cause to be paid the Ticking Fees if and to the extent required to be paid under the Facility Fee Letter.

Section 2.8 Release of all Properties Upon Payment in Full. Except as set forth in this Section 2.8 or Section 2.9 hereof, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien on any Property.

(a) Solely to the extent that (i) Borrowers have paid or prepaid the entire Loan and all other Obligations (other than any contingent or unmatured Obligation for which no claim has been made) and (ii) the requirements of Section 2.5 herein and this Section 2.8 have been satisfied, upon instruction from the Borrowers to the Administrative Agent, (A) all of the Properties shall be released from the Liens in favor of the Administrative Agent created hereunder and (B) all Liens created by each Borrower in, to and under any and all Collateral in favor of the Administrative Agent pursuant to this Agreement shall automatically be terminated and released. In connection with the foregoing termination or release, the Administrative Agent hereby authorizes each Borrower (and its agents, service providers and counsel) upon the occurrence of such termination and release to file any UCC-3 termination statements to evidence the termination of any initial Uniform Commercial Code financing statements of record identifying the Administrative Agent as secured party and any Borrower as debtor or Borrowers as debtors. In addition, the Administrative Agent shall execute and deliver to each Borrower, at such Borrower’s expense, all documents that such Borrower shall reasonably request to evidence such termination or release, including without limitation, (i) executing any letter evidencing the aforementioned authorization of each Borrower (and its agents, service providers and counsel) to file UCC-3 termination statements, (ii) any release and termination letters or agreements evidencing the termination and release of all Liens and (iii) such documents as may be required to terminate any agreement creating “control” (within the meaning of the Uniform Commercial Code as in effect in any jurisdiction) in favor of the Administrative Agent (including without limitation, the Deposit Account Control Agreement) with respect to any deposit account or securities account of any Borrower constituting Collateral.

(b) In connection with the release of the Liens in favor of the Administrative Agent created hereunder, Borrowers shall submit to Administrative Agent, promptly following the delivery of the Prepayment Notice, a release of Lien (and related Loan Documents) for each Property for execution by the Administrative Agent. Such release shall be in a form appropriate in each jurisdiction in which the relevant Borrower is located.

(c) At the request of any Borrower, the release of any Lien under this Credit Agreement or any other Loan Document shall also include execution and delivery by the Administrative Agent of a “Notice of Designation” and/or a “Notice of Assignment” (or any hybrid form thereof), in each case designating a party identified by such Borrower as its assignee and/or as “Noteholder” under the Collateral Agency Agreement with respect to the applicable released Properties.

Section 2.9 Release of Property.

(a) Upon a prepayment effected in accordance with Section 2.5, or the substitution of a New Property for a Financed Property in compliance with Section 3.3 or as otherwise permitted pursuant to the last paragraph of Section 2.5.4, and provided that (1) no Early Amortization Period is in effect and no Event of Default has occurred and is continuing (unless in the case of any event causing an Early Amortization Period, the release of such Property would cure such Early Amortization Period), (2) to the Borrowers’ knowledge, no event has occurred and is continuing which, with the passage of time and/or notice would result in an Event of Default or the initiation of an Early Amortization Period (unless in the case of any of the events causing an Early Amortization Period, the release of such Property would cure such Early Amortization Period) and (3) no Event of Default or Early Amortization Period would occur after giving effect to the release of such Financed Property, Borrowers may obtain the release of a Financed Property from the Lien in favor of the Administrative Agent created hereunder (and related Loan Documents) and the release of the related Property Owner’s Obligations with respect to such Financed Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(i) In the case of a prepayment, the Release Price for the applicable Financed Property shall be deposited into the Payment Account to be applied to the payment of principal as Unscheduled Proceeds in accordance with Section 2.11.4 and all other amounts required to be paid in connection with the related Voluntary Prepayment in accordance with Section 2.5.1 shall be deposited into the Payment Account to be applied as required pursuant to Section 2.5.1 and Section 2.11.4. For the avoidance of doubt, notwithstanding the sale of a Terminated Lease Property in accordance with Section 3.15(f) of the Property Management Agreement, no Financed Property shall be released without payment in full of the Release Price with respect to such Financed Property;

(ii) Following the release of such Financed Property and, if applicable, the payment of the Release Price for such Financed Property, the effective Advance Rate shall not exceed the Maximum Advance Rate.

(b) The applicable Property Owner shall have paid all Secured Parties’ reasonable and documented out-of-pocket costs and expenses for such partial release including reasonable legal fees and disbursements incurred by each Secured Party, if any, to effect the partial release.

(c) In connection with any release pursuant to this Section 2.9, the Administrative Agent hereby authorizes such Borrower (and its agents, service providers and counsel) upon the occurrence of such release to file any UCC-3 amendment or termination statements as necessary to evidence the amendment or termination of any initial Uniform Commercial Code financing statements of record identifying the Administrative Agent as secured party and such Borrower as debtor with respect to the released Property. In addition, the Administrative Agent shall execute and deliver to such Property Owner, at the Property Owner’s expense, all documents that the Property Owner shall reasonably request to evidence or to file or register in any office such release, including financing statement amendments and any “Notice of Designation” and/or a “Notice of Assignment” (or any hybrid form thereof) under the Collateral Agency Agreement. Each of the Lenders irrevocably authorizes the Administrative Agent to provide any such release or evidence of release contemplated by this Section 2.9.

(d) The Administrative Agent shall not release any portion of the Collateral except as expressly set forth in the Property Management Agreement, this Agreement and the other Loan Documents and shall release such portion without in any way impairing or affecting the Lien on the remainder of the Collateral or priority of the rest of the Mortgages, or improving the position of any subordinate holder of the Liens with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by the Administrative Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof, all in accordance with the terms hereof and of the Property Management Agreement. The Loan Documents shall continue as a Lien on the remaining portion of the Collateral to which each such Loan Document applies.

Section 2.10 Release of Borrowers. In the event a Borrower has paid the required Release Price and obtained the release of all of its then-owned Financed Properties pursuant to Section 2.8 or 2.9, all Liens created by such Borrower in, to and under any and all of its Collateral in favor of the Administrative Agent pursuant to this Agreement shall automatically be terminated and released. In connection with the foregoing termination or release, the Administrative Agent hereby authorizes such Borrower (and its agents, service providers and counsel) upon the occurrence of such termination and release to file any UCC-3 termination statements to evidence the termination of any initial Uniform Commercial Code financing statements of record identifying the Administrative Agent as secured party and such Borrower as debtor. In addition, the Administrative Agent shall, if requested by such Borrower, and at such Borrower’s expense, execute, deliver, file and record any release, document or other instrument and take such action that may be necessary or that such Borrower may request, to evidence the release by the Administrative Agent of such Borrower from the Obligations and such Borrower’s Liens created hereunder, including without limitation, (i) executing any letter evidencing the aforementioned authorization of such Borrower (and its agents, service providers and counsel) to file UCC-3 termination statements, (ii) any release and termination letters or agreements evidencing the termination and release of all Liens on the Collateral of such Borrower (iii) such documents as may be required to terminate any agreement creating “control” (within the meaning of the Uniform Commercial Code as in effect in any jurisdiction) in favor of the Administrative Agent with respect to any deposit account or securities account of such Borrower constituting Collateral of such Borrower and (iv) any “Notice of Designation” and/or a “Notice of Assignment” (or any hybrid form thereof) under the Collateral Agency Agreement. Each of the Lenders authorizes the Administrative Agent to provide any such release or evidence of release contemplated by this Section 2.10.

Section 2.11 Application of Available Amount; Payment Account.

2.11.1 The Payment Agent shall establish and maintain a segregated trust account (the “Payment Account”) at Citibank, N.A., in its name, as Payment Agent, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Secured Parties and the Borrowers as their interests may appear. The Administrative Agent shall have exclusive control (including, without limitation, “control” within the meaning of Section 9-104 or 9-106 of the UCC as applicable) and sole right to direct payments and withdrawals with respect to the Payment Account. Funds in the Payment Account shall not be commingled with any other moneys and shall be held uninvested. The Payment Agent shall establish and maintain the Payment Account as a non-interest bearing account. On each Payment Transfer Date, the Account Bank shall transfer all amounts held in the Collection Account to the Payment Account. Within two (2) Business Days following the Closing Date, the Borrowers shall deposit or cause to be deposited into the Collection Account all Monthly Lease Payment and Monthly Loan Payments received with respect to the Collateral from and including February 1, 2023 through and including the Closing Date.

2.11.2 The Payment Date Invoice shall be delivered by the Administrative Agent to the Borrowers and the Property Manager five (5) Business Days prior to each Payment Date, which Payment Date Invoice shall be used by the Property Manager in creating the Determination Date Report in accordance with the Property Management Agreement.

2.11.3 Not later than 4:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date (or such later date as the Administrative Agent and the Payment Agent may agree in their reasonable discretion), Borrowers shall deliver the Determination Date Report to the Payment Agent and the Administrative Agent. The Payment Agent shall have no liability for any delay in, or other inability in, making payments due to the Determination Date Report not being delivered in accordance with the above noted time frame.

2.11.4 On each Payment Date, the Available Amount for such Payment Date will be distributed and/or applied by the Payment Agent solely in accordance with the Determination Date Report in the following order of priority:

(a) Initially, to pay the following expenses of the Borrowers related to the Collateral (collectively, “Collateral Pool Expenses”), to the extent not previously withdrawn from the Collection Account by the Property Manager, in the following order of priority:

(i) first, to the Property Manager, the earned and unpaid Property Management Fee;

(ii) second, pro rata, to the Back-Up Manager, the Back-Up Fee, to the Collateral Agent, the Custodian and the Payment Agent, any earned and unpaid fees due to such parties;

(iii) third, to the Back-Up Manager, the Administrative Agent and the Property Manager, as applicable, an amount equal to all unreimbursed Property Protection Advances and Extraordinary Expenses for such Payment Date and to the extent unpaid from any prior Payment Date (not to exceed the Extraordinary Expense Cap, unless an Event of Default resulting in the acceleration of the Loan has occurred and is then continuing, in which case, (A) such limit will not apply and (B) indemnities due to the Borrowers or any member, manager, officer, employee or agent of any such Borrowers, other than any such party in connection with its role as Property Manager, will be payable only after payments due below); and

(iv) fourth, to the parties entitled thereto, the amount of any Borrower Expenses (not to exceed the Borrower Expense Cap, unless an Event of Default resulting in the acceleration of the Loan has occurred and is then continuing, in which case, such limit will not apply);

(b) And then:

(i) first, to pay pro rata (1) ratably to the Collateral Agent and the Payment Agent any costs, expenses or indemnities then due and payable to such party subject to the Annual Expense Cap, unless an Event of Default resulting in the acceleration of the Loan has occurred and is then continuing in which case such limit will not apply, and (2) to the Custodian any costs, expenses or indemnities then due and payable to such party subject to the Annual Expense Cap, and (3) to the Administrative Agent any costs, expenses or indemnities then due and payable to the Administrative Agent;

(ii) second, ratably to each Lender, any fees, costs, expenses or indemnities then due or payable under this Agreement or any other Loan Document (including, without limitation, the Exit Fee);

(iii) third, pro rata to (A) the Acceptable Counterparty, the amount of accrued and unpaid Hedge Payment Amounts (excluding any termination payments) due on such Payment Date and (B) ratably to each Lender, such Lender’s Pro Rata Share of the Interest Payment Amount for such Payment Date (and any unpaid amounts from any prior Payment Date);

(iv) fourth, pro rata (based on amounts due) to (A) the Acceptable Counterparty, any accrued and unpaid Hedge Payment Amount that constitutes a termination payment payable to such Acceptable Counterparty due on such Payment Date and (B) ratably (based on amounts due) to each Lender, such Lender’s Pro Rata Share of any Mandatory Prepayments due on such Payment Date, to the extent not paid prior to such Payment Date, until the Loan Amount has been reduced to zero;

(v) fifth, if an Event of Default has occurred and is continuing or an Early Amortization Period has commenced and is continuing, to each Lender such Lender’s Pro Rata Share of all remaining amounts until the Loan Amount has been reduced to zero;

(vi) sixth, pro rata to the Back-Up Manager, the Administrative Agent and the Property Manager, as applicable, an amount equal to all unreimbursed Property Protection Advances and Extraordinary Expenses then due that are in excess of the related caps in clause (a)(iii) above and to the Collateral Agent, the Custodian and the Payment Agent any unpaid fees, expenses, indemnification and other amounts then due that are in excess of the related caps in clause (b)(i) above;

(vii) seventh, to the parties entitled thereto, the amount of any Borrower Expenses then due that are in excess of the cap in clause (a)(iv) above; and

(viii) eighth, to the Borrowers (or their designee) all remaining amounts, to use or apply pursuant to the terms of this Agreement.

Notwithstanding anything set forth in any Loan Document, no Available Amounts shall be applied to pay costs, fees or expenses related to any Excluded Asset or Ineligible Property prior to distribution pursuant to clause eighth above.

Section 2.12 Advance Rate Adjustment.

(a) Notwithstanding the terms of Section 3.3 or any other provision of this Agreement or any other Loan Document to the contrary, if on the Closing Date, the Advance Rate exceeds (or would exceed) the Maximum Advance Rate (the “Post-Closing Readjustment Event”), (i) the Company shall be required to provide as additional Collateral one or more Unencumbered Real Properties that the Company reasonably believes would constitute an Eligible Property or Eligible Properties upon completion of the diligence described below, to reduce the Advance Rate to no greater than the Maximum Advance Rate or (ii) the Borrowers shall be required to repay the Loan in an amount that reduces the Advance Rate to no greater than the Maximum Advance Rate (such amount an “Advance Rate Reduction Payment”), in the case of clauses (i) and (ii) above, within fifteen (15) days following the Closing Date (provided that only a Notice of Assignment and Notice of Designation, a Property Addition Notice and a Custodian certification shall be required to designate Unencumbered Real Properties during the Initial Cure Period for purposes of Section 2.12(a)); provided that the Loan Parties may extend such fifteen (15) day period by posting Additional Credit Support pursuant to Section 2.12(c) (such fifteen (15) day period, as extended pursuant to the immediately preceding proviso, the “Initial Cure Period”). If the Company provides additional Unencumbered Real Properties (together with a Notice of Assignment and Notice of Designation and a Property Addition Notice in accordance with Section 3.3) pursuant to clause (i) above, the Administrative Agent or its counsel shall conduct the asset level diligence set forth on Schedule III hereto for such additional Unencumbered Real Properties within 120 days following the Closing Date (the “Initial Post-Closing Diligence Period”); provided that if, during the Initial Post-Closing Diligence Period, as a result of the diligence process described above, the Borrowers, the Property Manager, or the Administrative Agent determines that any of such additional properties are not Eligible Properties, on or prior to the end of the Initial Post-Closing Diligence Period (or, if such property is determined not to be an Eligible Property within 10 days prior to the last day of the Initial Cure Period, then on or prior to the date that is 15 days after the Initial Post-Closing Diligence Period), the Company shall be required to (x) provide as additional Collateral one or more additional Unencumbered Real Properties that the Company reasonably believes would constitute Eligible Properties upon completion of the diligence described below, to reduce the Advance Rate to no greater than the Maximum Advance Rate or (y) repay the Loan in an amount that reduces the Advance Rate to no greater than the Maximum Advance Rate. In such case, the Administrative Agent or its counsel shall conduct the asset level diligence set forth on Schedule III hereto for such additional Unencumbered Real Properties within 120 days following the end of the Initial Post-Closing Diligence Period (the “Second Post-Closing Diligence Period”).

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document to the contrary, no Early Amortization Period or Event of Default shall occur or exist during the Initial Cure Period, the Initial Post-Closing Diligence Period or the Second Post-Closing Diligence Period as a result of the Post-Closing Readjustment Event or the process described in this Section 2.12 (such process, the “Advance Rate Adjustment Process”), provided the Borrowers comply in all material respects with such provisions.

(c) If the Company elects, in its sole discretion, to extend the Initial Cure Period as described in Section 2.12(a), it shall deliver or cause to be delivered to the Administrative Agent, in addition to the Collateral and the Limited Guaranty described herein, cash and/or U.S. treasury securities in an amount equal to 100% of the aggregate Advance Rate Reduction Payment if such amount was required to be paid on the Closing Date to be held in a blocked account under the Administrative Agent’s control (the “Additional Credit Support”), which Additional Credit Support shall be terminated and released on the date that the Advance Rate is reduced to no greater than Maximum Advance Rate through the procedures described in Section 2.12(a) and, if applicable, be returned to the applicable Loan Party.

(d) Any Excluded Asset (including any Scheduled Property) that satisfies the requirements of Section 3.3 (provided that only a Notice of Assignment and Notice of Designation, a Property Addition Notice and a Custodian certification shall be required to designate Unencumbered Real Properties during the Initial Cure Period for purposes of Section 2.12(a)) and is an Eligible Property (or, with respect to Unencumbered Real Properties designated during the Initial Cure Period, the Company reasonably believes it would constitute an Eligible Property or Eligible Properties upon completion of the diligence described in Section 2.12(a)) may serve as additional Collateral hereunder, including, at the election of any Borrower, to address the Post-Closing Readjustment Event, if any, to satisfy or cure any Collateral Defect, or as otherwise permitted under this Agreement or the other Loan Documents.

Section 2.13 Extension of Scheduled Termination Date. The Borrowers shall have the option, on two subsequent occasions, to extend the Scheduled Termination Date then in effect for an additional six (6) months (each, an “Extension Option”), by providing not less than fifteen (15) Business Days’ notice prior to the then effective Scheduled Termination Date to the Administrative Agent; provided that, on the Scheduled Termination Date immediately prior to the applicable Extension Option (the “Extension Effective Date”), (i) the outstanding Loan Amount is less than 30% of the Loan Amount on the Closing Date; (ii) no Early Amortization Period is in effect and no Event of Default has occurred and is continuing; and (iii) the Borrowers pay (or cause to be paid) the applicable Extension Fee to each Lender, which shall be earned, due and payable on, but subject to the effectiveness of such Extension Option, on the applicable Extension Effective Date. The Borrowers may exercise the first Extension Option to extend the Scheduled Termination Date until August 4, 2025 and the second Extension Option to extend the Scheduled Termination Date until February 3, 2026.

ARTICLE III—CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. On or prior to the Closing Date, each of the conditions precedent set forth below shall have been satisfied (or waived in writing by the Lenders):

(a) Fees and Costs. The Parent, the Company or Borrowers shall have paid (or shall have caused to be paid contemporaneously with the funding of the Facility, which may be by offsetting against the proceeds of the Loan) (i) the Upfront Fee in accordance with the Citi Fee Letter and (ii) any other fees and reasonable and documented out-of-pocket expenses due to Administrative Agent or Lenders required to be paid pursuant to the terms of the Commitment Letter or the Loan Documents, in each case to the extent invoiced at least three (3) Business Days prior to the Closing Date or otherwise approved by the Borrowers in a funds flow or settlement statement for the Facility.

(b) Loan Documents.

(i) Each Borrower shall have (x) duly executed and delivered, or caused to be duly executed and delivered, (i) to the Administrative Agent, an executed counterpart signature page to each of this Agreement (including an executed counterpart signature page of the Payment Agent) and the Custody Agreement (including an executed counterpart signature page of the Custodian) and (ii) to the Administrative Agent, for each Lender, a pdf copy of an executed counterpart signature page to a Note in the amount of such Lender’s applicable amount in substantially the form of Exhibit G attached hereto (with the original of each such Note to be delivered to or at the direction of the Lenders promptly following the Closing Date);

(ii) the Company shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Notice of Assignment and Notice of Designation;

(iii) each of STORE Capital and the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Consolidation Agreement;

(iv) the Borrowers, the Property Manager, the Limited Guarantor and the Back-Up Manager shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Property Management Agreement;

(v) the Limited Guarantor shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Limited Guaranty;

(vi) the Borrowers and Collateral Agent shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Collateral Agency Agreement;

(vii) the Borrowers shall have duly executed and delivered, to the Administrative Agent, an executed signature page to the Disclosure Letter, which shall include the final agreed upon Financed Property Schedule;

(viii) the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Collection Account Deposit Account Control Agreement;

(ix) the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Release Account Deposit Account Control Agreement;

(x) the Company or the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Purchase and Sale Agreements;

(xi) the Company shall have duly executed and delivered, or caused to be duly executed and delivered, to the Administrative Agent an executed counterpart signature page to the Exit Fee Side Letter; and

(xii) Each Borrower shall have duly delivered, or caused to be duly delivered, to the Administrative Agent a recycled special purpose entity certification verifying compliance with the special purpose entity covenants set forth herein.

(c) Security Interest. The Administrative Agent shall have received (i) evidence that all UCC Financing Statements required to be filed in order to perfect the Administrative Agent’s Lien in the Collateral (to the extent that a Lien can be perfected by the filing of a UCC Financing Statement), shall have been properly prepared for filing in the office and in the jurisdictions set forth the applicable debtor’s name on Schedule 3.1(c); and (ii) execution and delivery of the Notice of Assignment and Notice of Designation designating Administrative Agent as assignee and as “Noteholder” under the Collateral Agency Agreement with respect to the Financed Properties.

(d) Acquisition. The Acquisition shall be consummated immediately prior to, or substantially concurrently with the funding of the Loan in all material respects in accordance with the Acquisition Agreement, without giving effect to any amendments, waivers, modifications or consents thereunder that are materially adverse to the interests of the Arrangers in their capacities as Lenders or the Administrative Agent unless approved in writing by the Arrangers or the Administrative Agent, as applicable (such approval not to be unreasonably withheld, delayed or conditioned); provided that (a) any amendment, waiver or other modification resulting in (i) any increase in the purchase price shall be deemed to be not materially adverse to the Lenders and the

Administrative Agent so long as such increase is not funded with additional Indebtedness (other than amounts from other facilities available to STORE Capital and in existence prior to the Closing Date that are assumed by the Company on the Closing Date), or (ii) any decrease in the purchase price shall not be materially adverse to Lenders and the Administrative Agent so long as (x) such decrease is less than 10% of the purchase price in respect of the Acquisition or (y) 100% of such decrease in excess of 10% of the purchase price is applied to reduce the amount of the Facility and the equity commitments in respect of the Transactions on a pro rata basis, and (c) any amendment, waiver or other modification of (i) the definition of “Company Material Adverse Effect” as set forth in the Acquisition Agreement, (ii) the definition of “End Date” as set forth in the Acquisition Agreement, (iii) the proviso in Section 2.3(a) of the Acquisition Agreement or (iv) the last sentence of Section 8.1 of the Acquisition Agreement shall be deemed to be materially adverse to the interests of the Lenders and the Administrative Agent. The Arrangers (in their capacities as Lenders) and the Administrative Agent shall be deemed to have consented to any amendments, waivers, modifications or consents under the Acquisition Agreement if it shall have not affirmatively objected to any such amendment, waiver, modification or consent within five business days of receipt of written notice of such amendment, waiver, modification or consent.

(e) Representations and Warranties. The Specified Acquisition Agreement Representations are true and correct (to the extent required by the Limited Conditionality Provision) and the Specified Representations are true and correct in all material respects (or if qualified by materiality or material adverse effect or similar language, in all respects) as of the Closing Date (unless such Specified Representations relate to an earlier date, in which case, such Specified Representations shall have been true and correct in all material respects as of such earlier date) to the extent required by, and subject to the terms of the Limited Conditionality Provision; provided that if any of the Specified Acquisition Agreement Representations or Specified Representations made on the Closing Date are qualified or subject to “material adverse effect” (or similar term or materiality standard), the definition of Company Material Adverse Effect shall apply for the purposes of any such representations and warranties made, or to be made, on or as of the Closing Date.

(f) No Company Material Adverse Effect. Since September 15, 2022, there shall not have occurred any Company Material Adverse Effect.

(g) Financial Statements. The Administrative Agent shall have received, with respect to STORE Capital and its subsidiaries, to the extent publicly filed by STORE Capital, (i) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the fiscal years 2020 and 2021 and (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter (other than the fourth fiscal quarter of STORE Capital’s fiscal year) ended after December 31, 2021 and at least 45 days prior to the Closing Date. The Administrative Agent and the Lenders hereby acknowledge and agree that (x) the public filing by STORE Capital with the Securities and Exchange Commission of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clause (a) above and (y) it has received the audited financial statements referred to in clause (a) above for the 2020 and 2021 fiscal years and the unaudited financial statements referred to in clause (a) above for the fiscal quarters ended on and prior to September 30, 2022.

(h) Solvency Certificate. The Administrative Agent shall have received certificates from the chief financial officer, chief accounting officer, or other officer with equivalent duties of the Company with respect to solvency (on a consolidated basis) of the (i) Company and its subsidiaries and (ii) the Borrowers, each as of the Closing Date after giving effect to the Transactions in substantially the form attached hereto as Exhibit H.

(i) Opinions of Counsel to the Credit Parties and the Property Manager. The Administrative Agent shall have received executed copies of the written opinions of DLA Piper LLP (US), counsel for the Credit Parties and the Property Manager as to corporate, enforceability, ‘40 Act, Volcker, perfection, non-consolidation and other customary matters (and each of the Borrowers hereby instructs such counsel to deliver such opinions to the Administrative Agent and each of the Lenders).

(j) Secretary’s Certificates. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of (i) each of the Borrowers certifying as to the incumbency and genuineness of the signature of each Responsible Officer of such Borrower executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (a) the organizational documents, if any, of such Borrower and all amendments thereto, to the extent applicable certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization and as in effect on the date of such certification, (b) resolutions duly adopted by the Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution and delivery of, and performance of its obligations under, this Agreement and the other Loan Documents to which it is a party, and (c) certificates as of a recent date of the good standing or active status, as applicable, of such Borrower under the Laws of its jurisdiction of organization; (ii) the Limited Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Limited Guarantor executing the Limited Guarantee, certifying that attached thereto is a true, correct and complete copy of (a) the certificate of formation or comparable governing documents, if any, of the Limited Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in the Limited Guarantor’s jurisdiction of organization, (b) the governing documents of the Limited Guarantor as in effect on the date of such certifications, (c) resolutions duly adopted by the board of directors or comparable governing body of the Limited Guarantor authorizing, as applicable, the transactions contemplated hereunder and the execution and delivery of, and performance of its obligations under, the Limited Guaranty, and (d) certificates as of a recent date of the good standing or active status, as applicable, of the Limited Guarantor under the laws of its jurisdiction of organization, and (iii) the Property Manager certifying as to the incumbency and genuineness of the signature of each officer of the Property Manager executing the Property Management Agreement, certifying that attached thereto is a true, correct and complete copy of (a) the certificate of formation or comparable governing documents, if any, of the Property Manager and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in the Property Manager’s jurisdiction of organization, (b) the governing documents of the Property Manager as in effect on the date of such certifications, (c) resolutions duly adopted by the board of directors or comparable governing body of the Property Manager authorizing, as applicable, the transactions contemplated hereunder and the execution and delivery of, and performance of its obligations under, the Property Management Agreement, and (d) certificates as of a recent date of the good standing or active status, as applicable, of the Property Manager under the laws of its jurisdiction of organization.

(k) Know Your Customer. The Administrative Agent shall have received, at least five (5) business days prior to the Closing Date, a Beneficial Ownership Certification under 31 C.F.R. 1010.230 and all documentation and other information required by regulatory authorities under applicable “know your customer”, anti-money-laundering, beneficial ownership and other similar rules and regulations, including, without limitation, the USA PATRIOT Act, in each case that has been requested at least ten (10) business days prior to the Closing Date.

Notwithstanding anything to the contrary in any Loan Document, to the extent that any guarantee, insurance certificate or endorsement, tenant SNDA, lien search, any Collateral or any security interest therein, including the perfection of any security interest (other than security interests that may be perfected by (x) the filing of a UCC financing statement or (y) the execution and delivery of the Notice of Assignment and Notice of Designation) is not or cannot be entered into, obtained, delivered or perfected on the Closing Date after the use of commercially reasonable efforts by the Loan Parties, then the entry into, obtainment, delivery and perfection thereof shall not constitute a condition precedent to the availability or funding in full of the Loan on the Closing Date, but instead shall be required to be entered into, obtained, delivered or perfected, as applicable, within the Initial Cure Period (or such later date as may be agreed by the Administrative Agent in its sole discretion).

Section 3.2 Notice of Borrowing. Borrowers shall give to Administrative Agent and each Lender prior to 10:00 A.M. (New York City time), at least two (2) Business Days’ prior notice by e-mail or facsimile of the Loan that Borrowers request to be made hereunder (such notice, a “Notice of Borrowing”).

(a) The Notice of Borrowing:

(i) shall be executed by a Responsible Officer of a Borrower, and

(ii) shall be in the form annexed hereto as Exhibit A.

Section 3.3 Conditions Precedent to including a Property as Collateral. In connection with the addition or substitution of one or more additional Eligible Properties (including any Additional Financed Properties) (each, a “New Property”) to be added to the Collateral after the Closing Date (including, with respect to Unencumbered Real Property added in accordance with Section 2.12(a), during the Initial Post-Closing Diligence Period or the Second Post-Closing Diligence Period), as applicable, the Borrowers shall (i) deliver to the Administrative Agent a Property Addition Notice identifying the New Property to be added to the Collateral and certifying to the matters required therein and (ii) satisfy the following conditions precedent:

3.3.1 Due Diligence. Administrative Agent shall have (a) obtained an Appraisal of such New Property and (b) conducted a due diligence analysis concerning the New Property, confirming that such New Property is an Eligible Property and satisfied the other conditions precedent in this Section 3.3. Except as set forth in Section 2.12 with respect to a Post-Closing Readjustment Event, no less than two (2) weeks prior to any proposed addition of a New Property as Collateral, the related Borrower shall, or shall cause the property owner of the New Property to, deliver notice of the intended acquisition date to the Administrative Agent, together with all documents, instruments, information and materials set forth on Schedule III hereto (collectively, the “Real Estate Diligence”) or as otherwise reasonably requested by Administrative Agent in connection with such analysis. Administrative Agent will act in a reasonably timely manner in performing such due diligence analysis. Administrative Agent may waive or decrease the notice requirement or any Real Estate Diligence in its sole discretion, which waiver may be provided by e-mail or in any other writing delivered to the related Borrower. Administrative Agent hereby confirms, with respect to the Scheduled Properties, that Lenders have completed their diligence with respect to the Appraisal and Environmental Reports with respect to each such Property, subject to any updates required at the time such Property is added as an Additional Financed Property based on the time periods set forth in Schedule III.

3.3.2 Joinder. If the Property is not owned by a Borrower, the property owner has executed and delivered a Joinder to become a Borrower under this Agreement, an amendment to the Deposit Account Control Agreement to become a party thereto, and each other Loan Document required to be executed and delivered by it under this Agreement (including a Mortgage and joinder to the Notes)) and all conditions to the effectiveness of such Joinder have, in the reasonable opinion of the Administrative Agent, been satisfied.

3.3.3 Lease File. The Borrower shall have delivered to Custodian a Lease File and Mortgage Loan File, as applicable, for the New Property, to the extent required pursuant to Section 3.2 of the Custody Agreement and the Custodian shall have delivered the related certification.

3.3.4 Lien Search Reports. Lenders shall have received reasonably satisfactory (e.g., showing no Liens other than Permitted Encumbrances) UCC searches, together with (if the New Property is not owned by an existing Borrower) tax lien, judgment, bankruptcy, and litigation searches conducted in the appropriate jurisdictions and as reasonably requested in writing by Administrative Agent, performed by a search firm or firms reasonably acceptable to Administrative Agent with respect to the New Property and the applicable Property Owner (if the New Property is not owned by an existing Borrower), in each case, with results dated within 30 days of the date that any applicable New Property is added to the Collateral (or such other date as may be reasonably acceptable to the Administrative Agent).

3.3.5 Delivery of Organizational Documents. In the case that (i) New Property is being added to the Collateral pursuant to a Joinder, the new Borrower shall deliver or cause to be delivered to Administrative Agent copies certified by such Borrower of its organizational documents, including certificates as to qualification to do business and good standing in its state of its organization, formation or incorporation and the States where the applicable Financed Properties are located and (ii) New Property is being added to the Collateral not pursuant to a Joinder (i.e. to an existing Borrower), such Borrower shall deliver or cause to be delivered to Administrative Agent certificates as to qualification to do business and good standing in the State(s) where the applicable Financed Properties are located to the extent existing Financed Properties are not already located in such State(s).

3.3.6 Opinions of Borrower’s Counsel. Administrative Agent shall have received legal opinions, from counsel to the Borrower licensed in the jurisdictions in which such Borrower was formed, dated the date of the addition of the New Property to the Collateral, in form and substance satisfactory to Administrative Agent and its counsel, that state, among other things, (a) in the case that New Property are being added to the Collateral by a new Borrower (pursuant to a Joinder), that: (i) the documents referred to in this Section 3.3 to be executed by the Borrower have been duly authorized, executed and delivered by the Borrower and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (ii) the Borrower is in good standing under the Laws of the jurisdiction in the jurisdiction where organized; (iii) to the knowledge of such counsel, the transactions contemplated by this Agreement and the other Loan Documents shall not cause a breach of, or a default under, any material agreement, document or instrument to which the Borrower is a party or to which it or the New Property is bound or affected; and (iv) such other matters as are reasonably requested by Administrative Agent.

3.3.7 Eligible Properties and Maximum Property Concentrations. At the time of the addition of such New Property to the Collateral, such New Property is an Eligible Property and does not breach the Maximum Property Concentrations; provided that if a Maximum Property Concentration was already exceeded, the addition of such New Property will be permitted if such excess is reduced thereby. In connection with any Voluntary Prepayment or Mandatory Prepayment (including those effected in connection with any asset backed securitization, related capital markets transaction or other similar transaction) that would result in the release of a Borrower pursuant to Section 2.10 hereunder and that has or would have, solely by reason of such Voluntary Prepayment or Mandatory Prepayment, the effect of causing a Maximum Property Concentration to be exceeded, the Administrative Agent will reasonably consider any amendment proposed by any Borrower to the Maximum Property Concentrations set forth in paragraph (B) of the definition thereof (which, if reasonably approved by the Administrative Agent in its sole discretion (an “Approved Maximum Property Concentration Modification”), such Approved Maximum Property Concentration Modification shall be implemented automatically without any further formality or documentation).

3.3.8 Notice of Assignment and Notice of Designation. Administrative Agent shall have received a Notice of Assignment and Notice of Designation (or any hybrid form thereof) with respect to such New Property.

3.3.9 Recording and Other Fees. Administrative Agent shall have received evidence of payment by Borrowers of all applicable title insurance premiums, recording charges, filing fees, costs of environmental reports, appraisals, Taxes, or other reasonable and documented third party out-of-pocket expenses, if any, including, but not limited to, any intangibles Taxes, documentary stamp Taxes, mortgage Taxes and the reasonable and documented fees and costs of Administrative Agent’s counsel, in connection with the execution of the Notes, the recording of the Mortgage and the Lien necessary to grant the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) a perfected first priority Lien on and security interest in the New Property.

3.3.10 Attornment. Borrowers shall use their commercially reasonable efforts to deliver to the Custodian, upon request by Administrative Agent, an agreement to attorn to Administrative Agent satisfactory to Administrative Agent from designated commercial tenants leasing space at the Properties under Leases that does not expressly provide for such attornment by its terms.

3.3.11 Lot. Administrative Agent shall have received evidence that the New Property constitutes one (1) or more separate lots, which evidence shall be reasonably satisfactory in form and substance to Administrative Agent.

3.3.12 Property Condition Report. Administrative Agent shall have received a property condition report with respect to the New Property dated no earlier than twelve (12) months prior to the date such New Property is added to the Collateral (or within the periods specified in Section 2.12 with respect to a New Property added in connection with a Post-Closing Readjustment Event), which certification shall be in form and substance satisfactory to Administrative Agent.

3.3.13 Qualified Substitute Property. The New Property shall constitute and satisfy the requirements for a Qualified Substitute Property as set forth in the Property Management Agreement.

Upon the satisfaction of the applicable conditions set forth in this Section 3.3, the Loan shall be secured by a Mortgage on the New Property, the property owner of the New Property shall be a “Property Owner” and a “Borrower” under this Agreement, and the New Property shall be deemed a “Property” and a “Financed Property” for all purposes under this Agreement.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. In order to induce Lenders and the Administrative Agent to enter into this Agreement and the other Loan Documents, and to induce Lenders to make the Loan, each Borrower makes the following representations and warranties, solely with respect to itself and the Collateral owned by such Borrower, as of the Closing Date (other than any representation or warranty in any Loan Document as to no Default or Event of Default existing, and other than the last sentence of Section 4.1.32) and the date each New Property is added to the Collateral, which shall survive the execution of this Agreement, the Notes and the other Loan Documents and the making of the Loan.

4.1.1 Organizational and Legal Status, Power and Qualification. Such Borrower is, as applicable, a limited liability company or corporation duly organized, formed or incorporated and validly existing under the laws of the state of its organization, formation or incorporation and has full power, authority and legal right to execute and deliver this Agreement, as applicable, and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder. Such Borrower has requisite power and authority to own the applicable Financed Properties owned by it and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing (to the extent such concept exists) in its state of its organization, formation or incorporation and the jurisdictions where the applicable Financed Properties are located, in each case except where the failure to be so qualified or in good standing (to the extent such concept exists) would not reasonably be expected to result in a Material Adverse Change. Each Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties, including the applicable Financed Properties owned by it and to transact the businesses in which it is now engaged, in each case except as would not reasonably be expected to result in a Material Adverse Change. The sole business of each Borrower is as set forth in the applicable limited liability company agreement.

4.1.2 Authorization; Execution; No Conflicts; No Consent. The execution and delivery by such Borrower of this Agreement, and the other Loan Documents to which it is a party and the performance by such Borrower of its obligations hereunder and thereunder has been duly and validly authorized and directed and will not violate such Borrower’s organizational documents, nor will such execution, delivery or performance require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action by, any arbitrator, court or other Governmental Authority or conflict with, or result in a breach or violation of, any provision of any Law governing such Borrower or any order, writ, judgment or decree of any arbitrator, court or other Governmental Authority applicable to such Borrower, any of its Properties, any material indenture, mortgage, deed of trust, partnership agreement or other material agreement or instrument to which such Borrower is a party or by which such Borrower is a party or by which such Borrower or all or any portion of the Collateral owned by such Borrower is bound, which breach or violation would materially adversely affect either the ability of such Borrower to perform its obligations under this Agreement and the other Loan Documents to which it is a party.

4.1.3 Delivery and Enforceability. This Agreement, as applicable, and the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Borrower, enforceable against such Borrower in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.1.4 Solvency. As of the Closing Date (after giving effect to the Acquisition), the Loan Parties on a consolidated basis (consistent with the Solvency Certificate) are Solvent.

4.1.5 [Reserved].

4.1.6 Margin Stock. None of the transactions contemplated herein (including the use of the proceeds from the Loan and the pledge of the Collateral) violates Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. No Credit Party owns or intends to carry or purchase, and no proceeds from the pledge of the Collateral will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

4.1.7 Governmental Regulation. Such Borrower is not subject to regulation under the Investment Company Act or under any other U.S. federal or state statute or regulation which may limit its ability to incur debt under this Agreement or which may otherwise render all or any portion of the Obligations or the Loan Documents unenforceable. Such Borrower is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act. Such Borrower does not rely solely on the exemption from the definition of “investment company” in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act (although such exemptions may be available).

4.1.8 Ownership. As of the Closing Date, after giving effect to the Acquisition, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.1.9 OFAC/Anti-Money Laundering (“AML”)/ Anti-Corruption Laws.

(a) Each Borrower is in compliance, in all material respects, with all applicable Sanctions, Money Laundering Laws and Anti-Corruption Laws. No Borrower is (i) a Sanctioned Person, (ii) has any of its assets in a Sanctioned Country or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.

(b) The Borrowers will not use the proceeds of the Loan for business activities (i) with or for the benefit of any Sanctioned Person, or (ii) with or involving any Sanctioned Country, each of (i) and (ii) to the extent in violation of applicable Sanctions, or (iii) in violation of applicable Anti-Corruption Laws.

4.1.10 First Priority Lien.

(a) The Administrative Agent, (x) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Loan Document), shall have valid, first priority perfected security interests in such Collateral with respect to which a security interest may be perfected by such filings or recordings and (y) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Loan Document shall have valid, first priority perfected security interests in such Collateral, in each case subject to no Liens other than Permitted Encumbrances.

(b) [Reserved].

(c) Notwithstanding anything in this Agreement (including this Section 4.1.10) or in any other Loan Document to the contrary, neither any Borrower nor any other Loan Party makes any representation or warranty on the Closing Date and until the end of the Initial Cure Period, as to the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest, in each case to the extent such pledge, creation, perfection, establishment of priority, or enforceability of the same, is not required on the Closing Date pursuant to the Limited Conditionality Provision and the last paragraph of Section 3.1.

4.1.11 [Reserved].

4.1.12 ERISA. None of the assets of any Borrower constitute “plan assets” of (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (c) any entity that is deemed to hold the assets of any plan described in clause (a) or clause (b) (any plan or entity described in clause (a) through (c), a “Benefit Plan Investor”) or (d) any employee benefit plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any Other Plan Law. No Borrower or any ERISA Affiliate of any Borrower maintains or is obligated to contribute to, or has any liability to, any Pension Plan, Multiemployer Plan or Foreign Plan that could reasonably be expected to have a Company Material Adverse Effect.

4.1.13 [Reserved].

4.1.14 [Reserved].

4.1.15 Compliance with Law. Each Loan Party is in compliance, in all material respects, with all Laws including without limitation those with respect to owning and maintaining the Financed Properties. The Financed Properties are in compliance in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes, the failure of which to comply with the same would result in a material adverse effect on either the ability of the Borrowers to perform the obligations or the financial condition of such Borrower or the use and operation or value, or the marketability of title of, any related Financed Property as security for the Loan.

4.1.16 Senior Debt Status. The Financed Properties subject to this Agreement have not at any time been pledged to any Person (which pledge remains outstanding) other than in connection with the Initial Loans being assigned to the Administrative Agent. No Equity Interests in any Borrower or the Equity Owner have been pledged to any Person (which pledge remains outstanding) and no Equity Interests in any Borrower are issued or outstanding in certificated form as of the Closing Date. The Borrowers have not authorized the filing of and are not aware of any Uniform Commercial Code financing statements against any such Borrower that include a description of collateral covering any portion of the Collateral (which have not been terminated or will not be terminated in connection with the effectiveness of this Agreement) other than any UCC Financing Statements filed in favor of the Administrative Agent or the Collateral Agent. As of the Closing Date, the Borrowers are not aware of any judgment or tax lien filings (which have not been terminated) against any such Borrower.

4.1.17 Accuracy of Disclosure. No representation or warranty of any Loan Party or any of their Affiliates contained in any Loan Document or in any other documents, certificates or written statements furnished to the Lenders or the Administrative Agent by or on behalf of the Loan Parties for use in connection with the transactions contemplated hereby (other than all written financial projections, pro forma information, estimates, forecasts and other forward-looking information, information of a general economic or general industry nature and all third party memos or reports furnished to us (in the case of third party memos, not based on information provided by you or on your behalf to such third party)) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made; provided that no such Loan Party nor any of their Affiliates shall be required hereunder or pursuant to any other Loan Document to disclose, permit the inspection, examination or making copies or abstracts of, or permit the discussion of, any document, information or other matter (i) to the extent the provision thereof could reasonably be expected to violate any applicable law, rule or regulation, or any confidentiality obligation binding upon any Loan Party or any of their Affiliates or (ii) to the extent the provision thereof could reasonably be expected to waive any privilege that may be asserted by, any Loan Party or any of their Affiliates. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders and the Administrative Agent that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and that such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any of the Loan Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders and the Administrative Agent for use in connection with the transactions contemplated hereby.

4.1.18 Environmental Matters. To the relevant Borrower’s knowledge, and except (A) as would not result in a material adverse effect on either the ability of the Borrowers to perform the obligations or the financial condition of such Borrower or the use and operation or value and marketability of any related Financed Property as security for the Loan or (B) as disclosed in writing to the Administrative Agent in the Disclosure Letter (i) no Financed Property is in violation of any Environmental Laws; (ii) no Financed Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to Hazardous Substances; (iii) no Hazardous Substances are or have been (including during the period prior to the relevant Borrower’s acquisition of each Financed Property) released, discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from each Financed Property other than in material compliance with all Environmental Laws so as not to give rise to liability under Environmental Law, or for which have been addressed and received regulatory closure from applicable government agencies; and (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect each Financed Property.

4.1.19 Title; Permitted Encumbrances. Such Borrower has good, marketable (or with respect to the related Properties located in Texas, indefeasible) and insurable title to the real property comprising part of each Financed Property and good title to the balance of such Financed Property, and has the full power, authority and right to deed, encumber, mortgage, give, grant, bargain, sell, alienate, setoff, convey, confirm, pledge, assign and hypothecate the same and such Borrower possesses an unencumbered fee estate, or Ground Lease interest, in each Financed Property and the Improvements thereon (other than Improvements with respect to a Hybrid Lease) and it owns (or Ground Leases pursuant to a Hybrid Lease) each Financed Property free and clear of all Liens whatsoever, in each case except for Permitted Encumbrances. Each Mortgage is a valid, enforceable and continuing first Lien on and security interest in the applicable Financed Property, subject only to Permitted Encumbrances. Each Mortgage shall have a maximum secured amount at least equal to the Allocated Loan Amount of the applicable Financed Property. The Assignment of Leases contained in each related Mortgage (or in a separate document, if required by the local jurisdiction) constitutes the legal, valid, binding and enforceable assignment of such Borrower’s rights in each applicable Lease, subject only to exceptions permitted in this Agreement, in the Property Management Agreement and/or in such Mortgage or separate document. The Permitted Encumbrances do not materially and adversely affect (i) the ability of such Borrower to pay in full the principal and interest on the Loan in a timely manner or (ii) the use of the related Financed Properties for the use currently being made thereof or the operation of such Financed

Properties as currently being operated. With respect to any leasehold interest of each Borrower, such Borrower (1) has a valid leasehold interest in the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same, (2) possesses a leasehold interest in the real property and the Improvements pursuant to the Ground Lease and (3) leases the Property and its leasehold interest is free and clear of all liens, encumbrances and charges whatsoever except for Permitted Encumbrances.

4.1.20 Title Insurance. Each Financed Property is covered by a Title Insurance Policy, in an amount at least equal to the Allocated Loan Amount of such Financed Property, issued on, or during the six (6) months after, the date of acquisition thereof by the related Borrower. The Title Insurance Policy insures, as of the date of such policy that the related Mortgage is a valid first mortgage on the fee interest (or, if applicable, leasehold interest) in such Financed Property subject only to Permitted Encumbrances (to the extent stated therein); such Title Insurance Policy is in full force and effect and names the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) as the mortgagee of record; such Title Insurance Policy is assignable to assignees of the insured in accordance with its terms; such Title Insurance Policy contains no exclusion for, or affirmatively insures (except for any Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Property consists of two or more adjoining parcels, such parcels are contiguous. As of the Closing Date, all premiums for the Title Insurance Policy have been paid and no material claims have been made hereunder. The Title Insurance Policy has been issued by an Approved Title Company.

4.1.21 Utilities and Public Access. The related Financed Properties have adequate rights of access to public highways and are served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of such Financed Properties as presently used and enjoyed are located in the public right-of-way or highway abutting such Financed Property or an adjacent Financed Property, and all such utilities are connected so as to serve such Financed Properties, directly from such public right-of-way or highway, through such adjacent Financed Property or through valid easements insured under the Title Insurance Policies. All roads necessary for the current utilization of such Financed Properties have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the applicable Financed Property or an adjacent Financed Property.

4.1.22 Assessments. To the knowledge of such Borrower, there are no material pending or proposed special or other assessments for public Improvements or otherwise affecting the related Financed Properties, nor, to the knowledge of such Borrower, are there any contemplated Improvements to such Financed Properties that may result in such special or other assessments in each case, (i) that would result in a material adverse effect on either the ability of the Borrowers to perform the obligations or the financial condition of such Borrower or the use and operation or value, or the marketability of title of, any related Financed Property as security for the Loan, and (ii) for which the Tenant is not responsible under the related Lease.

4.1.23 Taxes. There are no delinquent and unpaid Taxes affecting any Financed Property which are or may become a Lien of priority equal to or higher than the related Mortgage, except those which are insured against by a corresponding Title Insurance Policy. For purposes of the representation and warranty, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

4.1.24 No Liens. As of the date of acquisition of each Financed Property, each related Financed Property is free and clear of any recorded builders’, mechanics’ and materialmen’s Liens or recorded Liens in the nature thereof which would create a Lien prior to that created by the applicable Mortgage, except those which are insured against by the Title Insurance Policy.

4.1.25 Flood Zone. No material Improvements on any Financed Property are located in an area Flood Zone A or Flood Zone V by the Federal Emergency Management Agency or otherwise located in a flood zone area as identified by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, except as may be shown on the Surveys, for which such applicable Financed Properties such Borrower has obtained (or has caused the Tenant under the related Lease, as applicable, to obtain) flood insurance in accordance with the provisions of the Lease and the Property Management Agreement;

4.1.26 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the related Financed Properties (the “Licenses”) currently being operated have been obtained and are in full force and effect except to the extent the failure of any such License to be in full force and effect would not have a Material Adverse Change on such Borrower or the use and operation, the value or the marketability of title of any Financed Property. Each Financed Property (including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components) is free of material damage and is in good repair in all material respects, and there is no proceeding pending or, to the knowledge of the applicable Borrower, threatened for the total or material partial expropriation of, or affecting, such Financed Properties, in all material respects or for the relocation of roadways providing access to such Financed Property.

4.1.27 Boundaries. All of the material Improvements which were included in determining the Appraised Value of each Financed Property lie wholly within the boundaries and building restriction lines of such Financed Property except to the extent such Improvements may encroach upon an adjoining Financed Property, and no improvements on adjoining properties, other than an adjoining Financed Property, encroach materially upon any Financed Property, and no easements or other encumbrances upon a Financed Property encroach materially upon any of the Improvements, so as to have a material adverse effect on the use and operation, the value, or the marketability of title of any Financed Property, except those which are insured against by the Title Insurance Policies. All of the material Improvements which were included in determining the Appraised Value of each Financed Property (including those that were built on vacant land subsequent to the acquisition thereof) comply with all material requirements of any applicable zoning and subdivision Laws, except where any failure to comply would have a material adverse effect on the use and operation, the value, or the marketability of title of any Financed Property.

4.1.28 List of Properties. Attached hereto as Schedule IV is a true and correct list, as of the Closing Date, of all Financed Properties and Tenants and such Borrower has received no notice of any material defaults under any franchise or operating agreements.

4.1.29 Standard of Review. In connection with the acquisition of each Financed Property, such Borrower inspected or caused to be inspected such Financed Property by inspection appraisal performed by an independent, third party MAI appraiser, a property condition engineer or otherwise as required by the Borrower’s underwriting guidelines then in effect; the related Lease File or Mortgage Loan File, as applicable, contains a Survey with respect to such Financed Property, which Survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

4.1.30 Compliance. The applicable Tenants under the Leases are responsible for and, to such Borrower’s actual knowledge, the related Financed Properties are in compliance, in all material respects, with all Legal Requirements, including, without limitation, fire, building and zoning ordinances and codes, the failure of which to comply with the same would result in a material adverse effect on either the ability of such Borrower to perform the obligations or the financial condition of such Borrower or the or the use and operation, the value, or the marketability of title of any Financed Property as security for the Loan. No fraudulent acts were committed by the Borrower during the origination process with respect to each such Lease; and, there has not been committed by such Borrower or, to the knowledge of such Borrower, any other Person in occupancy of or involved in the operation or use of the related Financed Properties any act or omission affording the federal government or any State or local government the right of forfeiture as against such Financed Properties or any part thereof or any moneys paid in performance of such Borrower’s Obligations.

4.1.31 Agreements; No Defaults. Such Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower or any of the related Financed Properties are bound, which default would materially adversely affect either the ability of such Borrower to perform the obligations or the financial condition of such Borrower or the value of any Financed Property as security for the Loan.

4.1.32 Financial Information. All written financial data that has been delivered to the Administrative Agent in respect of the related Financed Properties, including, to such Borrower’s knowledge, any such data relating to Tenants under Leases, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Financed Properties as of the date of such reports and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein; provided, however, that it is expressly understood by each party hereto that any cost estimates, projections and other predictions contained in such data are not deemed to be representations of such Borrower. Since the later of September 15, 2022 and the most recent date that financial statements are delivered pursuant to Section 5.5, there has been no Material Adverse Change with respect to the Credit Parties, taken as a whole.

4.1.33 Separate Lots. Each Financed Property is comprised of one (1) or more parcels, which constitute a separate tax lot or lots, and does not constitute a portion of any other tax lot not a part of such Financed Property or is subject to an endorsement under the related title Policy insuring the Financed Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case an escrow amount sufficient to pay taxes for the existing tax parcel of which the Financed Property is a party will be required until the separate tax lots are created.

4.1.34 Lease Enforceable. The operation of any of the terms of the Lease, or the exercise of any rights thereunder, does not render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense.

4.1.35 Insurance. Such Borrower has obtained and has delivered to the Custodian certificates of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement or any of the other Loan Documents. To such Borrower’s knowledge, no material pending claims have been made under any such policy, and no Person, including such Borrower, has done, by act or omission, anything which would materially impair the coverage of any such policy.

4.1.36 [Reserved].

4.1.37 [Reserved].

4.1.38 Leases.

(a) The Financed Properties are not subject to any leases other than the Leases described in the Lease File and any subleases or assignments permitted thereunder. No Person has any possessory interest in any Financed Property or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or assignments permitted thereunder. The current Leases are in full force and effect and there are no material defaults thereunder by such Borrower or, to the knowledge of the applicable Borrower, any Tenant. No rent (other than security deposits) has been paid more than one (1) month in advance of its due date. All material work to be performed by such Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by such Borrower to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment from such Borrower of any Financed Property or Leases in the Collateral or hypothecation or pledge of any Lease or of the rents received therein, except for such hypothecations or pledges that have been released or, in the case of a Hybrid Lease, that are being assigned over to the Administrative Agent on behalf of the Lenders on or about the date hereof. Except as permitted under the Leases, no Tenant listed on the Lease File has assigned its Lease and no such Tenant holds its leased premises under assignment or sublease. Such Lease File sets forth a true and correct list of each Financed Property that is subject to a Third Party Purchase Option, including, without limitation, any rights of first offer or rights of first refusal that apply to a foreclosure, power of sale or similar remedy by Administrative or Lenders or those that are not null and void upon a foreclosure, power of sale or similar remedy by Administrative Agent or Lenders, or an option to terminate such Lease prior to the Facility Termination Date, together with the earliest date on which each such option may be exercised. The Borrowers have delivered to Custodian a Lease File for each Financed Property and such Lease File contains all documents and instruments required to be contained therein, pursuant to the Custody Agreement.

(b) The Tenant under each Lease is in possession and paying rent pursuant to the applicable Lease; such Borrower is the owner of the lessor’s interest in each Lease; and the Tenant is required to make rental payments in the manner as directed by the lessor and its successors and assigns.

(c) To the knowledge of such Borrower, (i) each Tenant has all material licenses, permits, material agreements, including, but not limited to franchise agreements, necessary for the operation and continuance of such Tenant’s business on the related Financed Property; and (ii) no Borrower has received written notice that Tenant is in default of its obligations under any such applicable license, permit or agreement, which default would materially adversely affect its business operations on the subject Financed Property.

(d) Neither such Borrower nor, to such Borrower’s knowledge, any Tenant is the subject of any Bankruptcy Action.

(e) There are no pending actions, suits or proceedings by or before any Governmental Authority against or affecting such Borrower, or, to such Borrower’s knowledge, the related Financed Properties or any Tenant that, if determined adversely to such Borrower or any Financed Property or any Tenant, would materially and adversely affect the use and operation, the value, or the marketability of title of any Financed Property, the ability of such Borrower to pay principal, interest or any other amounts due under the Loan, or the ability of any Tenant to pay any amounts due under the applicable Lease.

(f) The obligations of the related Tenant under the Lease to pay fixed and additional rent, are not affected by reason of: (i) any damage to or destruction of any portion of a related Financed Property, except damage to such Financed Property caused by casualty in the last twelve (12) or twenty-four (24) months of the lease term or substantial damage to the leased property such that the improvements cannot be repaired so as to allow Tenant to conduct a substantial part of its business within a specified time period ranging from one hundred and eighty (180) days to one (1) year; (ii) any taking of such Financed Property, except a total condemnation and taking of the leased property or a partial condemnation and taking that renders such Financed Property unsuitable for the continuation of Tenant’s business; or (iii) any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant’s use, occupancy or enjoyment of such Financed Property, except with respect to certain abatement rights in connection with casualty and condemnation which may be provided for under the related Lease.

(g) Such Borrower, as landlord under the Lease, does not have any material monetary obligations under the Lease, except for any obligations related to new construction or for improvements on the Financed Property; provided that such obligations (i) are concurrently created with the Tenant’s entry into the Lease, (ii) do not provide the Tenant with set off rights, (iii) are in the ordinary course of such Borrower’s business and (iv) Borrower shall have provided no less than 30 days’ written notice prior to entering into any such monetary obligation to Administrative Agent.

(h) Every obligation (other than those set forth in clause (g) above) associated with managing, owning, developing and operating the related Financed Property, including, but not limited to, the costs associated with utilities, Property Taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of Tenant.

(i) Such Borrower does not have any material nonmonetary obligations under the Lease (other than customary covenants of quiet enjoyment, customary landlord indemnities and covenants regarding consent) and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease.

(j) Except for (i) certain rights of first offer and rights of first refusal set forth in certain Leases and (ii) certain prohibitions on sale set forth in certain Leases identified to Administrative Agent in writing, the Lease is freely assignable by the lessor and its successor and assigns (including, but not limited to, the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties), which acquires title to a Financed Property by foreclosure or otherwise) to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(k) The Tenant has agreed to indemnify the applicable Borrower, as lessor from any claims of any nature relating to the Lease and the related Financed Property other than such Borrower’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of Environmental Laws resulting from the Tenant’s operation of the related Financing Property.

(l) Any obligation or liability imposed by any easement or reciprocal easement agreement with respect to the related Financed Property is an obligation of Tenant, and such Borrower has no liability to Tenant for performance of the same.

(m) The Tenant under a Lease or related ancillary document (which document does not negate other representations and warranties set forth herein) is required to make rental payments as directed by the Borrower.

(n) Pursuant to the terms of each Lease, each Lease is automatically subordinate to the related Mortgage and requires each Tenant to attorn to the Administrative Agent and Lenders upon a foreclosure, power of sale or similar remedy, and to the extent the terms of a Lease do not include such automatic subordination and attornment language, the Tenant is required to execute a subordination, non-disturbance, and attornment agreement which causes the Lease to be subordinated to the related Mortgage and the related Tenant to attorn to the Administrative Agent and Lenders upon a foreclosure, power of sale or similar remedy.

(o) Except for (i) certain rights of first offer and rights of first refusal set forth in certain Leases, the Lease is freely assignable by the applicable Borrower and its successor and assigns (including, but not limited to, the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent, on behalf of the Administrative Agent for the benefit of the Secured Parties), which acquires title to a Financed Property by foreclosure or otherwise) to any person without the consent of the Tenant, and in the event the applicable Borrower’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(p) No Tenant under a Lease with respect to a related Financed Property has been released, in whole or in part, from its obligations under the terms of the Lease.

(q) In connection with each Financed Property with respect to which a Lease Guarantor has executed a Lease Guaranty with respect to all payments due under the related Lease:

(i) such Lease Guaranty is in full force and effect and, to such Borrower’s knowledge, there are no defaults by the related Lease Guarantors thereunder;

(ii) such Lease Guaranty, on its face, (1) contains no conditions to such payment, other than a notice and right to cure; (2) provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease; and (3) does not provide that the rejection of the Lease in a bankruptcy or insolvency of the Tenant shall affect the related Lease Guarantor’s obligations under such Lease Guaranty; and

(iii) such Lease Guaranty is binding on the successors and assigns of the related Lease Guarantor and inures to the benefit of the lessor’s successors and assigns; such Lease Guaranty cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved or a predetermined period of time has elapsed.

4.1.39 Ground Leases. With respect to any Financed Properties where all or a portion of any such Financed Property is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Financed Property, based upon the terms of the Ground Lease and any estoppel letter or other writing received from the ground lessor and included in the related Lease File and, if applicable, the related Mortgage:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded. The ground lessor has permitted the interest of the related lessee to be encumbered by the related Mortgage. There has been no change in the terms of the Ground Lease since its recordation, except by any written instruments which are included in the related Lease File.

(b) The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the owner of the Mortgage and any such action without such consent is not binding the owner of the Loan and its successors and assigns.

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and is enforceable, by the lender) that extends beyond the stated maturity of the Loan.

(d) Based on the Title Insurance Policy referenced in Section 4.1.20 hereof, the ground leasehold interest is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the applicable ground lessor’s related fee interest.

(e) The Ground Lease is assignable to the lenders and their assigns without the consent of the ground lessor thereunder.

(f) Such Borrower has not received any written notice of default under or notice of termination of such Ground Lease. The Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the Ground Lease.

(g) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lenders, and requires that the ground lessor will supply an estoppel.

(h) The lenders are permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings, or to take other action so long as the lenders are proceeding diligently) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the ground lessor may terminate the Ground Lease.

(i) The Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The ground lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the ground lessee in the relevant portion of the related Financed Property subject to the Ground Lease for any reason, or in any material manner, which would adversely affect the security provided by the related Mortgage.

(j) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) is required under the related Ground Lease to be applied either to the repair or restoration of all or part of the related Financed Property, with the lenders or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan, together with any accrued interest.

(k) Any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Financed Property is required to be applied first to the payment of the outstanding principal balance of the Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Financed Property to the outstanding principal balance of such Loan). Pursuant to the related Ground Lease, until the principal balance and accrued interest are paid in full, neither the lessee nor the ground lessor under the Ground Lease has an option to terminate or modify the Ground Lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

(l) Provided that the lenders cure any defaults that are susceptible to being cured, the ground lessor has agreed to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

4.1.40 Hybrid Leases. Each Borrower makes the following representations and warranties with respect to the Hybrid Leases:

(a) Immediately prior to the transfer and assignment of the Mortgage Loan to such Borrower, the Originator had good title to, and was the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan. Such transfer and assignment from the Originator to such Borrower of the Mortgage Loan by collateral assignment and by individual allonges of the Mortgage Notes and assignments of the Mortgages in blank legally and validly assigns all of the Originator’s right, title and ownership of the Mortgage Loan to such Borrower (and, with respect to the Mortgage, to the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties)) free and clear of any pledge, lien, encumbrance or security interest.

(b) The Borrowers have delivered to Custodian a Mortgage Loan File for each applicable Financed Property, to the extent required pursuant to the Custody Agreement. The related Mortgage Loan File contains all of the documents and instruments required to be contained therein.

(c) The related Lease and loan agreements provide that such Borrower may exercise its remedies under each related Lease to terminate the related Tenant’s right to access the related Property and assume ownership of, or leasehold estate in, all the Improvements located on such Financed Property without foreclosing on the mortgage related to the Mortgage Loan component of such Hybrid Lease, unless an obligation to foreclose is otherwise imposed by a court of law.

(d) The related Lease and loan agreements provide that ownership of, or leasehold estate in, the Improvements located on the related Financed Property shall revert to such Borrower upon expiration or early termination of such Lease notwithstanding the terms of the loan agreement with respect to the related Mortgage Loan component or the standing of the related borrower under such loan agreement.

(e) Any related Lease containing a Third Party Purchase Option shall (i) contain a Third Party Option Price not less than the sum of the Appraised Value of each Financed Property relating to such Hybrid Lease and (ii) require that the principal balance of the related Mortgage Loan component be paid in full prior to the exercise of such Third Party Purchase Option.

4.1.41 Mortgage Loan Components of Hybrid Leases. Each Borrower makes the following representations and warranties and the representations and warranties with respect to each Mortgage Loan component of such Borrower’s Hybrid Lease:

(a) Such Borrower has full right and authority to own and possess such Mortgage Loan. The entire agreement with the related Originator is contained in the related Mortgage Loan Documents and there are no warranties, agreements or options regarding such Mortgage Loan or the related Financed Property not set forth therein. Other than the Mortgage Loan Documents, there are no agreements between any predecessor in interest in such Mortgage Loan and the applicable Mortgage Loan Borrower.

The information pertaining to such Mortgage Loan set forth in the mortgage loan schedule attached to the related Purchase and Sale Agreement was true and correct in all material respects as of the related transfer date. Such Mortgage Loan was originated or acquired in accordance with, and fully complies with, STORE Capital’s underwriting guidelines then in effect in all material respects. All documents comprising such Mortgage Loan File have been delivered to the Custodian, on behalf of the Administrative Agent, with respect to each such Mortgage Loan by the Closing Date. The related Mortgage Loan File contains all of the documents and instruments required to be contained therein.

(b) UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Financed Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing UCC Financing Statements.

(c) With respect to each such Mortgage Loan, the related Mortgage constitutes a valid, legally binding and enforceable first priority lien upon the related Financed Property and a fee or leasehold interest in the related Improvements, prior to all other liens and encumbrances, except for Permitted Encumbrances. The lien of such Mortgage is insured by a Title Insurance Policy insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a Title Insurance Policy has not yet been issued in respect of such Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked up” (or by “pro-forma” otherwise agreed to in a closing instruction letter countersigned by the title company) as of the closing date of such Mortgage Loan). Each such Title Insurance Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. Neither the Originator nor the applicable Borrower has, by act or omission, done anything that would materially impair the coverage under such Title Insurance Policy. Each such Title Insurance Policy contains no exclusion for, or affirmatively insures (except for any Financed Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Financed Property consists of two or more adjoining parcels, such parcels are contiguous. Immediately following the transfer and assignment of such Mortgage Loan to the applicable Borrower, such Title Insurance Policy (or, if it has yet to be issued, the coverage to be provided thereby) inures to the benefit of such Borrower without the consent of or notice to the insurer.

(d) Neither the Originator nor such Borrower has waived any material default, breach, violation or event of acceleration existing under the applicable Mortgage or Mortgage Note.

(e) Such Borrower has not waived any material default, breach, violation or event of acceleration by any Tenant existing under a related Lease.

(f) There is no valid offset, defense, counterclaim or right of rescission to the payment or performance obligations of such Mortgage Loan.

(g) The related Financed Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. No proceeding for the condemnation of all or any material portion of such Financed Property has been commenced.

(h) An engineering report was prepared in connection with the origination of each such Mortgage Loan no more than twelve months prior to the origination by, or transfer to, such Borrower, which indicates that each related Financed Property (a) is free and clear of any material damage, (b) is in good repair and condition, (c) to the extent any damage is noted in the report, the related Mortgage Loan Borrower is required to repair same within a commercially reasonable time frame subject to the terms and provisions of the related Mortgage Loan, and (d) is free of structural defects, except to the extent of any damage or deficiencies that would not materially and adversely affect the use and operation, the value, or the marketability of title of the Financed Property. No proceeding for the condemnation of all or any material portion of such Financed Property has been commenced or threatened.

(i) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making, closing and recording the Mortgage Loan, including, but not limited to, mortgage recording taxes and recording and filing fees relating to the origination of such Mortgage Loan, have been paid. Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(j) The Mortgage Loan Borrower under the related Mortgage Note, Mortgage and all other Mortgage Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Mortgage Note, Mortgage and other Mortgage Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the related Mortgage Loan Borrower, guarantor or other obligor and the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(k) All improvements upon the related Financed Property are insured under insurance policies (as described in a Schedule to the related Purchase and Sale Agreement, if any, entitled the “Insurance Schedule”). The applicable Mortgage Loan Documents require such Borrower to maintain, or cause any related Tenant to maintain, and the related Lease requires such Tenant to maintain, insurance coverage described on the Insurance Schedule and all insurance required under applicable law, including, without limitation, insurance against loss by hazards with extended coverage in an amount (subject to a customary deductible) at least equal to the full replacement cost of the improvements located on such Financed Property, including without limitation, flood insurance if any portion of the improvements located upon such Financed Property was, at the time of the origination of such Mortgage Loan, in a flood zone area as identified in the Federal Register by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, and flood insurance was available under the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier. The Mortgage Loan Documents require the Mortgage Loan Borrower to maintain, or to cause any related Tenant to maintain, on the related Financed Property a fire and extended perils insurance policy, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to such Financed Property. All such insurance policies contain a standard “additional insured” clause (or similar clause) naming the Mortgage Loan Borrower (as landlord under the related Lease), its successors and assigns (including, without limitation, subsequent owners of such Financed Property), as additional insured, and may not be reduced, terminated or canceled without thirty (30) (and, in some cases, ten (10)) days’ prior written notice to the additional insured. In addition, the Mortgage requires such Borrower to (i) cause the holder of the Mortgage to be named as an additional insured mortgagee, and (ii) maintain (or to require any related Tenant to maintain) in respect of the related Financed Property workers’ compensation insurance (if applicable), commercial general liability insurance in amounts generally required by such holder of the Mortgage, and at least 6 months’ rental or business interruption insurance. The related Mortgage Loan Documents obligate the Mortgage Loan Borrower to maintain such insurance and, at such Mortgage Loan Borrower’s failure to do so, authorizes the mortgagee to maintain such insurance at such Mortgage Loan Borrower’s cost and expense and to seek reimbursement therefor from such Mortgage Loan Borrower. Each such insurance policy, as applicable, is required to name the holder of the Mortgage as an additional insured or contain a mortgagee endorsement naming the holder of the Mortgage as loss payee and requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. There have been no acts or omissions that would impair the coverage of any such insurance policy or the benefits of the mortgage endorsement. All insurance contemplated in this section is maintained with insurance companies with a General Policy Rating of “A” or better by S&P or “A:VIII” or better by Best’s Insurance Guide and are licensed to do business in the state wherein such Mortgage Loan Borrower or the Financed Property subject to the policy, as applicable, is located (“Insurance Rating Requirements”).

(l) As of the Closing Date, the related Financed Property was subject to one or more environmental site assessments or reports performed pursuant to ASTM 1527-13 (or an update of a previously conducted assessment or report) within 18 months prior to the Closing Date, and neither the Originator nor the applicable Borrower has knowledge of any material and adverse environmental conditions or circumstance affecting such Financed Property that was not disclosed in the related Environmental Report(s). Neither the Originator nor the related Borrower has knowledge of any material and adverse environmental conditions or circumstances affecting any Financed Property other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed or otherwise satisfactorily addressed and, to the extent required by applicable Environmental Law, any required operations, maintenance and monitoring programs and plans have been implemented The Originator has not taken any action with respect to the Mortgage Loan or the related Financed Property that can subject the applicable Borrower, or its successors and assigns in respect of the Mortgage Loan, to any liability under CERCLA or any other applicable federal, state or local Environmental Law, and neither the Originator nor the applicable Borrower has received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to such Financed Property that was not disclosed in the related Environmental Report. The Mortgage or other Mortgage Loan Documents require the applicable Mortgage Loan Borrower (and any related Leases require the related Tenant) to comply with all applicable federal, state and local Environmental Laws and regulations. With respect to each Mortgage Loan, (i)(a) a property condition or engineering report was prepared, if the related Financed Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACMs”) and (b) if such report disclosed the existence of any material and adverse ACMs affecting the related Financed Property, the related Mortgage Loan Borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Property Manager, for the remediation of the problem and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified ACMs.

(m) Such Mortgage Loan is not cross-collateralized or cross-defaulted with any mortgage loan that is not included in the Collateral pool.

(n) Except by written instruments that are part of the applicable Mortgage Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage, (i) the terms of the applicable Mortgage, Mortgage Note and other Mortgage Loan Documents have not been impaired, waived altered, modified, satisfied, canceled or subordinated in any material respect, (ii) no related Financed Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use, value or operation of such Financed Property, and (iii) neither the related Borrower nor any guarantor has been released from its obligations under the Loan.

(o) There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding lienable charges affecting the related Financed Property which are or may become a lien of priority equal to or higher than the lien of the Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(p) Except for any Mortgage Loan secured by a Ground Lease, the interest of the Mortgage Loan Borrower in the related Financed Property consists of a fee simple estate in real property.

(q) Each such Mortgage Loan is a whole loan and not a participation interest.

(r) The assignment of the Mortgage referred to in the applicable Mortgage Loan File constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the applicable Borrower or to the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured

Parties). The assignment of leases and rents set forth in the applicable Mortgage or separate from the Mortgage and related to and delivered in connection with each such Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority Lien in the applicable Mortgage Loan Borrower’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to such Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of Mortgage or any assignment of leases and rents not included in such Mortgage, executed and delivered in favor of such Borrower is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such assignment of leases and rents. No person other than the related Mortgage Loan Borrower owns any interest in any payment due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under the applicable Mortgage Loan, a receiver will be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(s) All escrow deposits relating to such Mortgage Loan that are required to be deposited with the related holder of such Mortgage Loan or its agent have been so deposited and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required under the related Mortgage Loan Documents have been conveyed to the applicable Borrower or its designee and identified as such with appropriate detail. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

(t) As of the date of origination of such Mortgage Loan and, as of the transfer date, as the case may be, the related Financed Property securing such Mortgage Loan was and is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which create a lien prior to that created by the Mortgage, except those which are insured against by the Title Insurance Policy referred to in paragraph (d) above.

(u) As of the date of the origination of such Mortgage Loan, no improvement that was included for the purpose of determining the Appraised Value of the related Financed Property securing such Mortgage Loan at the time of origination of the Mortgage Loan lay outside the boundaries and building restriction lines of such property in any way that would materially and adversely affect the use and operation, the value, or the marketability of title of such related Financed Property or the ability to operate such Financed Property under the related Lease (unless affirmatively covered by the Title Insurance Policy referred to in paragraph (d) above), and no improvements on adjoining properties encroached upon such Financed Property or any related easements to any material extent.

(v) (i) There exists no material default, breach or event of acceleration under such Mortgage Loan or any of the related Mortgage Loan Documents or the related lease, if any, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration, (iii) no payment on such Mortgage Loan is, or has previously been during any time owned by the Originator or the applicable Borrower, 30 or more days delinquent, and (iv) no payment on any related lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the applicable Borrower with respect to such Mortgage Loan. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

(w) In connection with the origination of such Mortgage Loan, the applicable Borrower inspected or caused to be inspected within twelve months of the applicable loan closing date the related Financed Property by inspection or otherwise as required in STORE Capital’s underwriting guidelines then in effect.

(x) Such Mortgage Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the related Mortgage, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Financed Property, or for negative amortization.

(y) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Financed Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan (other than amounts paid by the related Tenant as specifically provided under the related Lease). No Originator or any affiliate thereof has any obligation to make any capital contribution to the applicable Mortgage Loan Borrower under such Mortgage Loan.

(z) To the knowledge of the applicable Borrower, as of the date of origination or acquisition of such Mortgage Loan, the related Mortgage Loan Borrowers, were in compliance, in all material respects, with all applicable laws relating to the ownership and operation of the related Financed Properties as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Financed Properties as they were operated. With respect to Financed Properties that are operated as franchised properties, and except with respect to Mortgage Loans for which the related Tenant is the franchisor, the Tenant of such Financed Property has entered into a legal, valid, and binding franchise agreement and such Tenant has represented in the applicable Lease documents that, as of the date of origination or acquisition of such Mortgage Loan, there were no defaults under the franchise agreement by such Tenant.

(aa) The origination, servicing and collection practices the related Originator or Borrower used with respect to such Mortgage Loan since such Originator’s origination or, as applicable, such Originator’s or such Borrower’s acquisition thereof have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Mortgage Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(bb) Such Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (j) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the Financed Property of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which such Financed Property is located.

(cc) Such Mortgage provides that insurance proceeds and condemnation proceeds will be applied for one of the following purposes: to restore or repair the related Financed Property (the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses); to repay the principal of such Mortgage Loan; or to be used as otherwise directed by the holder of such Mortgage.

(dd) There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to such Borrower’s knowledge, pending against or affecting applicable Mortgage Loan Borrower or the related Financed Property that, if determined adversely to such Mortgage Loan Borrower or such Financed Property, would materially and adversely affect (a) title to the Financed Property, (b) the validity or enforceability of such Mortgage, (c) such Mortgage Loan Borrower’s ability to perform under the related Mortgage Loan, (d) any related guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Financed Property, (f) the principal benefit of the security intended to be provided by the applicable Mortgage Loan Documents, (g) the current ability of the Financed Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Financed Property.

(ee) If such Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage. Except in connection with a trustee’s sale or as otherwise required by applicable law, after default by the applicable Mortgage Loan Borrower, no fees or expenses are payable to such trustee.

(ff) Such Mortgage does not permit the related Financed Property to be encumbered by any lien junior to or of equal priority with the lien of such Mortgage (excluding any lien relating to another Mortgage Loan that is cross collateralized with the Mortgage Loan) without the prior written consent of the holder thereof. There is no mezzanine debt related to the Financed Property.

(gg) The applicable Mortgage Loan Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(hh) As of the date of origination by the related Originator or acquisition of each Mortgage by such Borrower, as applicable, each applicable Mortgage Loan Borrower which is not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ii) Such Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of such Mortgage Loan, (i) the related Financed Property, or any controlling interest in the applicable Mortgage Loan Borrower, is directly or indirectly pledged, transferred or sold or (ii) the related Financed Property is encumbered with a subordinate lien or security interest against the related Financed Property.

(jj) The applicable Mortgage Loan Documents for such Mortgage Loan generally provides that such Mortgage Loan Borrower is to provide periodic financial and operating reports including, without limitation, annual profit and loss statements, statements of cash flow and other related information that the applicable Borrower reasonably requests from time to time.

(kk) The Title Insurance Policy insuring the lien of the applicable Mortgage, historical use and/or other due diligence customarily performed by the Originator in connection with the origination of such Mortgage Loan, the improvements located on or forming part of the related Financed Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses). In the event of casualty or destruction, (a) the Financed Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Financed Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current applicable laws, zoning ordinances, rules, covenants and restrictions, or (c) the inability to restore the Financed Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use and operation, the value, or the marketability of title of such Financed Property.

(ll) Any Financed Property is located within one of the 50 United States or the District of Columbia.

(mm) With respect to a Mortgage Loan secured by a Financed Property located in “seismic zones” 3 or 4 with the probable maximum loss exceeding 20%, the applicable Mortgage Loan Borrower or Borrower (or an affiliate of Borrower) has obtained, and is required under the applicable Mortgage Loan Documents to maintain, earthquake insurance from an insurer in compliance with the Insurance Rating Requirements and in an amount not less than 100% of the probable maximum loss for the related Financed Property with respect to the improvements on and forming a part of such Financed Property, or is required to cause the Tenant to maintain (and the Tenant has obtained) earthquake insurance if such Financed Property is located in any such area.

(nn) The applicable Borrower does not have knowledge of any circumstance or condition with respect to such Mortgage Loan, the related Financed Property, the related Lease or the Mortgage Loan Borrower’s or the Tenant’s credit standing that can reasonably be expected to cause such Borrower to regard such Mortgage Loan as unacceptable security, cause such Mortgage Loan or the related Lease to become delinquent or have a material adverse effect on the use and operation, the value, or the marketability of title of such Mortgage Loan.

(oo) The related Financed Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of such Financed Property as presently used and enjoyed are located in such public rights-of-way abutting such Financed Property or are the subject of access easements for the benefit of such Financed Property, and all such utilities are connected so as to serve such Financed Property without passing over other property or are the subject of access easements for the benefit of such Financed Property. All roads necessary for the full use of such Financed

Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Financed Property. The related Financed Property constitutes one or more separate tax parcels which do not include any property which is not part of the Financed Property or is subject to an endorsement under the related Title Insurance Policy insuring the Financed Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case such Mortgage Loan requires the applicable Mortgage Loan Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Financed Property is a part until the separate tax lots are created.

(pp) With respect to any Mortgage Loan where all or a portion of the Financed Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Financed Property, based upon the terms of the Ground Lease and any estoppel letter or other writing received from the ground lessor and included in the related Mortgage Loan File complies with all of the representations set forth in Section 4.1.38 hereof.

(qq) Such Mortgage Loan is not a construction loan.

(rr) The applicable Mortgage Loan Borrower covenants in the applicable Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Financed Property in full force and effect, and to the applicable Borrower’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by such Borrower for similar commercial mortgage loans; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect. Such Mortgage Loan requires the related Mortgage Loan Borrower to be qualified to do business in the jurisdiction in which the related Financed Property is located and for the Mortgage Loan Borrower and the Financed Property to be in compliance in all material respects with all regulations, zoning and building laws.

(ss) To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the applicable Mortgage Note, each holder of such Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Financed Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the applicable Borrower.

(tt) The Mortgage Loan Documents for each such Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the applicable Mortgage Loan Borrower and guarantor (which is a natural person or persons, or an entity distinct from such Mortgage Loan Borrower (but may be affiliated with such Mortgage Loan Borrower) that has assets other than equity in the related Financed Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, such Mortgage Loan Borrower; (ii) such Mortgage Loan Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to such Mortgage Loan Borrower or (iii) transfers of either the Financed Property or Equity Interests in the related Borrower made in violation of such Mortgage Loan Documents; and (b) contains provisions providing for recourse against the such Mortgage Loan Borrower and guarantor (which is a natural person or persons, or an entity distinct from such Mortgage Loan Borrower (but may be affiliated with the Mortgage Loan Borrower) that has assets other than equity in the related Financed Property that are not de minimis), for losses and damages sustained in the case of (i) misappropriation of rents, security deposits, insurance proceeds, or condemnation awards; (ii) such Mortgage Loan Borrower’s fraud or willful misrepresentation; (iii) willful misconduct by such Mortgage Loan Borrower or Mortgage Loan Guarantor; (iv) breaches of the environmental covenants in such Mortgage Loan Documents; or (v) commission of material physical waste at the Financed Property.

(uu) Such Mortgage Loan requires the applicable Mortgage Loan Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the related Mortgage Loan Documents and the organizational documents of such Mortgage Loan Borrower with respect to such Mortgage Loan with a principal balance in excess of $5 million as of the Closing Date provide that such Mortgage Loan Borrower is a Single-Purpose Entity, and each such Mortgage Loan with a principal balance of $20 million or more has a counsel’s opinion regarding non-consolidation of such Mortgage Loan Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a principal balance as of the Closing Date equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Financed Properties securing such Mortgage Loan and prohibit it from engaging in any business unrelated to such Financed Property or Financed Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Financed Property or Financed Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgage Loan Borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(vv) Such Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan and situations where default interest is imposed.

(ww) Prior to the origination date of the related Mortgage Loan, the applicable Originator obtained financial information with respect to the applicable Mortgage Loan Borrower and the related tenant in accordance with the requirements of STORE Capital’s underwriting guidelines then in effect.

(xx) The applicable Originator has obtained an organizational chart or other description of the applicable Mortgage Loan Borrower which identifies all beneficial controlling owners of such Mortgage Loan Borrower. Prior to the origination date of the related Mortgage Loan, the applicable Originator reviewed and approved such Mortgage Loan Borrower in accordance with the requirements of STORE Capital’s underwriting guidelines then in effect.

(yy) Such Borrower obtained an estoppel from the tenant on the Financed Property within ninety (90) days prior to the origination date of the related Mortgage Loan, confirming (w) the rent payments under the related lease, (x) the term of the related lease, including any extension options, (y) the related lease is in full force and effect, and (z) there exists no default under such lease, either by the lessee thereunder or by the Mortgage Loan Borrower, as lessor.

(zz) The applicable Mortgage Loan File contains an appraisal of the related Financed Property with an appraisal date within six (6) months of such Mortgage Loan origination date. The appraisal is signed by an appraiser who is a MAI and, to the best of such Borrower’s knowledge, had no interest, direct or indirect, in the Financed Property or such Mortgage Loan Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(aaa) The applicable Borrower and Originator have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

4.1.42 Filing and Recording Taxes. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the related Financed Properties to such Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar Tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) (or any subsequent holder thereof) notwithstanding any stated maturity dates therein.

4.1.43 Illegal Activity. No portion of the related Financed Properties has been or will be purchased with proceeds of any illegal activity.

Section 4.2 Survival of Representations. Each Borrower agrees that all of its representations and warranties set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents by any Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by a Borrower shall be deemed to have been relied upon by Lenders notwithstanding any investigation heretofore or hereafter made by Lenders or on their behalf.

ARTICLE V—BORROWER COVENANTS

Each Borrower, solely with respect to itself and the Collateral owned by such Borrower, covenants with the Lenders and the Administrative Agent that for so long as this Agreement is outstanding:

Section 5.1 Existence and Good Standing.

5.1.1 Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and corporate franchises and comply in all material respects with all Legal Requirements applicable to them and the Financed Properties. Such Borrower shall at all times maintain, preserve and protect, or cause to be maintained, preserved and protected, all franchises and trade names and preserve all the remainder of its property required for the conduct of its business and shall keep (or cause to be kept) the applicable Financed Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Such Borrower shall keep (or cause the Tenants under each applicable Lease to keep) the Financed Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement and the Property Management Agreement.

5.1.2 Each Borrower shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon such Borrower in respect of the Loan and this Agreement may be served. Each Borrower shall give prompt written notice to the Administrative Agent of the location, and any change in the location, of such office or agency.

Section 5.2 Payment of Taxes and Other Claims.

5.2.1 Such Borrower shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Taxes levied or imposed upon such Borrower or upon the income, profits or property of such Borrower, or shown to be due on the Tax returns filed by such Borrower, except as set forth in Section 5.2.2; provided, that such failure to pay or discharge will not cause a forfeiture of, or a Lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral. Upon the written direction of Property Manager, the Administrative Agent is authorized to pay out of the Collection Account, prior to making payments on the Loan, any such Taxes or claims which, if not paid, would cause a forfeiture or sale of, or a Lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral.

5.2.2 Any Borrower or Tenant pursuant to the terms of the applicable Lease, at its own expense, may, in good faith, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any applicable Taxes; provided, that: (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall not be precluded by, and be conducted in accordance with the provisions of, any other instrument to which such Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws;

(iii) no applicable Financed Property nor any part thereof or interest therein would, as a result of such proceeding, reasonably be expected to be sold, forfeited, terminated, canceled or lost; (iv) such Borrower shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such Taxes, together with all costs, interest and penalties which may be payable by it in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes from the applicable Financed Property; (vi) adequate reserves are being maintained with respect to such contested Taxes in accordance with GAAP; and (vii) such Borrower shall furnish such security as may be required in the proceeding to ensure the payment of any such Taxes, together with all interest and penalties thereon; provided that the Administrative Agent shall not require such Borrower to post additional security if a contest is being conducted by a Tenant under an applicable Lease (even if such Borrower has joined in such proceeding to accommodate such Tenant’s contest) if such contest is conducted in accordance with such Lease and the related tenant has provided such security as such Borrower may be entitled to require under such Lease. The Administrative Agent may transfer any such security or part thereof held by the Administrative Agent to the claimant entitled thereto at any time when the entitlement of such claimant is established.

Section 5.3 Protection of Collateral; Title to Collateral; Lien. The Borrowers will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 9.1 and Section 10.4) and all such UCC Financing Statements (if required to be executed), financing change statements, continuation statements, instruments of further assurance and other instruments (provided, however, that the Administrative Agent will be obligated to prepare or file any such supplements, statements or other instruments), and will take such other action necessary or reasonably advisable to:

(a) create a security interest more effectively in all or any portion of the Collateral;

(b) maintain or preserve the Lien (and the priority thereof) of the Mortgages and this Agreement or carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Lien created or to be created by or in the Mortgages;

(d) subject to the Property Management Agreement, enforce any of the Leases included in the Collateral; or

(e) preserve and defend title to the Collateral and the rights of the Collateral Agent and the Administrative Agent, as applicable, in each case, on behalf of the Administrative Agent for the benefit of the Secured Parties, in such Collateral against the claims of all Persons and parties.

Each of the Borrowers hereby designates the Administrative Agent, its agents and attorneys-in-fact, to, following the occurrence and continuation of an Event of Default, execute and deliver any UCC Financing Statement, continuation statement or other instrument required pursuant to this Section 5.3.

Section 5.4 Covenants.

5.4.1 For so long as the Loan is outstanding, no Borrower shall:

(a) cause or permit any sale or transfer of a legal or beneficial interest in any Financed Property, Lease or any part thereof or any other part of the Collateral, except as expressly permitted by this Agreement or the Property Management Agreement;

(b) dissolve or liquidate in whole or in part, except as provided in Section 5.6;

(c) engage, directly or indirectly, in any business other than the borrowing of the Loan and the actions contemplated or required to be performed under this Agreement or the other Loan Documents (including, for the avoidance of doubt, the carrying on of the business and purpose of the Borrowers as set forth in Section 5.4.2(a));

(d) incur, create or assume any Indebtedness other than the Loan, any obligations under any Hedge Agreement or otherwise pursuant to this Agreement or the other Loan Documents;

(e) be subject to a Voluntary Bankruptcy Action;

(f) change its State of organization, name, identity or organizational status, or otherwise amend its organizational documents in any material way, without notifying the Administrative Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s organizational status or any such amendment, without first obtaining the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed);

(g) withdraw or direct any party to withdraw any funds from the Collection Account, other than in accordance with the terms of this Agreement or the other Loan Documents;

(h) engage in any business or activity other than as permitted under the related organizational documents and this Agreement;

(i) except as contemplated by the Loan Documents, commingle its funds or assets with those of any other Person or participate in any cash management system with any other Person;

(j) pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Financed Properties and Permitted Encumbrances, and no such pledge remains outstanding except to the Administrative Agent or the Collateral Agent, (on behalf of the Administrative Agent for the benefit of the Secured Parties), as applicable, to secure the Obligations;

(k) other than capital contributions and distributions permitted under the terms of its organizational documents, enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(l) other than through directors and officers insurance, indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Loan and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Loan; or

(m) other than with respect to the pledge or financing of the ownership interests of any Borrower, cause or permit a direct voluntary or involuntary sale, transfer, exchange, encumbrance, pledge or assignment or any other transfer or disposition of (directly, voluntarily or involuntarily, by operation of law or otherwise, and whether for consideration or of record) any of the ownership interests in such Borrower.

Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrowers shall be permitted, directly or indirectly, whether by direct payment, distribution, contribution, or otherwise, to apply (or cause to be applied) the proceeds of the Loan for the purpose of consummating the Acquisition in accordance with the terms of the Acquisition Agreement or otherwise in a manner consistent with Section 2.2.

5.4.2 For so long as the Loan is outstanding, each Borrower covenants, that:

(a) it shall be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the related Financed Property and Mortgage Loans, entering into and performing the obligations and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b) it shall not have any assets other than the Financed Properties and Mortgage Loans, the related Leases and personal property necessary or incidental to its ownership and operation of such Financed Property and Mortgage Loans, other than the Lender Approved Release Properties, Additional Financed Properties and Excluded Assets; provided that the applicable Borrower shall transfer (without representation, warranty or indemnity) any Ineligible Property that does not comply with the representations and warranties in Section 4.1.18 or otherwise could reasonably be expected to result in material liability for the related Borrower;

(c) it shall be structured as a single-member, bankruptcy-remote, special purpose Delaware limited liability company and (B) it shall have at least one Independent Member;

(d) it (A) shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that its separate assets and credit are not available to pay the debts of such Affiliate and that its liabilities do not constitute obligations of the consolidated entity;

(e) it shall not remove the Independent Member of the related Borrower without the prior written consent of the Administrative Agent;

(f) it shall have organizational documents that provide that such Borrower will not take any Voluntary Bankruptcy Action without the affirmative vote of its Independent Member;

(g) it shall hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower, any constituent party of such Borrower or any Affiliate of any constituent party);

(h) it shall correct any known misunderstanding regarding its status as a separate entity; and

(i) it shall conduct business in its own name and not identify itself and any of its Affiliates as a division or part of the other and maintain and utilize separate stationary, invoices and checks.

Section 5.5 Delivery of Financial Statements.

5.5.1 Each Loan Party shall deliver to the Administrative Agent and the Collateral Agent, within ninety (90) days after the end of each Fiscal Year commencing with 2023, an Officer’s Certificate of such Loan Party stating that, in the course of the performance by the officer executing such Officer’s Certificate of such officer’s present duties as an officer of such Loan Party, such officer would normally obtain knowledge or have made due inquiry of employees of such Loan Party and such Loan Party’s Affiliates as to the existence of any condition or event which would constitute an Event of Default after notice or lapse of time or both and that to the best of the officer’s knowledge, (a) such Loan Party has fulfilled all of its obligations under this Agreement and the other Loan Documents in all material respects throughout such year, or, if there has been an Event of Default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) no Event of Default has occurred and is continuing and no condition or event that would constitute an Event of Default after notice or lapse of time or both has occurred, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

5.5.2 The Borrowers shall, or shall cause the other Credit Parties to, within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent the audited consolidated balance sheets of (i) the Limited Guarantor and its consolidated subsidiaries and (ii) the Loan Parties on a consolidated basis, in each case, as at the end of such fiscal year, together with the related audited consolidated statements of income and stockholder’s equity and cash flows, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern (other than qualifications related to the maturity of any Indebtedness within 12 months of the date of such report and future prospective compliance with any financial maintenance covenants) and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such entities at the end of, and for, such fiscal year in accordance with GAAP and consolidated statements of liquidity of (i) Limited Guarantor and its consolidated subsidiaries and (ii) the Loan Parties on a consolidated basis, as at the end of such period. Within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year, the Borrowers shall, or shall cause the other Credit Parties to, deliver to the Administrative Agent, the unaudited consolidated balance sheets of each of (i) the Limited Guarantor and its consolidated subsidiaries and (ii) the Loan Parties, in each case as at the end of such period and the related unaudited consolidated statements of income and stockholder’s equity and cash flows for such entities for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such entities in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and consolidated statements of liquidity of (i) the Limited Guarantor and its consolidated subsidiaries and (ii) the Loan Parties on a consolidated basis, as at the end of such period.

5.5.3 Notwithstanding anything herein to the contrary, information required to be delivered pursuant to Section 5.5.2 shall be deemed to have been delivered on the date on which such information either (A) has been posted by the Company on its website at http://www.storecapital.com (or any successor website identified in writing to the Administrative Agent) or at http://www.sec.gov or (B) has been posted on Company’s behalf on any internet or intranet website, if any, to which each the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

5.5.4 If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to review the business operations of the Company and Borrowers, including with respect to portfolio and property management, reporting practices, cash management, staffing, policies and procedures upon reasonable notice to the Company. Such review may include an accountant’s “agreed upon procedures” letter, by a “Big Four” accounting firm or other nationally recognized independent certified public accountant reasonably acceptable to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, to the effect that they have performed certain specified procedures as a result of which they have determined that the information in the data tape matches the information in the underlying Lease Files.

Section 5.6 Consolidation.

5.6.1 For so long as the Loan is outstanding, no Borrower may consolidate or merge with or into any other Person or convey or transfer all or substantially all of the applicable Collateral to any Person (other than as provided in the Loan Documents) without the consent of the Administrative Agent and the Lenders, unless:

(a) the Person (if other than any such Borrower) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer all or substantially all of the applicable Collateral (the “Successor Person”) shall be a Person organized and existing under the Laws of the United States of America or of any State thereof, shall have expressly assumed by written instrument, and executed and delivered such written instrument to the Administrative Agent, the obligation (to the same extent as such Borrower was so obligated) to make payments of principal, interest and other amounts, as applicable, on the Loan and the obligation to perform or observe every covenant of this Agreement on the part of such Borrower to be performed or observed, all as provided herein;

(b) at the time of, and immediately after giving effect to, such transaction, no Event of Default or Early Amortization Period shall have occurred and be continuing ;

(c) any such Borrower shall have delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, each to the effect that, such consolidation, merger, conveyance or transfer complies with and satisfies all conditions precedent set forth in this Section 5.6;

(d) the Successor Person shall have delivered to the Administrative Agent an Officer’s Certificate stating that (i) after giving effect to such merger, consolidation, conveyance or transfer the Successor Person has good and marketable title to the applicable Collateral, free and clear of any lien or other security interest other than Permitted Encumbrances, the Lien of the related Mortgages and other security documents entered into in connection with this Agreement and any other Lien or other security interest permitted hereby, and (ii) immediately following the event which causes the Successor Person to become the Successor Person, the Administrative Agent (for the benefit of the Secured Parties) continues to have a perfected security interest in such Collateral to the extent a security interest may be created and perfected under the UCC and a valid, first priority Lien (subject to Permitted Encumbrances) in the related Financed Properties and Leases; and

(e) the Successor Person shall have delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel each stating that, with respect to a Successor Person that is a corporation, partnership or trust: such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (a) above; that the Successor Person has duly authorized the execution, delivery and performance of any Loan Document required hereunder, and such Loan Document is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other Laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, the Administrative Agent continues to have a perfected security interest in the applicable Collateral to the extent a security interest may be created and perfected under the UCC and a valid, first priority Lien (subject to Permitted Encumbrances) in the related Financed Properties and Leases.

5.6.2 Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Collateral, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, a Borrower under this Agreement with the same effect as if such Successor Person had been named as a Borrower herein. In the event of any such conveyance or transfer of the Collateral permitted by this Section 5.6.2, the Person named as a “Borrower” in this Agreement, or any successor that shall theretofore have become such in the manner prescribed in this Section 5.6 and that has thereafter effected such a conveyance or transfer, may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from the Obligations.

Section 5.7 Litigation. Each Borrower shall give prompt written notice to the Administrative Agent of any litigation or governmental proceedings pending against such Loan Party which could reasonably be expected to result in a Material Adverse Change.

Section 5.8 Default Notice. Each Borrower shall promptly advise the Administrative Agent of any Material Adverse Change or of the occurrence of any Default or Event of Default of which such Loan Party has knowledge.

Section 5.9 Cooperate in Legal Proceedings. Each Borrower shall reasonably cooperate with the Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of the Administrative Agent or the Collateral Agent, in each case, on behalf of the Secured Parties hereunder or any rights obtained by the Administrative Agent or the Collateral Agent under any of the other Loan Documents and, in connection therewith, permit the Administrative Agent or the Collateral Agent, at its election, to participate in any such proceedings.

Section 5.10 Insurance Benefits. Each Borrower shall reasonably cooperate with the Administrative Agent in obtaining for the Administrative Agent (for the benefit of the Secured Parties) the benefits of any proceeds of the insurance policies lawfully or equitably payable in connection with any applicable Financed Property, subject to the rights of Tenants under the applicable Leases and the terms of the Property Management Agreement, and the Administrative Agent and the Collateral Agent shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such insurance proceeds.

Section 5.11 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Financed Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Financed Property in which proceeding the Collateral Agent is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or an assignment by such Borrower for the benefit of its creditors, such Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by the Collateral Agent, or such Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use Taxes.

Section 5.12 Further Acts, etc. Subject to the Limited Conditionality Provision and the last paragraph of Section 3.1, each Borrower will, at such Borrower’s expense, and without expense to the Collateral Agent or Administrative Agent, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, UCC Financing Statements or continuation statements, or financing change statements, transfers and assurances as the Administrative Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Administrative Agent or the Collateral Agent, as applicable, the property and rights hereby deeded, mortgaged, given, granted, sold, alienated, offset, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which such Borrower may be or may hereafter become bound to convey or assign to the Collateral Agent or Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement. Each Borrower will promptly execute and deliver and hereby authorizes the Administrative Agent to execute in the name of such Borrower or without the signature of such Borrower to the extent the Administrative Agent may lawfully do so, one or more

UCC Financing Statements or other instruments, to evidence more effectively the security interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral. Each Borrower hereby authorizes the Administrative Agent and its counsel to file any financing or continuation statements and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may reasonably determine are necessary to perfect the security interest granted by this Agreement. Such financing statements may describe the collateral in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property as “all assets now existing or hereafter acquired” or “all personal property now existing or hereafter acquired” or words of similar meaning. Upon foreclosure, the appointment of a receiver or any other relevant action, each such Borrower will, at the cost of such Borrower and without expense to the Collateral Agent or Administrative Agent, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Financed Properties. Each Borrower grants to the Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Administrative Agent at law and in equity, including, without limitation, such rights and remedies available to the Administrative Agent pursuant to this Section 5.12.

Section 5.13 Recording of Mortgages, etc. After the Closing Date, each Borrower will from time to time, cause the applicable Mortgages and any security instrument creating a Lien or evidencing the Lien thereof upon the related Financed Properties and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest upon, and the interest of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) in, such Financed Properties in each case to the extent such Mortgage or instrument has not already been filed or to the extent required to maintain, preserve or protect the Lien of the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) therein. Each Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the applicable Mortgages and any security documents supplemental thereto, any security instrument with respect to the related Financed Properties and any instrument of further assurance, and all federal, state, provincial, territorial, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of such Mortgages, any security documents supplemental thereto, any security instrument with respect to such Financed Properties or any instrument of further assurance, except where prohibited by law so to do.

Section 5.14 [Reserved].

Section 5.15 Single-Purpose Status. Each Borrower will do all things necessary to observe organizational formalities and preserve its existence, and such Borrower will not amend, modify or otherwise change the certificate of formation, limited liability company agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of such Borrower in any manner that would affect the status of such Borrower as a single-purpose, bankruptcy-remote entity, without the prior written consent of the Administrative Agent, in its sole discretion.

Section 5.16 [Reserved].

Section 5.17 Capitalization of the Borrowers. Each Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. The Borrowers, taken as a whole, will remain Solvent and the Borrowers, taken as a whole, will pay their respective debts and liabilities (including, as applicable, shared personnel and overhead expenses) from their assets as the same shall become due.

Section 5.18 Maintenance of Assets. Each Borrower will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.

Section 5.19 Independent Member. Each Borrower shall at all times cause there to be at least one (1) duly appointed member of the board of directors, managers or similar body (an “Independent Member”) of such Borrower:

5.19.1 who is a natural person;

5.19.2 who shall not have been at the time of such individual’s appointment, and shall not be at any time while serving as a member of the board of directors, managers or similar body of such Borrower and has not been at any time during the preceding five (5) years (i) a shareholder of, or an officer, director (with the exception of serving as the Independent Member of such Borrower), attorney, counsel, partner or employee of, such Borrower or any Affiliate thereof, (ii) a customer of, or supplier to, such Borrower or any Affiliate thereof, (iii) a Person Controlling or under common Control with any such shareholder, partner, supplier or customer or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer;

5.19.3 who has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any bankruptcy laws; and

5.19.4 who has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to borrowers of structured finance lending instruments, agreements or securities.

Notwithstanding the foregoing:

(I) an individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Member of a Borrower if such individual, at or prior to the time of initial appointment, or at any time while serving as an Independent Member of such Borrower:

(i) is an Independent Member of a “special purpose entity” affiliated with the related Borrower (for purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve separateness that are substantially similar to those of such Borrower, and provided, inter alia, that it: (a) is organized for the limited purpose of owning and operating one or more properties or being an owner of one or more other entities that are so organized; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf or on behalf of an entity in which it has an ownership interest without the consent of its independent director; and (d) shall conduct itself and cause any entity in which it has an ownership interest to conduct itself in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of its and such entity’s books, records, bank accounts and assets separate from those of any other person or entity); or

(ii) is employed by a company that provides independent director or manager services to corporations and limited liability companies, which company (either directly or through an affiliated entity) provides corporate registration or other services to such Borrower or any affiliate thereof; and

(II) such Borrower shall be entitled to pay reasonable fees to the Independent Member for his or her services as a director of such Borrower.

Section 5.20 Employees and Payment of Expenses. Each Borrower shall pay its own liabilities and expenses, including, without limitation, the salaries of its own employees, if any, out of its own funds and assets and maintain a sufficient number of employees if any are required in light of its contemplated business operations.

Section 5.21 Assumptions in Insolvency Opinion. Each Borrower shall conduct its business so that the assumptions made with respect to such Borrower in any certain substantive non-consolidation opinion of counsel, delivered in connection with this Agreement (an “Insolvency Opinion”) shall be true and correct in all material respects. Each Affiliate of a Borrower, if any, with respect to which an assumption is made in a related Insolvency Opinion will comply with all of the assumptions made with respect to it in such Insolvency Opinion.

Section 5.22 Performance.

5.22.1 Each Borrower shall in a timely manner observe, perform, enforce and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, such Borrower, or recorded instrument affecting or pertaining to the applicable Financed Properties, to the extent the failure to observe or perform the same would materially and adversely affect such Borrower’s interest in such Financed Properties, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, such Borrower except in accordance with the terms and provisions thereof.

5.22.2 The Borrowers shall ensure that all cash and investment property at any time owned by the Borrowers and held as part of the Collateral is deposited and maintained in the Collection Account or any other account subject to a Deposit Account Control Agreement. The Borrowers shall not consent to the bank or securities intermediary maintaining any such account to comply with instructions or entitlement orders of any person other than the Administrative Agent. The Borrowers will ensure that the Account Bank maintaining the Collection Account or any other account held as part of the Collateral, on or promptly after the establishment of such account, executes and delivers to the Administrative Agent a Deposit Account Control Agreement with respect to such account.

5.22.3 With respect to each Financed Property, the related Borrower (i) shall observe and perform in all material respects all the obligations imposed upon the lessor under the related Lease and shall not do or permit to be done anything to impair materially the value of such Financed Property or related Lease as security, (ii) shall promptly send copies to the Administrative Agent of notices of any monetary event of default or material non-monetary events which such Borrower shall send or receive under the related Lease, (iii) shall notify the Administrative Agent in writing of any material change in the status of any tenancy at such Financed Property, including, without limitation, the vacating, surrender or going dark of any Tenant that causes such Property to be an Ineligible Property, (iv) shall, consistent with the Property Management Agreement, enforce all of the material terms, covenants and conditions contained in a related Lease upon the part of the Tenant thereunder to be observed or performed (including, without limitation, collecting financial information from each Tenant), (v) shall not execute any assignment of the lessor’s interest in a related Lease or the Monthly Lease Payments except as permitted under the Property Management Agreement, and (vi) shall not consent to any assignment of or subletting under a related Lease not in accordance with its terms or as permitted under the Property Management Agreement. No Borrower shall agree to any material modification of a related Lease except in accordance with the terms of the Property Management Agreement.

Section 5.23 Compliance With Laws. With respect to each Financed Property:

5.23.1 The related Borrower shall promptly comply, or cause the Tenants to comply, in all material respects with all federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting such Financed Property, or the use thereof (“Applicable Laws”), currently existing or enacted in the future. The Borrowers agree to require Tenants to ensure that the Financed Properties shall at all times strictly comply in all material respects to the extent applicable with all Laws relating to handicapped or disability access (collectively, “Access Laws”). The Borrowers agree to give prompt notice to the Administrative Agent of the receipt by any Borrower of any complaints related to material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to any compliance with applicable Access Laws.

5.23.2 The Borrowers shall give prompt notice to the Administrative Agent of the receipt by any such Borrower of any written notice from a Governmental Authority related to a material violation of any Applicable Laws and of the commencement of any proceedings or investigations by a Governmental Authority which relate to compliance with such Applicable Laws.

5.23.3 After prior written notice to the Administrative Agent, the related Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting any Financed Property; provided, that (i) no Event of Default has occurred and is continuing under any Mortgage or this Agreement, (ii) such Borrower is not prohibited from doing so under the provisions of any Lease, (iii) such proceeding shall not be prohibited under, and shall be conducted in accordance with, the Property Management Agreement, (iv) none of such Financed Property, any part thereof or interest therein, or such Borrower shall be affected in any materially adverse way as a result of such proceeding, (v) non-compliance with the Applicable Laws shall not impose criminal liability on such Borrower or civil or criminal liability on the Administrative Agent, and (vi) such Borrower shall have furnished, to the Administrative Agent all other items reasonably requested by the Administrative Agent.

Section 5.24 Environmental Covenants.

5.24.1 So long as the Borrowers own or are in possession of each Financed Property, the Borrowers shall keep or cause each Financed Property to be kept free from Hazardous Substances (other than Permitted Materials) and in compliance so as not to give rise to liability under any and all Laws, applicable permits and regulations pertaining to or imposing liability or standards of conduct concerning human health or the environment, including, but not limited to, environmental regulation, contamination or clean-up (collectively, “Environmental Laws”).

5.24.2 The Borrowers shall protect, indemnify, and hold harmless the Secured Parties from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses. diminutions in value and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel related thereto) (collectively “Losses”), imposed upon or incurred by or asserted against any Secured Party by reason of (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or asbestos on, from or affecting any Financed Properties; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or asbestos; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or asbestos; and (iv) any violation of Environmental Laws, including, without limitation, the costs and expenses of any Remedial Work, reasonable attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses, provided however, that Borrowers shall have no such obligations in the case of each of (i) through (iv) above, to the extent that such Losses were caused: (a) by actions or omissions of any Secured Party or its successor or designee after taking title to the Financed Properties whether through foreclosure or acceptance of a deed-in-lieu of foreclosure; or (b) by any Person other than Borrowers following the termination or satisfaction of this Agreement.

5.24.3 Each Borrower shall cause its Tenants to comply, in accordance with the terms of the applicable Lease, with all Environmental Laws regarding use and occupancy of the Financed Properties, including obtaining all required material permits and authorizations, and making all required material registrations, filings and notifications with any applicable Governmental Authority, and the Borrower shall require the Tenant, to the extent required under the terms of the applicable Lease, to maintain at each Financed Property, or other such location agreed to by the parties, acting reasonably, all material documents and records required in accordance with Environmental Laws, including permits, licenses, orders, approvals, certificates, authorizations, codes of practice, registrations and other such environmental records relating to the operations and use of each Financed Property. Each Borrower shall keep each Financed Property free and clear of any Liens imposed pursuant to Environmental Laws.

Section 5.25 Preservation of Title. Subject to any Permitted Encumbrances, the Borrowers shall forever warrant, defend and preserve such title and the validity and priority of the Lien of any Mortgage and the other Loan Documents and shall forever warrant and defend the same to the Collateral Agent and the Administrative Agent, as applicable, against the claims of all Persons whomsoever.

Section 5.26 New Properties. With respect to any New Property acquired after the Closing Date, such Financed Property and Lease shall be acquired or entered into pursuant to the terms and provisions of this Agreement and the Property Management Agreement and in accordance with the related underwriting guidelines.

Section 5.27 Maintenance of Financed Properties. The Financed Properties shall be maintained in accordance with the terms of the Leases and the Property Management Agreement.

Section 5.28 Insurance. Each Borrower shall comply, or cause the related Tenant to comply with the Insurance Requirements.

Section 5.29 Access to Financed Properties. The Borrowers shall permit the agents, representatives and employees of the Administrative Agent to inspect the Financed Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the Leases.

Section 5.30 OFAC/AML/Anti-Corruption Laws. Each Borrower will continue to be in compliance in all material respects with all applicable Sanctions, Money Laundering Laws, and Anti-Corruption Laws.

Section 5.31 Use of Proceeds. The Borrowers shall use the Loan for the Acquisition.

Section 5.32 Further Assurances. The Borrowers agree to take such action not adversely affecting the Borrowers, including but not limited to entering into one or more amendments to the related Loan Documents and to furnishing such documents and information as (i) any Lender may reasonably request in connection with any permitted assignment or participation of all or any portion of the Loan and/or (ii) the Administrative Agent may reasonably request in connection with the obtaining or the maintenance of any rating by any rating agency, provided that none of the Borrowers or any of their Affiliates shall be required to engage any rating agency in connection with the Loan or incur any fees or out-of-pocket expenses with respect to any rating agency rating of or proposal to rate the Loan unless the Administrative Agent directs the Borrowers to undertake such engagement and agrees to reimburse the Borrowers and all other parties (and their respective counsel) for all fees and any out-of-pocket expenses related thereto.

Section 5.33 Post-Closing Deliverables. To the extent any guarantee, insurance certificate or endorsement, tenant SNDA, lien search, any Collateral or any security interest therein, including the perfection of any security interest, in each case required pursuant to this Agreement or any Loan Document is not delivered on or before the Closing Date, such items shall be entered into, obtained, delivered or perfected, as applicable, within the Initial Cure Period (or such later date as may be agreed by the Administrative Agent in its sole discretion). Without limiting the foregoing or any other provision of this Agreement or any Loan Document, the Borrowers shall deliver the following to the Administrative Agent within the Initial Cure Period, that certain certificate of insurance naming the Administrative Agent as an additional insured under the Property Manager’s errors and omissions insurance, as set forth in Section 3.06(c) of the Property Management Agreement.

Section 5.34 Other Rights, etc. It is agreed that the risk of loss or damage to any Financed Property is on the Borrower, and neither the Payment Agent nor the Collateral Agent shall have any liability whatsoever for decline in value of the Financed Property or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by the Collateral Agent shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Financed Property or any other Collateral and not in the Collateral Agent’s possession.

ARTICLE VI—PAYMENT AGENT

Section 6.1 Resignation of Payment Agent. The Payment Agent may: (i) terminate its obligations as Payment Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent (in each case, with such consent not to be unreasonably withheld, conditioned or delayed) and, so long as no Event of Default has occurred and is continuing, the Borrowers, such resignation shall not be effective until a successor Payment Agent reasonably acceptable to the Administrative Agent shall have accepted appointment as Payment Agent pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand of the Administrative Agent, acting reasonably, upon thirty (30) days’ notice delivered to the Payment Agent, the Lenders and the Borrowers; provided, however, that, such removal shall not be effective until the appointment of a successor Payment Agent reasonably acceptable to the Administrative Agent. In the event of such termination or removal, the Administrative Agent shall make reasonable efforts to appoint a successor Payment Agent. If, however, a successor Payment Agent is not appointed by the Administrative Agent within thirty (30) days after the giving of a notice of resignation by the resigning Payment Agent the resigning or removed Payment Agent may petition a court of competent jurisdiction for the appointment of a successor Payment Agent, and the reasonable and documented external cost of such petition shall be an expense of the Borrowers.

Section 6.2 Register. The Payment Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Loans of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”) as is necessary to establish that such Loan is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the Treasury Regulations (or, in each case, any successor or amended version). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Section 6.3 Rights of the Payment Agent. In connection with this Agreement, the Payment Agent shall be entitled to the benefit of Section 15 of the Collateral Agency Agreement limiting the liability of, limiting the obligations of, or affording rights, defenses, exculpations, benefits, protections, privileges, immunities or indemnities to the Collateral Agent as if it were expressly set forth for the benefit of the Payment Agent herein, mutatis mutandis.

ARTICLE VII—THE ADMINISTRATIVE AGENT

Section 7.1 Authorization and Action.

7.1.1 Each Lender hereby designates and appoints Credit Suisse AG, Cayman Islands Branch (and Credit Suisse AG, Cayman Islands Branch accepts such designation and appointment) as Administrative Agent hereunder and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Lenders and Administrative Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any other party hereto or any of their respective successors or assigns; provided that, notwithstanding the foregoing, the parties hereto agree that the Administrative Agent shall act for and on behalf of all Secured Parties and with respect to all Obligations in its capacities as “Noteholder” under (and as defined in) the Collateral Agency Agreement. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Obligations, provided that the Administrative Agent shall retain all necessary authority to execute, deliver, file and record any release, document or other instrument and take such action that may be necessary or that the Borrowers may request, to evidence the release by the Administrative Agent of the Borrowers from the Obligations and such Borrower’s Liens created hereunder.

7.1.2 Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

7.1.3 Where the Administrative Agent is required to exercise judgment or make a determination or calculation hereunder, each such judgment, determination or calculation shall be made in good faith and in a commercially reasonable manner.

Section 7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 7.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, bad faith or willful misconduct or, in the case of the Administrative Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by any Borrower, the Property Manager, or any other party in this Agreement or in any other Loan Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any Credit Party or the Property Manager to perform any of their respective obligations hereunder or any Loan Document, or for the satisfaction of any condition specified herein or therein. The Administrative Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party or the Property Manager.

Section 7.4 Reliance.

7.4.1 The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Administrative Agent), independent accountants and other experts selected by the Administrative Agent.

7.4.2 The Administrative Agent shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders, on a several basis, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

7.4.3 The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Majority Lenders with respect to matters over which the Majority Lenders are granted discretion under this Agreement (or if any matter requires consent or direction of the Majority Lenders and such consent or direction is not provided), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

7.4.4 The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice thereof from a Credit Party, the Property Manager or a Secured Party. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Majority Lenders.

Section 7.5 Non-Reliance on Agent. Each Lender expressly acknowledges that neither the Administrative Agent, the Collateral Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any review of the affairs of any Credit Party or the Property Manager shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to the Lenders. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties or the Property Manager and the Collateral and made its own decision to make the Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and the Property Manager and the Collateral. Except for notices, reports and other documents received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party, the Property Manager or the Collateral which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 7.6 Indemnification. Each Lender agrees to indemnify, severally, in proportion to each such Lender’s then-applicable pro rata share of the Loan, the Administrative Agent, as such (without limiting the obligation (if any) of the Borrowers to reimburse such party for any such amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent, the Custodian or the Collateral Agent, as applicable, under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section 7.6 shall survive the payment of the obligations hereunder, the termination of this Agreement, and any resignation or removal of the Administrative Agent.

Section 7.7 Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party, the Property Manager and any other party to a Loan Document as though it were not the Administrative Agent hereunder. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 7.8 Successor Agents. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to each Lender, the Collateral Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section 7.8. In addition, the Majority Lenders may remove the Administrative Agent upon thirty (30) days’ notice to the Administrative Agent, the Collateral Agent, each Lender and the Borrowers upon a finding that the Administrative Agent has materially breached its duties hereunder, which notice shall set forth with specificity the nature and dates of any such material breaches. If the Administrative Agent shall resign or be removed under this Agreement, then the Majority Lenders shall appoint a successor administrative agent, which may be a Lender, and, if not a Lender, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed). Any successor administrative agent shall succeed to the rights, powers and duties of resigning Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of the former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent’s resignation as Administrative Agent or the removal of the Administrative Agent as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 7.9 Amendments. Except as otherwise expressly provided in this Agreement or any other Loan Document, including in Section 2.3.3 (and the definitions referenced in Section 2.3.3) and Section 3.1, to the extent that any Loan Document requires the Administrative Agent’s or a Lender’s consent to amend, modify, supplement or restate any such Loan Document, the applicable Borrower shall obtain the Majority Lender’s consent prior to any such amendment, waiver or other modification, supplement or restatement; provided, however, that (i) consent to any Change of Control shall require the approval of the Lenders, and (ii) no amendment, modification, supplement or restatement described in any of the following clauses (a) to (i) inclusively, shall be permitted, without the written consent of each Lender adversely affected thereby:

(a) alter or change the commitment of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the commitment of any Lender);

(b) extend the Facility Termination Date;

(c) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest owing to such Lender hereunder or change the order of the application of available funds specified herein to such Lender;

(d) reduce (absent payment thereof) the outstanding Loan Amount applicable to such Lender, the rate of interest thereon, any amount payable to such Lender or the currency applied to amounts due and payable to such Lender in respect of the outstanding Loan Amount held by such Lender;

(e) waive, alter or change of any of the conditions precedent for the addition of New Properties as set forth in Section 3.3 or in the definition of “Maximum Property Concentration” (except for any Approved Maximum Property Concentration Modification);

(f) alter or change such Lender’s consent rights with respect to waiver of an Event of Default or acceleration of the Loan as set forth in Section 8.2 and Section 8.3;

(g) change any provision of Section 2.7, Section 2.13, this Section 7.9, or the definition of “Pro Rata Share”;

(h) release any Credit Party, the Property Manager, or any Collateral from the provisions of any Loan Document, except as permitted herein or in any Loan Document; or

(i) permit any sale or transfer of a legal or beneficial interest in any Financed Property, Lease or any part thereof or any other part of the Collateral, except as permitted herein or in any Loan Document.

Notwithstanding anything herein or in any other Loan Document to the contrary, amendments, restatements, replacements, supplements or modifications to (i) the Deposit Account Control Agreements shall only require the consent of the Account Bank, the Administrative Agent, and the Borrowers party thereto and (ii) the Exit Fee Side Letter shall only require the consent of the parties thereto.

Section 7.10 Subordination. Without the prior consent of the Lenders, the Administrative Agent shall not enter into any agreement providing for the subordination of the Loan to any other interest which would constitute a Lien against the Property (provided, however, approval of the Administrative Agent only (and not unanimous approval of the applicable Lenders) shall be required for subordination of the deed of trust or mortgage to a non-monetary encumbrance (e.g., an easement)).

Section 7.11 Release of Collateral. The Administrative Agent, the Collateral Agent, the Lenders, and each other Secured Party, by obtaining the benefits of this Agreement, hereby authorizes and directs each of the Administrative Agent and the Collateral Agent, as applicable, to release, and each of the Administrative Agent and the Collateral Agent shall release, any Lien held by the Administrative Agent or the Collateral Agent:

(a) with respect to all of the Collateral in accordance with Section 2.8; and

(b) with respect to any part of the Collateral in accordance with Section 2.9 or the terms of any other Loan Document.

Section 7.12 Release of Credit Parties. The Administrative Agent, the Collateral Agent, the Lenders, and each other Secured Party, by obtaining the benefits of this Agreement, hereby authorizes and directs each of the Administrative Agent and the Collateral Agent, as applicable, to automatically release, and each of the Administrative Agent and the Collateral Agent shall release, (i) any Borrower from the Obligations in accordance with Section 2.10, (ii) the Company from its obligations under the Limited Guaranty in accordance with the terms thereof and (iii) any Credit Party as otherwise required by this Agreement or any other Loan Document.

ARTICLE VIII—EVENTS OF DEFAULT

Section 8.1 Events of Default.

8.1.1 Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(a) any Borrower shall fail to pay (i) any principal of the Loan outstanding when due in accordance with the terms hereof, (ii) any interest on the Loan outstanding within two (2) days after any such interest becomes due in accordance with the terms hereof, or (iii) within five (5) Business Days of the date the Borrower or any other Loan Party has received notice of such failure from the Administrative Agent or any Lender, any other amount due hereunder or under any other Loan Document, including, without limitation, any fees, expenses or indemnities after any such payment is due in accordance with the terms hereof or any such other Loan Document;

(b) (i) Any Borrower fails to perform or comply with any covenant contained in Section 5.4, Section 5.6, Section 5.30, Section 5.31, or Section 5.32 of this Agreement or (ii) any Borrower or any other Credit Party fails to perform or comply with any other term or condition contained in this Agreement or any other Loan Document, and which is not otherwise referenced in this Section 8.1.1 and such failure specified in this clause (ii) shall continue for a period of fifteen (15) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Credit Party has actual knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrowers by the Administrative Agent or any Lender;

(c) if any representation or warranty made by any Credit Party herein, in any other Loan Document or in any certificate furnished to Lenders in writing pursuant hereto or thereto shall have been false or misleading in any material respect (or any respect if such representation or warranty is qualified by “in all material respects” or another materiality qualifier, in all respects) as of the date the representation or warranty was made, and such breach is not cured within twenty (20) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Credit Party has actual knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrowers by the Administrative Agent or any Lender; provided, that a breach of any such representation and warranty with respect to a Financed Property shall not constitute an Event of Default hereunder if the Borrowers comply (or are in the process of complying) with the provisions of Section 2.5.4 within the time periods required thereunder;

(d) if any Bankruptcy Action with respect to any Credit Party shall have occurred;

(e) in the event that a Hedging Trigger Event has occurred, any failure by the Borrowers to obtain and/or maintain any Hedge Agreement or Replacement Hedge Agreement, as applicable (in each case, after giving effect to the applicable grace period as set forth in Section 2.3.8) in compliance with the provisions of Section 2.3.8 hereof;

(f) the failure by the Limited Guarantor to be in compliance with the Financial Covenants;

(g) a Change of Control shall have occurred with respect to which consent was not previously obtained from the Lenders;

(h) the Collateral Agent or the Administrative Agent, as applicable, on behalf of the Secured Parties shall fail to have a valid and enforceable first priority security interest in a material portion of the Collateral, in each case subject only to Permitted Encumbrances; provided that, if susceptible of cure, no Event of Default shall arise pursuant to this clause (h) until the continuation of such failure unremedied for a period of five (5) Business Days after the date upon which a Responsible Officer of any Credit Party has actual knowledge of such failure or upon which written notice thereof is given to a Credit Party by the Administrative Agent or any Lender;

(i) the Credit Parties shall fail to pay or cause to be paid, on or prior to the date that is 60 days after the entry thereof, any final and non-appealable judgment or order for the payment of money rendered against any Credit Party by any court or other tribunal, in an aggregate amount for which insurance has been denied by the applicable insurance carrier or that is not covered by valid third party indemnification from a third party which is Solvent, in excess of $100,000,000 in the case of the Company and $2,000,000 in the case of any Loan Party;

(j) failure by any Loan Party to be treated as a disregarded entity for U.S. federal income tax purposes;

(k) any Loan Party or Property Manager shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act;

(l) any Credit Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having a principal amount outstanding, individually or in the aggregate, in excess of $100,000,000 in the case of the Company and $2,000,000 in the case of any Loan Party (in each case other than Indebtedness owed to the Lenders under the Loan Documents or intercompany Indebtedness), in each case beyond the grace or cure period, if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, the effect of which default or other event is to cause (after the expiration of any grace or cure period) the holder or holders of such Indebtedness to cause such Indebtedness to be accelerated, demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise); provided that this clause (l) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(m) Monthly DSCR is less than 1.00;

(n) an Early Amortization Period is in effect and continuing for three (3) consecutive Determination Dates;

(o) a Servicer Replacement Event shall have occurred and not been cured or a replacement Property Manager shall not have been appointed in accordance with the Property Management Agreement; provided, that if the Borrowers have commenced and are diligently proceeding with the cure of such event to the reasonable satisfaction of the Administrative Agent, the Administrative Agent may in its sole discretion grant an additional fifteen (15) days (or such longer period agreed in its discretion) to cure such event; or

(p) if Lenders fund the Loan on the Closing Date and the Acquisition is not consummated, including by reason of the failure by Ivory REIT to fund the purchase price under the Acquisition Agreement.

8.1.2 Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 8.1.1(d) above), and subject to any applicable notice, knowledge and cure periods, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Administrative Agent may (and shall, at the direction of the Lenders) take such action, without notice or demand, that Administrative Agent deems advisable (or is directed to take by the Lenders) to protect and enforce the rights of the Secured Parties against any Loan Party and in and to all or any Property, including, without limitation, at the direction of the Lenders, declaring the Debt to be immediately due and payable, and Administrative Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against any Loan Party and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 8.1.1(d) above, the Debt and other obligations of each Loan Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Loan Party hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

8.2.1 Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent and Lenders against any Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, such Borrower or at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not (to the extent permitted by Law) all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Property or other Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, subject to applicable notice, knowledge and cure periods, (i) neither the Administrative Agent nor Collateral Agent shall be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens, other security interests and other rights, remedies or privileges provided to Administrative Agent or Collateral Agent, shall remain in full force and effect until Lenders have exhausted all of their remedies against the Properties and personal property of the Borrowers and each Mortgage and other security interest created in favor of the Collateral Agent in connection with this Agreement has been (as applicable) foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

8.2.2 With respect to Borrowers and the Financed Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent or Collateral Agent to resort to any Financed Property or other Collateral for the satisfaction of any of the Debt in any preference or priority to any other Financed Property or other Collateral, and during the continuation of an Event of Default, Administrative Agent or Collateral Agent may seek satisfaction out of all of the Financed Properties or other Collateral, or any part thereof, in its absolute discretion in respect of the Debt. In addition, during the continuation of an Event of Default, Administrative Agent shall have the right to instruct the Collateral Agent from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Administrative Agent on behalf of the Lenders in its sole discretion including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Administrative Agent may foreclose one or more of the Mortgages to recover such delinquent payments or (ii) in the event Administrative Agent, at the direction of the Lenders, elects to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Administrative Agent may accelerate and such other sums secured by one or more of the Mortgages as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

8.2.3 Following the occurrence of and during the continuance of an Event of Default, subject to applicable notice, knowledge and cure periods, Administrative Agent shall have the right from time to time to sever any Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Administrative Agent shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Administrative Agent from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, each Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Administrative Agent shall not make or execute any such documents under such power until three (3) days after written notice has been given to each Borrower by Administrative Agent of Administrative Agent’s intent to exercise its rights under such power. Borrowers shall be obligated to pay any reasonable and documented out-of-pocket costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents to the extent reimbursable in accordance with Section 10.14, and the Severed Loan Documents shall not increase Borrowers’ obligations or diminish Borrowers’ rights as set forth in the Loan Documents or contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by the Borrowers only as of the Closing Date or such other date expressly provided in the applicable Loan Documents.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Administrative Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon and during the continuation of an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon. Notwithstanding anything to the contrary herein, a waiver of an Event of Default pursuant to Section 8.1.1 shall, (i) in the event there are two (2) Lenders require the prior consent of each such Lender, and (ii) in the event there are three (3) or more Lenders, require the prior consent of the Majority Lenders.

ARTICLE IX—SPECIAL PROVISIONS

Section 9.1 Successor and Assigns; Participations.

9.1.1 Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except as provided in Section 5.6, neither the Borrower’s rights or obligations hereunder, nor any interest therein may be assigned or delegated by it without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.1.2 Right to Assign. Following the full funding of the Loan Amount on the Closing Date, any Lender, may, in its sole discretion, assign or tranche all or a portion of its rights and obligations under this Agreement to any bank, commercial paper conduit, institutional investor or other entity without the consent of any Loan Party; provided that the parties to each such assignment shall execute and deliver to the Administrative Agent an assignment agreement (which shall include an assignment of the Exit Fee Side Letter) and any applicable Tax forms. Notwithstanding anything to the contrary contained herein, solely to the extent that no Event of Default has occurred and is continuing, no Lender shall transfer all or any portion of its rights or obligations under this Agreement to any Disqualified Party without the prior written consent of the Borrowers.

9.1.3 Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an assignment agreement, together with such forms, certificates or other evidence, if any, with respect to income Tax withholding matters as the assignee under such assignment agreement may be required to deliver to the Administrative Agent (including any Tax forms or other documentation required to be delivered under Section 2.3.4).

9.1.4 Notice of Assignment. Upon the Administrative Agent’s receipt and acceptance of a duly executed and completed assignment agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall (i) give prompt notice of such assignment to the Borrowers and the Payment Agent, and (ii) maintain a copy of such assignment agreement. The Payment Agent shall reflect such assignment in the Register.

9.1.5 Representations and Warranties of Assignee. Each Lender, upon execution and delivery of this Agreement or upon executing and delivering an assignment agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable “Effective Date” (as defined in the applicable assignment agreement) that (i) it has experience and expertise in the making of or investing in commitments or loans such as the Loans; and (ii) it will make or invest in Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities Laws (it being understood that, subject to the provisions of this Section 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

9.1.6 Effect of Assignment. Subject to the terms and conditions of this Section 9.1, as of the “Effective Date” specified in the applicable assignment agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such assignment agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such assignment agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.14) and be released from its obligations hereunder (and, in the case of an assignment agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto and shall cease to be entitled to any payment or other right under any Note); provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment; and (iii) if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrowers shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new and/or outstanding Loans of the assignee and/or the assigning Lender.

9.1.7 Participations. Any Lender may at any time, without the consent of the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Borrower shall continue to deal solely and directly with Administrative Agent and/or Lenders in connection with such Borrower’s rights and obligations under this Agreement; provided, further, that, unless an Event of Default has occurred and is continuing, no Lender may sell any participations to any Disqualified Party without the prior written consent of the Borrowers. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the Treasury Regulations (or, in each case, any successor or amended version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower agrees that each participant shall be entitled to the benefits of Section 2.3.3 (subject to the requirements and limitations therein, including the requirements under Section 2.3.4 (it being understood that the documentation required under Section 2.3.4 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, a participant shall not be entitled to receive any greater payment under Section 2.3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant. Upon the exercise of any assignment or participation, the Borrowers shall use commercially reasonable efforts to cooperate with the Lenders and any intended participant or assignee thereof (in each case to the extent it is not a Disqualified Party), as may be reasonably requested by such Lenders, to effect the exercise of such option.

9.1.8 Certain Other Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.2 Exculpation. Except as expressly provided in this Section 9.2, the Administrative Agent shall not enforce the liability and obligation of Borrowers to perform and observe the obligations contained in the Notes, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that the Administrative Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Administrative Agent to enforce and realize upon its interest (on behalf of the Secured Parties) under the Notes, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to the Administrative Agent or the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of each Borrower’s interest in its Property, in the Rents and in any other collateral given to the Administrative Agent or the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties), and each Lender, by accepting the Notes, this Agreement, the Mortgage and the other Loan Documents, agrees that the Administrative Agent shall not sue for, seek or demand any deficiency judgment or any other money judgment against any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Borrowers, or any director, officer, employee, trustee or agent or any of the foregoing (each, an “Exculpated Party” and, collectively, the “Exculpated Parties”), in any such action or proceeding under or by reason of or under or in connection with the Notes, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section 9.2 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of the Administrative Agent to name any Borrower as a party defendant in any action or suit for foreclosure and sale under such Borrower’s related Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Administrative Agent or the Lenders thereunder; (d) impair the right of the Administrative Agent to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against the Administrative Agent (on behalf of the Secured Parties) to seek a deficiency judgment against any Borrower in order to fully realize the security granted by it under its applicable Mortgage or to commence any other appropriate action or proceeding in order for the Administrative Agent or Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) to exercise their remedies against all of the Properties; or (g) constitute a waiver of the right of Lenders to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lenders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by the Limited Guarantor, any Loan Party or any subsidiary or Affiliate of the Limited Guarantor or any Loan Party in connection with the Loan, the Collateral or any Loan Document;

(ii) the willful misconduct, bad faith or gross negligence of the Limited Guarantor, any Loan Party or any subsidiary or Affiliate of the Limited Guarantor or any Loan Party in connection with the Loan, the Collateral or any Loan Document;

(iii) the breach by any Loan Party of any representation, warranty, covenant or indemnification provision in any Loan Document concerning Environmental Laws, Hazardous Substances or asbestos and any indemnification of the Administrative Agent, any Lender or Collateral Agent with respect thereto in any such Loan Document;

(iv) the misapplication, misappropriation or conversion by any Loan Party or any Affiliate of any Loan Party of any collections or proceeds with respect to any Collateral, including the proceeds of any related insurance payable to any Borrower or funds received by any Borrower for payment of taxes or any other amounts, in each case to the extent required to be deposited into the Collection Account or any other account established and maintained pursuant to the Loan Documents;

(v) any intentional material waste of any Financed Property;

(vi) the sale, conveyance or other disposition of any Financed Property or conveyance or release of any Financed Property in breach of any Loan Document;

(vii) any Loan Party fails to obtain Administrative Agent’s prior written consent to any incurrence of any debt not permitted under the Loan Documents;

(viii) the imposition of any consensual Lien or other encumbrance on any Financed Property or other Collateral other than that which is expressly permitted under the terms of the Loan Documents; or

(ix) any litigation or other legal proceeding related to the Collateral or the other obligations of the Loan Parties or the Limited Guarantor pursuant to the Loan Documents filed by a Loan Party, the Company or any subsidiary or Affiliate of any Loan Party or the Company that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of the Administrative Agent to exercise any rights and remedies available to the Administrative Agent as provided in the Loan Documents, in each case if filed in bad faith (and expressly excluding any good faith assertion of rights, defense or counterclaims).

Notwithstanding anything to the contrary in this Agreement, the Notes or any of the Loan Documents, (A) Lenders shall not be deemed to have waived any right which Lenders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code (or any equivalent provision under any other applicable Law) to file a claim for the full amount of the Debt secured by the Mortgages and other security interests granted in connection with this Agreement or to require that all collateral shall continue to secure all of the Debt owing to Lenders in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrowers (i) in the event of: (a) the Loan Parties cease to be controlled by the Limited Guarantor, in each case to the extent constituting a violation of the Loan Documents that constitutes an Event of Default (other than a violation of any required notice or other administrative requirements); (b) any Loan Party files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy law; (c) any Loan Party or any Affiliate of any Loan Party, files, or joins in the filing of, an involuntary petition against any Loan Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited (or if any Loan Party otherwise colludes with) petitioning creditors for any involuntary petition against any Loan Party from any person other than a petition filed by the Administrative Agent or any Lender; (d) any Loan Party files an answer consenting to or joining in any involuntary petition filed against any Loan Party by any other person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Loan Party from any Person other than a petition filed or joined by the Administrative Agent or any Lender; (e) any Loan Party or any Affiliate of any Loan Party consents to or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Loan Party or any portion of the Collateral other than if required by the Administrative Agent or a Lender; or (f) any Loan Party making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the Loan is not paid when due (subject to any applicable cure period); (iii) if any Loan Party fails to permit on-site inspections of its Property, fails to provide financial information, fails to maintain its status as a “special purpose entity” or fails to appoint a new property manager upon the request of Lenders as and if permitted under this Agreement, each as required by, and in accordance with, the terms and provisions (including any applicable notice and cure provisions) of this Agreement or the Mortgages; (iv) if any Loan Party fails to obtain Lenders’ prior written consent to any Indebtedness or voluntary Lien encumbering its Property as and if required by, and in accordance with the terms and provisions (including any applicable notice and cure provisions) of this Agreement; or (v) if any Loan Party fails to obtain Lenders’ prior written consent to any transfer as and if required by this Agreement or the Mortgages.

Section 9.3 Contributions and Waivers.

9.3.1 As a result of the transactions contemplated by this Agreement, each Property Owner will benefit, directly and indirectly, from each Property Owner’s obligation to pay the Debt and in consideration therefor each Property Owner desires to enter into an allocation and contribution agreement among themselves as set forth in this Section 9.3 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each Property Owner in the event any payment is made by any Property Owner hereunder to Lenders (such payment being referred to herein as a “Contribution,” and for purposes of this Section 9.3.1, includes any exercise of recourse by the Administrative Agent or the Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) against any Collateral of a Property Owner and application of proceeds of such Collateral in full or partial satisfaction of such Borrowers’ Obligations).

9.3.2 Each Property Owner shall be liable hereunder with respect to the Debt only for such total maximum amount (if any) that would not render its obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any federal, state, provincial or territorial law.

9.3.3 In order to provide for a fair and equitable contribution among each Property Owner in the event that any Contribution is made by a Property Owner (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Property Owners for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Debt, in the manner and to the extent set forth in this Section 9.3.

9.3.4 For purposes hereof, the “Benefit Amount” of any Property Owner as of any date of determination shall be the net value of the benefits to such Property Owner (as measured by the difference of the value of the Properties owned by the other Property Owners, less the portion of the Loan proceeds received by such other Property Owners) resulting from the other Property Owners having guaranteed or mortgaged their Properties to secure the Debt of such Property Owner to Lenders.

9.3.5 Each Property Owner shall be liable to a Funding Borrower in an amount equal to ninety-five (95%) of the excess of the fair saleable value of the property of such Property Owner over the total liabilities of such Property Owner (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions); provided, however, that no such Property Owner shall be liable to a Funding Borrower in an amount exceeding the Benefit Amount relating to such Property Owner.

9.3.6 In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Property Owners pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Property Owners by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Property Owner pays an amount hereunder in excess of the amount calculated pursuant to Section 9.3.1 above, that Property Owner shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Property Owners in accordance with the provisions of this Section 9.3.

9.3.7 Each Property Owner acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Property Owner to which such Reimbursement Contribution is owing.

9.3.8 No Reimbursement Contribution payments payable by a Property Owner pursuant to the terms of this Section 9.3 shall be paid until all amounts then due and payable by all of Property Owners to Lenders, pursuant to the terms of the Loan Documents, are paid in full. Nothing contained in this Section 9.3 shall limit or affect in any way the obligations of any Property Owner to Lenders under the Loan or any other Loan Documents.

9.3.9 To the extent permitted under applicable Legal Requirements, each Property Owner waives:

(a) any right to require any Lender to proceed against any other Property Owner or any other person or to proceed against or exhaust any security held by such Lender at any time or to pursue any other remedy in such Lender’s power before proceeding against Property Owner;

(b) the defense of the statute of limitations in any action against any other Property Owner or for the collection of any indebtedness or the performance of any obligation under the Loan;

(c) any defense based upon any legal disability or other defense of any other Property Owner, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Property Owner or any guarantor from any cause other than full payment of all sums payable under the Notes, this Agreement and any of the other Loan Documents;

(d) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Property Owner or any principal of any other Property Owner or any defect in the formation of any other Property Owner or any principal of any other Property Owner;

(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(f) any defense based upon any failure by a Lender to obtain collateral for the indebtedness or failure by a Lender to perfect a Lien on any collateral;

(g) presentment, demand (except for demand expressly required under this Agreement or any other Loan Document), protest and, except for notices expressly required under this Agreement or any other Loan Document, notice of any kind;

(h) any defense based upon any failure of a Lender to give notice of sale or other disposition of any collateral to any other Property Owner or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(i) any defense based upon any failure of a Lender to comply with Laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of such Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(j) any defense based upon any election by a Lender, in any bankruptcy proceeding, of the application or non-application of Section 1111(B)(2) of the Bankruptcy Code or equivalent provision(s) under any other bankruptcy laws;

(k) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code or equivalent provision(s) under any other bankruptcy laws;

(l) any defense based upon any agreement or stipulation entered into by a Lender with respect to the provision of adequate protection in any Bankruptcy Action;

(m) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code or equivalent provision(s) under any other bankruptcy laws;

(n) any defense based upon the avoidance of any security interest in favor of a Lender for any reason;

(o) any defense based upon any Bankruptcy Action, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Notes or owing under any of the Loan Documents;

(p) any defense or benefit based upon Property Owner’s, or any other party’s, resignation of the portion of any obligation secured by the applicable Mortgage to be satisfied by any payment from any other Property Owner or any such party;

(q) all rights and defenses arising out of an election of remedies by the Administrative Agent or Collateral Agent (not in its individual capacity but solely in its capacity as Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties) even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Property Owner’s rights of subrogation and reimbursement against any other Property Owner;

(r) all rights and defenses that Property Owner may have because any of Debt is secured by real property. This means, among other things: (i) the Administrative Agent or Collateral Agent, as applicable, may collect from Property Owner without first foreclosing on any real or personal property collateral pledged by any other Property Owner, (ii) if the Administrative Agent or Collateral Agent forecloses on any real property collateral pledged by any other Property Owner, (a) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (b) the Administrative Agent or Collateral Agent may collect from Property Owner even if any other Property Owner by foreclosing on the real property collateral, has destroyed any right Property Owner may have to collect from any other Property Owner. This is an unconditional and irrevocable waiver of any rights and defenses Property Owner may have because any of the Debt is secured by real property; and

(s) except as otherwise provided above in this Section 9.3, any claim or other right which Property Owner might now have or hereafter acquire against any other Property Owner or any other person that arises from the existence or performance of any obligations under the Notes, this Agreement, the Mortgages or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of a Lender against any other Property Owner or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

ARTICLE X—MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lenders of the Loan and the execution and delivery to Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the successors and permitted assigns of Lenders.

Section 10.2 Administrative Agent’s Discretion. Whenever pursuant to this Agreement, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent and shall be final and conclusive.

Section 10.3 Governing Law; Submission to Jurisdiction; Service of Process.

10.3.1 THE LOAN WAS MADE BY LENDERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT (I) AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER AND (II) THE GOVERNING LAW OF THE ACQUISITION AGREEMENT, WHICH IS THE LAWS OF THE STATE OF MARYLAND, SHALL GOVERN IN DETERMINING WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, (B) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY NEW YORK STATE COURT OR IN ANY SUCH FEDERAL COURT, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID BORROWER AT THE ADDRESS IN SECTION 10.6 HEREOF AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDERS OF ANY CHANGE OF ADDRESS HEREUNDER, OR (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS).

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Notes, or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, no Lender shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals, requests and other documentation required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Administrative Agent:	Credit Suisse AG, Cayman Islands Branch
11 Madison Avenue
New York, NY 10010
Attention: Securitized Product Finance
Telephone: (212) 325-5384
list.afconduitreports@credit-suisse.com
maura.miraglia@credit-suisse.com
jack.mcswain@credit-suisse.com
jeffrey.traola@credit-suisse.com
raleigh.participations@credit-suisse.com
jason.golz@credit-suisse.com

If to CS Cayman Lender:	Credit Suisse AG, Cayman Islands Branch
11 Madison Avenue
New York, NY 10010
Attention: Securitized Products Finance
Telephone: (212) 325-5384
list.afconduitreports@credit-suisse.com
maura.miraglia@credit-suisse.com
jack.mcswain@credit-suisse.com
jeffrey.traola@credit-suisse.com
raleigh.participations@credit-suisse.com
jason.golz@credit-suisse.com

If to Citi Lender:	Citibank, N.A.

388-390 Greenwich Street
Trading Floor 4
New York, New York 10013
Telephone: (212) 325-5384
alicia.mioli@citi.com

If to any Borrower:	To the applicable Borrower
8377 East Hartford Drive
Suite 100, Scottsdale, Arizona 85255
Telephone: 480 256 1133
lmarkson@storecapital.com

with a copy to:	DLA Piper LLP (US)
1251 Sixth Avenue
New York, NY 10020
Telephone: +1.212.335.4992
+1.617.406.6024
Email: david.lewis@us.dlapiper.com jamie.knox@us.dlapiper.com andrew.sroka@us.dlapiper.com

If to Custodian:	U.S. Bank National Association
1133 Rankin Street, Suite 100
St. Paul, MN 55116
Telephone: 651-466-5043
Attention: Comm Certs / Ivory-CS
Kevin.brown1@usbank.com

If to Payment Agent:
Citibank, N.A. 388 Greenwich Street Trading floor
New York, New York 10013
Attention: Citibank Agency & Trust – Project Ivory
Telephone: 212-816-7079
James.Polcari@Citi.com

If to Collateral Agent:	Citibank, N.A.
388 Greenwich Street Trading floor
New York, New York 10013
Attention: Citibank Agency & Trust – Project Ivory
Telephone: 212-816-7079
James.Polcari@Citi.com

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, on the following Business Day. Delivery to the Persons copied above shall not constitute notice.

Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that, the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (y) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (x), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (x) and (y) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.7 WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Mortgage Recording Tax Savings. In the event that Borrower has any outstanding mortgage at the time of Closing Date, Lenders shall make a good faith effort to cooperate with Borrower and Borrower’s lender to facilitate a partial assignment of Borrower’s existing mortgage(s) to Lenders, to the extent such assignment would result in mortgage recording tax savings which would otherwise be payable in connection with the Loan.

Section 10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.11 Preferences. Each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Obligations. To the extent Borrowers make a payment or payments to a Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy laws, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Lender.

Section 10.12 Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from a Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by such Lender to Borrowers and except with respect to matters for which any Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lenders with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lenders to Borrowers.

Section 10.13 Remedies of Borrowers. In the event that a claim or adjudication is made that a Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither such Lender nor its agents shall be liable for any monetary damages, and each Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether a Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.14 Expenses; Indemnity.

10.14.1 The Loan Parties, jointly and severally, agree (a) to indemnify and hold harmless the Lenders, their Affiliates and their officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person” and, in the case of CS Cayman and Citi, any such other Indemnified Persons related to CS Cayman or Citi shall be referred to as a “Related Party” of CS Cayman or Citi)), within 30 days of a written demand therefor, together with backup documentation supporting such indemnity request (subject to any confidentiality, legal or regulatory restrictions and attorney-client privilege), from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (provided that legal fees, disbursements and other charges will be limited to the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Indemnified Persons taken as a whole, (ii) if necessary, one local counsel in each relevant jurisdiction to the Indemnified Persons taken as a whole and (iii) in the case of any actual or perceived conflict of interest, after notification by the affected person(s) and consultation with the Loan Parties, one additional counsel and, if necessary, one additional local counsel in each relevant jurisdiction to the affected Indemnified Persons taken as a whole), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the Facility or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing (each, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by STORE Capital, the Company, the Borrowers or any of their respective affiliates), in each case except to the extent such loss, claim, damage, liability or expense (x) arises from a dispute that does not involve any action or omission by the Loan Parties or any of the Loan Parties’ affiliates and is solely among the Indemnified Persons (other than any claims against an Indemnified Person in its capacity as an Administrative Agent), (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person or any of its Related Parties acting at the direction of CS Cayman, Citi or their controlled Affiliates (provided that any Related Party not acting at the direction of CS Cayman or Citi, as applicable, so found to have caused the loss due to its bad faith, gross negligence or willful misconduct shall not be an Indemnified Person) or a material breach by such Indemnified Person or any of its Related Parties of its obligations under the Loan Documents or (z) any settlement entered into by such Indemnified Person without the written consent of the applicable Loan Party (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) to reimburse the Administrative Agent, CS Cayman in its capacity as a Lender and Citi in its capacity as a Lender under the Loan Documents from time to time, within thirty (30) days of presentation of a summary statement therefor together with supporting detail and documentation reasonably requested by a Loan Party, for all reasonable and documented out-of-pocket expenses (including, but not limited to, subject to the provisos below, such expenses related to CS Cayman’s and Citi’s due diligence investigation, appraisals, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel); provided that (i) fees, disbursements and other charges of counsel will be limited to the reasonable fees and documented out-of-pocket expenses of Dentons US LLP and, if necessary, of one local counsel in each relevant material jurisdiction and (ii) in the case of any appraisers (other than an Approved Appraisal Firm) and consultants, such expense reimbursement obligations shall be limited solely to appraisers or consultants approved in writing by the applicable Loan Party (such approval not to be unreasonably withheld, conditioned or delayed), in each case, incurred in connection with the Loan and the preparation, negotiation and enforcement of the Loan Documents and any ancillary documents and security arrangements in connection therewith; provided, further, no Loan Party shall be required to reimburse any amounts under this clause (b) in the event the Closing Date does not occur, unless the Company Termination Fee or the Parent Termination Fee (each as defined in the Acquisition Agreement) is required to be paid in connection with the termination of the Acquisition Agreement.

10.14.2 Notwithstanding any other provision of this Agreement, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (whether direct or indirect, in contract or tort or otherwise) in connection with its activities related to the Loan or in connection with this Loan Documents or any transactions contemplated thereby.

10.14.3 Notwithstanding anything herein to the contrary, none of the Credit Parties, the Permitted Holders, any other direct or indirect investors and prospective investors in the Equity Owner or any of their respective affiliates shall be liable for any special, indirect, consequential or punitive damages (whether direct or indirect, in contract or tort or otherwise) arising out of, related to or in connection with, the Loan, this Agreement or the Loan Documents; provided that nothing contained in this sentence shall limit the Loan Parties’ indemnification and reimbursement obligations under the immediately preceding paragraph to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which such Indemnified Person is entitled to indemnification under the Loan Documents.

10.14.4 The parties acknowledge and agree that this Section 10.14 shall survive the resignation or removal of any Lender, the Administrative Agent, the Payment Agent, the Account Bank or the Collateral Agent, or the termination or discharge of this Agreement.

Section 10.15 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.16 Offsets, Counterclaims and Defenses. Any assignee of a Lender’s interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any such Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

Section 10.17 No Joint Venture or Partnership; No Third Party Beneficiaries.

10.17.1 Borrowers, Administrative Agent, Collateral Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Administrative Agent, the Collateral Agent or Lenders nor to grant Administrative Agent, the Collateral Agent or Lenders any interest in the Properties other than that of mortgagee, beneficiary or lender.

10.17.2 This Agreement and the other Loan Documents are solely for the benefit of Administrative Agent, Collateral Agent, Lenders, each Acceptable Counterparty and Credit Parties and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Administrative Agent, Collateral Agent, Lenders, each Acceptable Counterparty and Credit Parties any right to insist upon or to enforce the performance or observance of any of the Obligations. All conditions to the obligations of Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders if, in Lenders’ sole discretion, Lenders deem it advisable or desirable to do so.

Section 10.18 [Reserved].

Section 10.19 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

10.19.1 Each Property Owner acknowledges that each Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Property taken separately. Each Property Owner agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Notes; (ii) an Event of Default under the Notes or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Notes as if a single blanket Lien were placed on all of the Properties as security for the Notes; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

10.19.2 To the fullest extent permitted by Law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrowers, Borrowers’ partners or members and others with interests in Borrowers, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent, Collateral Agent and Lenders under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lenders to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrowers which would require the separate sale of the Properties or require Lenders to exhaust their remedies against any Property or any combination of the Properties before proceeding against any other Property or combination of Properties; and further in the event of such foreclosure Borrowers do hereby expressly consent to and authorize, at the option of Lenders, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.20 Waiver of Counterclaim. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by any Lender or its agents.

Section 10.21 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, each Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of any Lender or any parent, subsidiary or Affiliate of any Lender. Each Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of any Lender of any Equity Interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to any Lender’s exercise of any such rights or remedies. Each Borrower acknowledges that each Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or their Affiliates.

Section 10.22 Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than the Acquisition. Each Borrower hereby agrees to indemnify, defend and hold Administrative Agent and Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Administrative Agent’s and Collateral Agent’s reasonable and documented attorneys’ fees and expenses, to the extent reimbursable pursuant to Section 10.14) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Administrative Agent in connection with the transactions contemplated herein. The provisions of this Section 10.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.23 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written.

Section 10.24 Joint and Several Liability. The parties hereto acknowledge that the defined term “Borrowers” has been defined to collectively include each individual Borrower. It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.3 of this Agreement, that any such breach, occurrence or event with respect to any individual Borrower shall be deemed to be such a breach, occurrence or event with respect to all individual Borrowers and that all individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every individual Borrower. The obligations and liabilities of each individual Borrower shall be joint and several.

Section 10.25 [Reserved].

Section 10.26 Confidentiality.

(a) The Borrowers hereby agree to be bound by the confidentiality provisions set forth in the Facility Fee Letter and in Section 10 of the Commitment Letter, in each case, as if they were an original party thereto, mutatis mutandis.

(b) Each of the Administrative Agent, the Collateral Agent, the Paying Agent and the Lenders agrees to maintain the confidentiality of all nonpublic information with respect to the Credit Parties or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Loan Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, legal counsel, consultants and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility, (ii) to any assignee of or participant in, or any prospective assignee of or participant in, the Loan or any of its rights or obligations under this Agreement, (iii) to any financing source, hedge counterparty or other similar party in connection with financing or risk management activities related to the Loans, (iv) to the extent required by applicable Law or required or requested by such judicial, governmental or regulatory agency and (v) to the extent necessary in connection with the enforcement of any Loan Document and (vi) to any Rating Agencies in connection with the rating of the commercial paper issued by or on behalf of a commercial paper conduit lender, if applicable.

The provisions of this Section 10.26 shall not apply to information that (i) is or hereafter becomes generally available to the public (other than through an unauthorized disclosure by the Borrowers, the Collateral Agent, applicable Lender or the Administrative Agent or any Lender Representative associated with such party in violation of this Section 10.26), (ii) was rightfully known the Collateral Agent, applicable Lender or the Administrative Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement; (iii) becomes available to the Collateral Agent, Lender or the Administrative Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the Collateral Agent, applicable Lender or the Administrative Agent or any Lender Representative; (iv) has been approved for release by written authorization of the Borrowers or any Lender, as applicable; or (v) has been independently developed or acquired by the Collateral Agent, applicable Lender or the Administrative Agent or any Lender Representative without violating this Agreement. The provisions of this Section 10.26 shall not prohibit the Collateral Agent, applicable Lender or the Administrative Agent or any Lender Representative from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.

Section 10.27 No Petition. Each party hereto hereby covenants and agrees that prior to the date that is one (1) year and one (1) day after the last maturing commercial paper note or other indebtedness of a commercial paper conduit lender, if any, is paid in full it will not institute against a commercial paper conduit lender, or join in any institution against a commercial paper conduit lender of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any bankruptcy, insolvency or similar law of any jurisdiction. The agreements set forth in this paragraph and the parties’ respective obligations under this paragraph shall survive the termination of this Agreement.

Section 10.28 Limited Recourse. No commercial paper conduit lender, if any, shall have any obligation to pay any amounts owing under this Agreement unless and until such commercial paper conduit lender has received such amounts pursuant to this Agreement. The parties hereto hereby agree that no amount owing hereunder constituting fees, indemnities or expenses shall constitute a claim (as defined in the Bankruptcy Code or any similar bankruptcy law) against such commercial paper conduit lender, and no commercial paper conduit lender shall be required to pay such amounts, unless such commercial paper conduit lender has received cash pursuant to this Agreement sufficient to pay such amounts, and such amounts are not necessary to pay outstanding indebtedness of such commercial paper conduit lender. The agreements set forth in this Section 10.28 and the parties’ respective obligations under this Section 10.28 shall survive the termination of this Agreement.

Section 10.29 Electronic Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The foregoing also applies to any amendment, extension or renewal of this Agreement and the other Loan Documents.

Section 10.30 Treatment of the Loan as Debt for Tax Purposes. The parties to this Agreement intend to treat the Loan as Indebtedness for all applicable income Tax purposes upon its issuance for U.S. federal income tax purposes. The Borrowers, the Administrative Agent and each Lender, by its acceptance of a Note, agrees to treat each Loan as Indebtedness for all applicable Tax purposes and agrees not to take any position on its books or income Tax returns inconsistent therewith upon its issuance for U.S. federal income tax purposes unless otherwise required by Law in a proceeding of final determination. Each assignee and each participant acquiring an interest in a Loan, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

STORE MASTER FUNDING VIII, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING IX, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XI, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XIII, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XVI, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XVII, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XVIII, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXI, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXII, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXIII, LLC a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXIV, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXV, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXVI, LLC a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

STORE MASTER FUNDING XXVII, LLC a Delaware limited liability company, as a Borrower

By:	/s/ Mary B. Fedewa
Name: Mary B. Fedewa
Title: President and Chief Executive Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Authorized Signatory

By:	/s/ Marcus DiBrito
Name: Marcus DiBrito
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as CS Cayman Lender

By:	/s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Authorized Signatory

By:	/s/ Marcus DiBrito
Name: Marcus DiBrito
Title: Authorized Signatory

CITIBANK, N.A., as Citi Lender

By:	/s/ Alicia L. Mioli
Name: Alicia L. Mioli
Title: Authorized Signatory

Credit Agreement

CITIBANK, N.A., not in its individual capacity but solely as Payment Agent

By:	/s/ James Polcari
Name: James Polcari
Title: Senior Trust Officer

Credit Agreement

Schedule I

BORROWERS

1.	STORE Master Funding VIII, LLC

2.	STORE Master Funding IX, LLC

3.	STORE Master Funding XI, LLC

4.	STORE Master Funding XIII, LLC

5.	STORE Master Funding XVI, LLC

6.	STORE Master Funding XVII, LLC

7.	STORE Master Funding XVIII, LLC

8.	STORE Master Funding XXI, LLC

9.	STORE Master Funding XXII, LLC

10.	STORE Master Funding XXIII, LLC

11.	STORE Master Funding XXIV, LLC

12.	STORE Master Funding XXV, LLC

13.	STORE Master Funding XXVI, LLC

14.	STORE Master Funding XXVII, LLC

Schedule I

Schedule II

[Reserved]

Schedule II

Schedule 3.1(C)

PERFECTION MATTERS

Debtor	Secured Party	State	Collateral

STORE Master Funding VIII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding IX, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XI, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XIII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XVI, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XVII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XVIII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXI, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXIII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXIV, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

EXHIBIT A-1

STORE Master Funding XXV, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXVI, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

STORE Master Funding XXVII, LLC	Credit Suisse AG, Cayman Islands Branch as Administrative Agent	DE	All assets of the Debtor, whether now existing or hereafter arising

EXHIBIT A-2

Exhibit A

Notice of Borrowing

February 1, 2023

Credit Suisse AG, Cayman Islands Branch

11 Madison Avenue

New York, NY 10010

Attention: Securitized Products Finance

Telephone: (212) 325-5384

list.afconduitreports@credit-suisse.com

maura.miraglia@credit-suisse.com

jack.mcswain@credit-suisse.com

jeffrey.traola@credit-suisse.com

Citibank, N.A.

388-390 Greenwich Street

Trading Floor 4

New York, New York 10013

Telephone: (212) 325-5384

alicia.mioli@citi.com

Ladies and Gentlemen:

We refer to that certain Credit Agreement, to be dated on or about February 3, 2023 (the “Credit Agreement”), among THE UNDERSIGNED BORROWERS, (collectively “Borrowers” and each a “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as administrative agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as a Lender (in such capacity, “CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013, as a Lender (“Citi Lender”, and together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as payment agent (in such capacity, the “Payment Agent”). All capitalized terms used herein shall have the same meanings herein as they have in the Credit Agreement.

1.	Pursuant to Section 3.2 of the Credit Agreement, the Borrowers hereby request that the Lenders make the Loan to the Borrowers in an aggregate amount equal to $2,000,000,000.

2.

The Borrowers request that the Loan be made available to the Borrowers on February 3, 2023, and that the proceeds thereof be funded into the account of American Stock Transfer & Trust Company, LLC as follows:

•	[Redacted]

•	[Redacted]

EXHIBIT A-1

3.

The Borrowers hereby represent and certify that, subject to the consummation of the Acquisition on the Closing Date, the Specified Acquisition Agreement Representations will be true and correct (to the extent required by the Limited Conditionality Provision) as of the Closing Date and the Specified Representations will be true and correct in all material respects (or if qualified by materiality or material adverse effect or similar language, in all respects) as of the Closing Date (unless such Specified Representations relate to an earlier date, in which case, such Specified Representations shall have been true and correct in all material respects as of such earlier date) to the extent required by, and subject to the terms of the Limited Conditionality Provision; provided that if any of the Specified Acquisition Agreement Representations or Specified Representations made on the Closing Date are qualified or subject to “material adverse effect” (or similar term or materiality standard), the definition of Company Material Adverse Effect shall apply for the purposes of any such representations and warranties made, or to be made, on or as of the Closing Date.

4.	This Notice of Borrowing is conditioned upon the Acquisition being consummated substantially simultaneously with the borrowing of the Loan on the Closing Date.

[signature pages comment on the following page]

EXHIBIT A-2

STORE MASTER FUNDING VIII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING IX, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XIII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XVI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT A-3

STORE MASTER FUNDING XVII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XVIII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXIII, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT A-4

STORE MASTER FUNDING XXIV, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXV, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXVI, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXVII, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT A-5

Exhibit B

[Reserved]

EXHIBIT B-1

Exhibit C

[RESERVED]

EXHIBIT C-1

Exhibit D

Form of Property Addition Notice

______________________, 20 ____

______________________

______________________

______________________

Ladies and Gentlemen:

We refer to that certain Credit Agreement, dated as of February 3, 2023 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”), among THE BORROWERS SET FORTH ON SCHEDULE I THERETO, (collectively “Borrowers” and each a “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, not in its individual capacity but solely as administrative agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as a Lender (in such capacity, “CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013, as a Lender (in such capacity, “Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as payment agent (the “Payment Agent”). This certificate is delivered to you pursuant to Section 3.3 of the Credit Agreement as notice that we intend to add one or more New Properties to the Collateral as a Financed Property or as an Additional Financed Property as stated on the data tape attached hereto pursuant to the Credit Agreement on or about [________], 20[__]. All capitalized terms used herein shall have the same meanings herein as they have in the Credit Agreement.]

In connection with the addition of the New Property or New Properties, we hereby represent and certify as follows:

(A) The New Property is hereby identified as [_______];

(B) (i) in any case other than during the Post-Closing Readjustment Period, such New Property is an Eligible Property and all conditions precedent set forth in Section 3.3 of the Credit Agreement will be complied with on or prior to the date the New Property will be added to the Collateral, or (ii) during the Post-Closing Readjustment Period, the Company reasonably believes such New Property would constitute an Eligible Property upon completion of the diligence described in Section 2.12(a) and the requirements set forth in Section 3.3 of the Credit Agreement;

EXHIBIT D-1

(C) A data tape is attached hereto, containing the information with respect to the New Property including but not limited to its status as a Financed Property or an Additional Financed Property, Tenant name, Industry Group Name, Tenant Concept, Property name, Property identification, Property address, Appraised Value, if purchased in the past twelve (12) months, the purchase price for the Property, Collateral Value, Capitalization Rate, FCCR, Lease Expiration Date, Allocated Loan Amount, Property type, and operation history, and any additional information that the Administrative Agent requests in its reasonable discretion.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT D-2

Exhibit E

[Reserved]

EXHIBIT E-1

Exhibit F

Form of Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [__], 20[__], is entered into by and between ______________ (the “New Borrower”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, not in its individual capacity but solely as administrative agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of February 3, 2023, among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010, as a Lender (in such capacity, “CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013, as a Lender (in such capacity, “Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as payment agent (in such capacity, the “Payment Agent”) (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Borrower is a [ENTITY] established under the laws of the State of [____] on [_____], 20[__], operates under an [Amended and Restated] [ENTITY AGREEMENT], dated as of [_____], 20[___] (the “New Borrower Agreement”).

The New Borrower and the Administrative Agent hereby agree as follows:

1. The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective as of the date hereof, the New Borrower shall become a party to the Credit Agreement, shall be deemed to be a signatory to the Credit Agreement and shall have all of the rights and obligations of an Borrower as specified in the Credit Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Credit Agreement.

2. In further of the foregoing, the New Borrower hereby grants to the Administrative Agent for the benefit of the Secured Parties, all of such New Borrower’s right, title and interest in and to the Collateral (as defined in the Credit Agreement), whether now owned or existing or hereafter acquired or arising, and wherever located, to secure and as collateral security for all of the Obligations (as defined in the Credit Agreement). For the avoidance of doubt, the term Collateral as used herein shall not include and the New Borrower does not grant any security interest in any Excluded Assets (as defined in the Credit Agreement). In addition, the New Borrower hereby authorizes the Administrative Agent and its counsel to file any financing or continuation statements and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may reasonably determine are necessary to perfect the security interest granted by this Agreement. Such financing statements may describe the collateral in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property as “all assets now existing or hereafter acquired” or “all personal property now existing or hereafter acquired” or words of similar meaning.

EXHIBIT F-1

3. The address of the New Borrower for purposes of Section 9.04(b) of the Property Management Agreement shall be as follows:

[ADDRESS]

Attention:

Facsimile No.

With a copy to

[ADDRESS]

Attention:

Facsimile No.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Borrower and the Administrative Agent have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

[NEW BORROWER]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, not in its individual capacity but solely as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F-2

[COLLATERAL AGENT], not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

With a copy to the Custodian

EXHIBIT F-3

Exhibit G

Form of Note

Up to US$[___]	New York, New York

[____], 20[__]

FOR VALUE RECEIVED, the undersigned, each of (i) STORE Master Funding VIII, LLC, (ii) STORE Master Funding IX, LLC, (iii) STORE Master Funding XI, LLC, (iv) STORE Master Funding XIII, LLC, (v) STORE Master Funding XVI, LLC, (vi) STORE Master Funding XVII, LLC, (vii) STORE Master Funding XVIII, LLC, (viii) STORE Master Funding XXI, LLC, (ix) STORE Master Funding XXII, LLC, (x) STORE Master Funding XXIII, LLC, (xi) STORE Master Funding XXIV, LLC, (xii) STORE Master Funding XXV, LLC, (xiii) STORE Master Funding XXVI, LLC and (xiv) STORE Master Funding XXVII, LLC, each a Delaware limited liability company having its principal place of business at 8501 E. Princess Drive, Suite 190, Scottsdale, Arizona 85255, as maker (and any future Co-Borrowers to be added to the Credit Agreement (as defined below) from time to time pursuant to a Joinder, the “Borrowers”), promises to pay to [______________], as Lender (or its registered assigns), at the office of the Lender set forth in the Credit Agreement, dated as of February 3, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010 (“CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013 (“Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as Payment Agent (the “Payment Agent”), in lawful money of the United States of America and in immediately available funds, the principal amount of up to US$[___], or, if less, such Lender’s pro rata share of the Loan under the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s pro rata share of the Loan at the rates and on the dates specified in the Credit Agreement.

The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s pro rata share of the Loan, each continuation thereof, the interest period for the Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement in respect of the Loan.

This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits and subject to the provisions thereof. Capitalized terms used herein and defined herein have the meanings given them in the Credit Agreement. This Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Credit Agreement.

Upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Credit Agreement. The Borrowers each hereby waive presentment, demand, protest, and notices of any kind to the extent permitted by applicable law.

EXHIBIT G-1

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EXHIBIT G-2

STORE MASTER FUNDING VIII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING IX, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XIII. LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XVI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT G-3

STORE MASTER FUNDING XVII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XVIII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXI, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXII, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXIII, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT G-4

STORE MASTER FUNDING XXIV, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXV, LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXVI, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

STORE MASTER FUNDING XXVII, LLC a Delaware limited liability company, as a Borrower

By:
Name:
Title:

EXHIBIT G-5

Schedule 1 to Note

Outstanding Principal Balance of the Loan	Interest on Outstanding Loan Amount	Payments on Outstanding Loan Amount	Notation by Date

EXHIBIT G-6

Exhibit H

FORM OF SOLVENCY CERTIFICATE

[Date]

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 3.1(h) of that certain [insert description of Credit Agreement (the “Credit Agreement”)]. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                , the [Chief Financial Officer] [Chief Accounting Officer] [specify other officer with equivalent duties] of the Company (after giving effect to the Transactions to occur on the Closing Date), DOES HEREBY CERTIFY, on behalf of the [Company] [Borrowers] and not in any individual or personal capacity (and without personal liability), that as of the date hereof:

1. I have reviewed the Credit Agreement and have made, or have caused to be made, such examinations or investigations as is necessary to enable me to express an informed opinion as to the matters referred to herein. The financial information, projections and assumptions that underlie and form the basis for the certifications made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Company to be fair in light of the circumstances existing at the time made and continue to be fair as of the date hereof.

2. I acknowledge that the Lenders and the Administrative Agent are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3. The sum of the liabilities (including contingent liabilities) of the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis.

4. The present fair saleable value of the assets of the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis, as such liabilities become absolute and mature.

5. The capital of the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the date hereof.

6. the [Company] [Borrowers] and the [Company’s] [Borrower’s] subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believes (nor should they reasonably believe) that they will incur, debts and liabilities including contingent liabilities, current obligations beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise).

EXHIBIT H-1

7. For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

[COMPANY]

By:
Name:
Title:

None

EXHIBIT H-2

EXECUTION VERSION

Exhibit I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 3, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BORROWERS SET FORTH ON SCHEDULE I THERETO, (collectively “Borrowers” and each a “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010 (“CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013 (“Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as Payment Agent (the “Payment Agent”).

Pursuant to the provisions of Section 2.3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-1-1

EXECUTION VERSION

Exhibit I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 3, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE BORROWERS SET FORTH ON SCHEDULE I THERETO, (collectively “Borrowers” and each a “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010 (“CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013 (“Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as Payment Agent (the “Payment Agent”).

Pursuant to the provisions of Section 2.3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-2-1

Exhibit I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 3, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010 (“CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013 (“Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as Payment Agent (the “Payment Agent”).

Pursuant to the provisions of Section 2.3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-3-1

Exhibit I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 3, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at 11 Madison Avenue, New York, New York 10010 (“CS Cayman Lender”), CITIBANK, N.A., having an address at 388-390 Greenwich Street, Trading Floor 4, New York, New York 10013 (“Citi Lender”, together with the CS Cayman Lender, the “Lenders”), and CITIBANK, N.A., as Payment Agent (the “Payment Agent”).

Pursuant to the provisions of Section 2.3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-4-1